EXHIBIT 10.9

EXECUTION VERSION

Dated February 14, 2024

PARTNERS GROUP BDC FINANCE I, LLC
as Borrower

PARTNERS GROUP REVOLVER POOLING BDC, LLC

as Borrower

STATE STREET BANK AND TRUST COMPANY
as Facility Agent

STATE STREET BANK AND TRUST COMPANY
as Collateral Agent

THE FINANCIAL INSTITUTIONS LISTED HEREIN
as Senior Lenders

NATWEST MARKETS PLC
as Arranger and a Lead Bank

STATE STREET BANK AND TRUST COMPANY
as Account Bank, Custodian and Collateral Administrator

and

PARTNERS GROUP LENDING FUND, LLC

as Parent

UP TO USD 175,000,000 FACILITY AGREEMENT

Cadwalader, Wickersham & Taft LLP
650 S. Tryon Street

Charlotte, North Carolina 28202

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EXHIBIT 10.9

TABLE OF CONTENTS

		Page
1	DEFINITIONS AND INTERPRETATION	2
2	THE FACILITY	72
3	PURPOSE	75
4	CONDITIONS OF UTILISATION	75
5	UTILISATION	78
6	OPTIONAL CURRENCIES	80
7	REPAYMENT	81
8	PREPAYMENT AND CANCELLATION	81
9	INTEREST	86
10	INTEREST PERIODS	88
11	CHANGES TO THE CALCULATION OF INTEREST	89
12	FEES	91
13	TAX GROSS UP AND INDEMNITIES	94
14	INCREASED COSTS	99
15	OTHER INDEMNITIES	100
16	MITIGATION BY THE SENIOR LENDERS	103
17	COSTS AND EXPENSES	103
18	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	105
19	REPRESENTATIONS AND WARRANTIES OF THE PARENT	110
20	INFORMATION UNDERTAKINGS	113
21	GENERAL UNDERTAKINGS	119
22	PORTFOLIO UNDERTAKINGS	127
23	SECURITISATION REGULATIONS REQUIREMENTS	129
24	EVENTS OF DEFAULT	132
25	CHANGES TO THE SENIOR LENDERS	139
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EXHIBIT 10.9

26	CHANGES TO THE BORROWER	146
27	ROLE OF THE FACILITY AGENT, THE COLLATERAL AGENT, THE CUSTODIAN AND THE ACCOUNT BANK	146
28	[RESERVED]	164
29	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	164
30	SHARING AMONG THE FINANCE PARTIES	164
31	PARENT TURNOVER OF NON-PERMITTED RECOVERIES	165
32	[RESERVED]	165
33	[RESERVED]	165
34	PAYMENT AND ACCOUNT MECHANICS	166
35	SET-OFF	174
36	NOTICES	175
37	CALCULATIONS AND CERTIFICATES	180
38	PARTIAL INVALIDITY	180
39	REMEDIES AND WAIVERS	180
40	AMENDMENTS AND WAIVERS	181
41	CONFIDENTIAL INFORMATION	183
42	CONFIDENTIALITY OF FUNDING RATES	186
43	DISCLOSURE OF SENIOR LENDER DETAILS BY FACILITY AGENT	188
44	COUNTERPARTS	188
45	INTEGRATION	189
46	THIRD PARTY BENEFICIARIES	189
47	GOVERNING LAW	190
48	ENFORCEMENT	190
49	LIMITED RECOURSE AND NON-PETITION	191
50	CONTRACTUAL RECOGNITION OF BAIL-IN	193
SCHEDULE 1 THE ORIGINAL PARTIES		195

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EXHIBIT 10.9

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EXHIBIT 10.9

THIS FACILITY AGREEMENT (this “Agreement”) is dated February 14, 2024 and made between:

(1)	PARTNERS GROUP BDC FINANCE I, LLC, a Delaware limited liability company (“PG BDC Finance”) and PARTNERS GROUP REVOLVER POOLING BDC, LLC, a Delaware limited liability company (“PG BDC Revolver” and, collectively with PG BDC Finance, the “Borrowers” and each a “Borrower”);

(2)	STATE STREET BANK AND TRUST COMPANY, as facility agent (the “Facility Agent”);

(3)	STATE STREET BANK AND TRUST COMPANY, as the collateral agent for the benefit of the Secured Parties (the “Collateral Agent”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Senior Lenders”);

(5)	NATWEST MARKETS PLC, as arranger (the “Arranger”) and a lead bank (a “Lead Bank”);

(6)	STATE STREET BANK AND TRUST COMPANY, as account bank, custodian and collateral administrator (respectively in such capacities, the “Account Bank”, the “Custodian” and the “Collateral Administrator”); and

(7)	PARTNERS GROUP LENDING FUND, LLC, a Delaware limited liability company, as parent (the “Parent”),

(each a “Party” and together, the “Parties”).

IT IS AGREED as follows:

EXHIBIT 10.9

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Notice” means a notice delivered pursuant to Clause 24.15(b) (Acceleration).

“Account Bank Fees” means the Account Bank’s fee arrangements agreed in accordance with and pursuant to the Account Control Agreement.

“Account Control Agreement” means, collectively, the securities account control agreements, dated on or about the Closing Date, among each Borrower, the Account Bank and the Collateral Agent.

“Accounts” means the Custody Account and the Cash Accounts.

“Accrued Amount” has the meaning given to it in Clause 25.10(a)(i) (Pro rata interest settlement).

“Actual LTV” means the fraction (expressed as a percentage) that is calculated as (a) the Aggregate Outstanding Senior Loan Amount divided by (b) the Aggregate Borrowing Base.

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Adjusted Collateral Balance” means, in respect of a Collateral Obligation, the product of:

(a)	the Collateral Balance of such Collateral Obligation; and

(b)	the Multiplier applicable to such Collateral Obligation.

“Administrative Expenses” means amounts due and payable by the Borrower in the following order of priority:

(a)	on a pro-rata and pari passu basis to the Facility Agent, the Collateral Administrator, the Custodian and the Account Bank pursuant to the Finance Documents including amounts due and payable by way of indemnity;

(b)	on a pro-rata and pari passu basis:

(i)	in respect of the Borrower’s pro rata share of any fees, expenses or indemnity payments in relation to the restructuring of a Collateral Obligation, including but not limited to a steering committee relating thereto (determined, where applicable, with reference to the proportion that the principal amount outstanding of a Collateral Obligation held by the Borrower bears to the aggregate principal amount outstanding of the same Collateral Obligation which is held by all entities in the PG Group); and

(ii)	to third parties in respect of amounts which are payable by the Borrower to such third parties under obligations incurred in the ordinary course of the Borrower’s business and which are not provided for payment elsewhere under paragraph 1.1 of Schedule 6 (Priorities of Payment);

EXHIBIT 10.9

(c)	on a pro rata basis to the payment of any amounts due and payable by the Borrower in respect of procuring compliance with the Securitisation Regulations including, without limitation, amounts payable to the EU/UK Reporting Agent under the EU/UK Reporting Agreement; and

(d)	on a pro rata basis to the payment of any indemnities payable to any person as contemplated in the Finance Documents other than the Senior Lenders and the Arranger and not otherwise provided for above.

“Advance” means an advance made or to be made under the Facility or the principal amount outstanding for the time being of that advance.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent Fee Letter” means a fee letter dated on or about the Closing Date between the Facility Agent and the Borrower.

“Aggregate Borrowing Base” means, as of any date of determination, the aggregate Funding Currency Borrowing Base as of such date of determination in respect of each Funding Currency (in each case converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency).

“Aggregate Outstanding Senior Loan Amount” means the sum of all Funding Currency Senior Loan Amounts (in each case converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency).

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Delayed Drawdown Obligations and Revolving Obligations included in the Portfolio.

“Amortisation Period” means the period from and excluding the Investment Period End Date to and including the Facility Maturity Date.

“Anti-Corruption Laws” means:

(a)	the U.S. Foreign Corrupt Practices Act of 1977, as amended;

(b)	the U.K. Bribery Act 2010, as amended; and

(c)	any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Borrower or its Affiliates is located or doing business.

EXHIBIT 10.9

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which Borrower or its Affiliates is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, as to any person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Approved Valuation Agent” means:

(a)	any of Houlihan Lokey, Inc., Lincoln International LLC, Kroll and Markit; or

(b)	any other valuation agent of international standing as may be agreed by the Lead Bank from time to time.

“Asset Coverage Ratio” means the asset coverage ratio, expressed as a percentage, of (a) the value of total assets of the Parent, less all liabilities and indebtedness of the Parent not represented by Senior Securities (as such term is defined in the Investment Company Act) to (b) the aggregate amount of Senior Securities (as such term is defined in the Investment Company Act) representing indebtedness of the Parent, in each case, as determined pursuant to the Investment Company Act and any orders, declarations, opinions, relief or letters issued by the Securities and Exchange Commission or any other government or regulatory authority.

“Asset Currency” means each Funding Currency, and any additional currency as may be agreed between the Lead Bank and the Borrower from time to time.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“AUP Report” means an agreed upon procedures report with regards to the:

(a)	the accuracy and timeliness of the Portfolio Information delivered during the preceding twelve month period; and

(b)	the correctness of the calculations giving rise to the amounts specified in the Payment Date Reports delivered during the preceding twelve month period.

“Australian Dollar” or “AUD” means the lawful currency of Australia for the time being.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.

EXHIBIT 10.9

“Available Commitment” means, in respect of a Senior Lender, such Senior Lender’s Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Advances; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Advances that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Senior Lender’s Available Commitment.

“Available Interest Proceeds” means, as of any date of determination, the Interest Proceeds available for distribution or, as the context may require, such Interest Proceeds that are denominated in a specific Funding Currency.

“Available Principal Proceeds” means, as of any date of determination, the Principal Proceeds available for distribution or, as the context may require, such Principal Proceeds that are denominated in a specific Funding Currency, in each case taking into account on a pro forma basis any Principal Proceeds necessary to originate or acquire any Collateral Obligations or any Principal Proceeds to be received in respect of a sale of any Collateral Obligations if the related settlement date(s) is expected to occur between a Determination Date and the related Payment Date or Interim Payment Date (as applicable) as identified by the Borrower to the Collateral Administrator prior to such Determination Date.

“Backstop Rate Switch Date” means in relation to a Rate Switch Currency:

(a)	the date (if any) specified as such in the applicable Reference Rate Terms; or

(b)	any other date agreed as such between the Facility Agent, the Majority Senior Lenders and the Borrower in relation to that currency.

“Banking Day” means, in respect of any city, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that city.

“Base Currency” means USD.

“Base Currency Amount” means:

(a)	in relation to any amount denominated in the Base Currency, such amount; and

(b)	in relation to any amount denominated in any other currency:

(i)	if it is in relation to a Utilisation in accordance with Clause 5 (Utilisation), the amount converted into the Base Currency at the FX Conversion Rate:

(A)	two Business Days in advance of the date of the Utilisation for amounts denominated in GBP and EUR;

(B)	three Business Days in advance of the date of the Utilisation for amounts denominated in any other currency; or

EXHIBIT 10.9

(ii)	for any other amount, converted at the FX Conversion Rate.

“BDC Covenant Compliance Start Date” means the date on which the Parent becomes registered as a Business Development Company.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA; (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code; (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“Borrower Compliance Certificate” means a certificate substantially in the form set out in Schedule 19 (Form of Borrower Compliance Certificate).

“Borrower Repeating Representations” means each of the representations and warranties of the Borrower set out in Clause 18 (Representations and Warranties of the Borrower) other than those set out in part (a) of Clause 18.10 (Taxation), Clause 18.12 (Information) and Clause 18.25 (Insolvency).

“Borrower Security Asset” means each asset of the Borrower which from time to time is, or is expressed to be, the subject of the Transaction Security.

“Break Costs” means:

(a)	in respect of a Term Rate Advance, the amount (if any) by which:

(i)	the amount equal to the interest excluding the Margin (which amount shall not be less than zero) which a Senior Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)	the amount which that Senior Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period; and

(b)	in respect of a Compounded Rate Advance, any amount specified as such in the applicable Reference Rate Terms.

EXHIBIT 10.9

“Business Day” means (save to the extent otherwise defined) a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Boston, Zurich and:

(a)	which is a T2 Day; and

(b)	(if a determination is being made with respect to CAD) on which commercial banks and foreign exchange markets settle payments in Toronto;

(c)	in relation to:

(i)	the fixing of an interest rate in relation to a Term Rate Advance;

(ii)	any date for payment or purchase of an amount relating to a Compounded Rate Advance; or

(iii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Advance, or otherwise in relation to the determination of the length of such an Interest Period,

which is an Additional Business Day relating to that Advance or Unpaid Sum.

“Business Development Company” means a “business development company” under the Investment Company Act.

“Calculation Date” means each Determination Date, the date of each Utilisation Request and the date of each notification by the Borrower of its intention to sell any Collateral Obligation.

“Canadian Dollar” or “CAD” means the lawful currency of Canada for the time being. “Cash Accounts” means:

(a)	with respect to PG BDC Finance:

(i)	the account denominated in USD established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR7USD01

(ii)	the account denominated in EUR established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR7EUR01

(iii)	the account denominated in GBP established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR7GBP01

(iv)	the account denominated in CAD established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR7CAD01

(v)	the account denominated in AUD established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR7AUD01

EXHIBIT 10.9

(b)	with respect to PG BDC Revolver:

(i)	the account denominated in USD established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR6USD01

(ii)	the account denominated in EUR established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR6EUR01

(iii)	the account denominated in GBP established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR6GBP01

(iv)	the account denominated in CAD established by the Borrower with the Account Bank with the following account number and IBAN:

Account No.: PGR6CAD01

(v)	the account denominated in AUD established by the Borrower with the Account Bank with the following account number and IBAN:

(vi)	Account No.: PGR6AUD01

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Spread” has the meaning given to that term in the applicable Reference Rate Terms.

“Change of Control” means the occurrence of any of the following events:

(a)	100 per cent. of the shares and equity interests in the Borrower ceasing to be held by the Parent; or

(b)	neither Partners Group (USA) Inc. nor any Qualifying Affiliate of Partners Group Holding AG is the investment advisor to, or otherwise control the investment management and investment policies of, the Parent.

“Clean-up Test A” has the meaning given to that term in Schedule 10 (Sequential Amortisation Tests).

“Clean-up Test B” has the meaning given to that term in Schedule 10 (Sequential Amortisation Tests).

EXHIBIT 10.9

“Closing Date” means February 14, 2024.

“Code” means the US Internal Revenue Code of 1986.

“Collateral Administration Agreement” means the Collateral Administration Agreement, dated on or about the Closing Date, among the Borrower, the Collateral Agent, the Facility Agent and the Collateral Administrator.

“Collateral Agent Expenses” means amounts due and payable by the Borrower to the Collateral Agent in its capacity as such under the Finance Documents or to any Delegates or Receiver (including by way of indemnity).

“Collateral Agent Fee Letter” means a fee letter dated on or about the Closing Date between the Collateral Agent acting through its Agency and Trust business division and the Borrower.

“Collateral Balance” means, in respect of a Collateral Obligation, the principal amount outstanding thereof (excluding any accrued interest but including any capitalised interest or any Performing PIK Interest, subject to a maximum of 5% of the principal amount outstanding of such Collateral Obligation), multiplied by the lesser of 100% and the least of:

(a)	in respect of a Collateral Obligation (other than a Restructured Obligation) purchased by the Borrower in the secondary market, such purchase price (expressed as a percentage of such principal amount outstanding at the time of purchase);

(b)	in respect of a Collateral Obligation originated by the Borrower in the primary market where the aggregate of any related original issue discounts and origination fees exceeds 3% of the original principal amount outstanding of such Collateral Obligation, the original issue or origination price (expressed as a percentage of such original principal amount outstanding);

(c)	in respect of a Restructured Obligation, its Market Value determined on the Calculation Date (expressed as a percentage of such principal amount outstanding as of the Calculation Date);

(d)	in respect of an Impaired Obligation or Defaulted Obligation, 0%;

(e)	in respect of a Collateral Obligation in respect of which a failure to provide the Pre-Funding Information or Post-Funding Information (when required and within the applicable timelines under those definitions (as may be waived or extended by the Lead Bank in its sole discretion)) is continuing, 0%;

(f)	in respect of an Ineligible Obligation, 0%; and

(g)	in respect of any Collateral Obligation not described by the foregoing, 100%.

“Collateral Obligation” means any debt obligation originated or acquired by or on behalf of the Borrower (including in the form of a Participation) from time to time (or, if the context so requires, to be originated or acquired by or on behalf of the Borrower). For the avoidance of doubt, in the case of a Participation, any references in the Finance Documents to the related Obligor, the terms of such Obligor’s obligations or the applicable Underlying Instruments shall be deemed to refer to the Obligor, obligations and Underlying Instruments with respect to the loan related to such participation interest, as applicable.

EXHIBIT 10.9

For the purposes of determination of or testing, as applicable, the following:

(a)	the Portfolio Profile Test Denominator;

(b)	the Portfolio Profile Tests;

(c)	the Senior Loan Tests;

(d)	the Sequential Amortisation Tests;

(e)	the Funding Currency Borrowing Bases; and

(f)	all other tests and criteria applicable to the Portfolio under the Finance Documents at any time:

(i)	any obligation in respect of which the Borrower has entered into a binding commitment to acquire which has not yet settled shall be included for the purposes of such calculation and the Principal Proceeds to be used to acquire such obligation shall be excluded from the calculation as if such origination or acquisition had been completed;

(ii)	save as specified in row number 5 of the table in Schedule 8 (Portfolio Profile Tests), only the drawn portion of a Collateral Obligation shall be taken into account; and

(iii)	any obligation in respect of which the Borrower has entered into a binding commitment to sell which has not yet settled shall not be included for the purposes of such calculation and the Principal Proceeds to be received from the sale of such obligation shall be included in the calculation as if such sale had been completed.

“Collateral Obligation Stated Maturity” means, with respect to any Collateral Obligation, the date specified in its Underlying Instruments as the date on which the final payment or repayment of principal of such obligation is due and payable (to the extent not already paid or repaid in full).

“Collection Period” means:

(a)	with respect to the first Payment Date or, to the extent it occurs prior to the first Payment Date, the Interim Payment Date (as applicable), the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date or Interim Payment Date (as applicable); and

(b)	thereafter, the period from but excluding the Determination Date preceding the previous Payment Date or Interim Payment Date (as applicable) to and including the Determination Date immediately preceding the current Payment Date or Interim Payment Date (as applicable).

EXHIBIT 10.9

“Commitment” means:

(a)	in relation to a Senior Lender, the Base Currency Amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it or assumed by it in accordance with the provisions of Clause 2.2 (Increases) under this Agreement; and

(b)	in relation to any other Senior Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with the provisions of Clause 2.2 (Increases),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Fee” has the meaning given in Clause 12.1(a) (Commitment fee).

“Commitment Increase Date” means, with respect to a Collateral Obligation, any date on which the Borrower increases the amount of its commitment thereunder.

“Competent Authorities” means any competent authorities and regulators for the purposes of either of the Securitisation Regulations.

“Competitor” means a loan-to-own or distressed debt provider which is a direct competitor of Partners Group in lending to, or investing in loans to, middle-market or lower-middle-market companies, or any affiliate of such a competitor; provided that (i) for the purposes of this definition a Competitor shall not include an entity that is a bank or other deposit taking institution provided it is rated at least “A-”; and (ii) any Person set forth on Schedule 18 (Deemed Non-Competitors) shall be deemed not to be a Competitor.

“Compounded Rate Advance” means any Advance or, if applicable, Unpaid Sum which is not a Term Rate Advance.

“Compounded Rate Currency” means any Funding Currency (including a Rate Switch Currency upon the occurrence of a Rate Switch Date) which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Advance.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Advance, the percentage rate per annum which is the aggregate of:

(a)	the Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Rate Switch CAS (if any).

EXHIBIT 10.9

“Compounding Methodology Supplement” means, in relation to the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of Majority Senior Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrower and each Finance Party.

“Confidential Information” means all information relating to the Borrower, the Parent, the Finance Documents, the Facility, any other Finance Party, the Collateral Obligations or the Obligors of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	the Borrower, the Parent, any member of the PG Group or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Borrower, the Parent, any member of the PG Group or any of their respective advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidential Information);

(B)	is identified in writing at the time of delivery as non-confidential by the Borrower, the Parent or any member of the PG Group or any of their respective advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source that, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LSTA Master Confidentiality Agreement or in any other form agreed between the Borrower and the Facility Agent.

EXHIBIT 10.9

“Constitutional Documents” means, the limited liability company agreement or other comparable charter or organisational documents pursuant to which a company or other non-natural person is incorporated, organized or established, as amended.

“Construction Loan” means a loan provided for the sole purposes of supporting real estate construction.

“Controlled Account” has the meaning assigned to such term in the Account Control Agreement.

“Covenant Lite Obligation” means a Collateral Obligation, as determined by the Borrower acting reasonably and in good faith, the Underlying Instruments for which:

(a)	do not contain any financial covenants; or

(b)	do not require the Obligor thereunder to comply with a Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by the Underlying Instruments);

provided that for all purposes such an obligation which either contains a cross default or cross-acceleration provision to or is pari passu with a Related Collateral Obligation shall be deemed not to be a Covenant Lite Obligation.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Advance, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) acting in good faith in accordance with the methodology set out in Schedule 21 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Custody Account” means the custody accounts in the names of each Borrower established with the Custodian with the following account numbers (and including any replacement or successor account): (i) with respect to PG BDC Finance, PGR6 and (ii) with respect to PG BDC Revolver, PGR7.

“Custody Agreement” means an English law governed custody agreement, dated on or prior to the European Covenant Compliance Start Date, in relation to custody assets thereunder, as such agreement may be amended, restated, modified, replaced or otherwise supplemented from time to time.

“Custody Fees” means the Custodian’s fee arrangements agreed in accordance with and pursuant to the Custody Agreement.

“Cyclical Industry” means, each of the following Industries:

Asset Type Code	Asset Type Description
151020	Construction Materials
601010	Equity Real Estate Investment Trusts (REITs)

EXHIBIT 10.9

Asset Type Code	Asset Type Description
601020	Real Estate Management & Development
201030	Construction & Engineering
201020	Building Products
151040	Metals & Mining
101020	Oil, Gas & Consumable Fuels
101010	Energy Equipment & Services
401010	Banks
401020	Thrifts & Mortgage Finance
402010	Diversified Financial Services
402020	Consumer Finance
402030	Capital Markets
402040	Mortgage Real Estate Investment Trusts (REITs)
403010	Insurance
255010	Distributors
255020	Internet & Direct Marketing Retail
255030	Multiline Retail
255040	Specialty Retail
253010	Hotels, Restaurants & Leisure
502020	Entertainment
252020	Leisure Products

“Daily Rate” means the rate specified as such in the applicable Reference Rate Terms.

“Declared Default” means an Event of Default which is continuing and in respect of which the Facility Agent, at the direction of the Majority Senior Lenders, has issued an Acceleration Notice in accordance with Clause 24.15 (Acceleration).

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

EXHIBIT 10.9

“Defaulted Obligation” means a Collateral Obligation in respect of which, as of any date of determination, any one or more of the following applies:

(a)	there has occurred a default with respect to the payment of interest or principal that is continuing for at least 90 days; or

(b)	an Insolvency Event has occurred in respect of an Obligor, and in each case shall continue to be a Defaulted Obligation; provided that if:

(x)	an event causing the Collateral Obligation to be a Defaulted Obligation is cured and following such cure the Collateral Obligation does not become a Defaulted Obligation for two consecutive Collection Periods; or

(y)	the Lead Bank otherwise consents thereto (which consent shall be valid only with respect to such specified event(s) with respect to which such consent is provided),

such Collateral Obligation shall cease to constitute a Defaulted Obligation as a result of such event.

“Defaulting Lender” means any Senior Lender:

(a)	which has failed to make its participation in an Advance available or has notified the Facility Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with Clause 5.4 (Senior Lenders’ participation); or

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Senior Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delayed Drawdown Obligation” means a Collateral Obligation that requires the Borrower to make one or more future advances to the Obligor(s) under its Underlying Instruments; provided that such Collateral Obligation (i) specifies a maximum amount that can be borrowed on one or more borrowing dates and (ii) does not permit the re-borrowing of any amount previously repaid; provided further that any such Collateral Obligation will be a Delayed Drawdown Obligation only until all commitments to make advances to the Obligor(s) expire or are terminated or permanently reduced to zero.

EXHIBIT 10.9

“Delegate” means any delegate, agent, attorney, co-trustee or other appointee appointed by the Collateral Agent.

“Determination Date” means:

(a)	each Scheduled Determination Date; and

(b)	each Interim Determination Date.

provided that if any such date is not a Business Day, the relevant Determination Date shall be deferred to the next day that is a Business Day.

“DIP Loan” means any interest in a loan or financing facility that is acquired directly by way of assignment (a) which is an obligation of a debtor in possession as described in § 1107 of the United States Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to § 1104 of the United States Bankruptcy Code) (a “Debtor”) organised under the laws of the United States or any State therein, (b) which is paying interest and principal on a current basis and (c) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (i) such DIP Loan is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to § 364(c)(2) of the United States Bankruptcy Code; (ii) such DIP Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to § 364(d) of the United States Bankruptcy Code; (iii) such DIP Loan is secured by junior liens on the Debtor’s encumbered assets and such DIP Loan is fully secured based upon a current valuation or appraisal report; or (iv) if the DIP Loan or any portion thereof is unsecured, the repayment of such DIP Loan retains priority over all other administrative expenses pursuant to § 364(c)(1) of the United States Bankruptcy Code.

“Discharged Rights and Obligations” has the meaning given to it in Clause 25.6(c)(i) (Procedure for transfer).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

EXHIBIT 10.9

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollars”, “USD” and “$” mean lawful money of the United States of America.

“Domicile” or “Domiciled” means with respect to a Collateral Obligation and the Obligor(s) thereunder the jurisdiction and the country in which, in the Borrower’s opinion, a substantial portion of such Obligor(s)’ operations are located or from which a substantial portion of its or their revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Borrower to be the source of the majority of revenues, if any, of such Obligor(s)).

“EBITDA” means, in respect of a Collateral Obligation, the trailing 12-month earnings before interest, taxes, depreciation and amortisation of the relevant Obligor(s), determined as the “Adjusted EBITDA”, “EBITDA”, “Proforma EBITDA” or comparable definition specified in the Underlying Instruments or, if no such definition exists, an amount for the Obligor(s) and any parent that is obligated pursuant to the Underlying Instruments for such Collateral Obligation (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortisation for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortisation of intangibles (including, but not limited to, goodwill, financing fees and other capitalised costs), other non-cash charges and organisation costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring or non-cash charges consistent with the applicable compliance statements and financial reporting packages provided by such obligor, and (g) any other item the Lead Bank (in its sole determination) may deem to be appropriate; provided that with respect to any obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such obligor based on annualizing the economic data from the reporting periods actually available.

“Effective Advance Rate” means, as of any date of determination, (a) the aggregate principal amount of all Advances outstanding on such date divided by (b) the aggregate Collateral Balance of all Collateral Obligations on such date.

EXHIBIT 10.9

“Effective Number” shall as of any date of determination be calculated across the Portfolio as of such date of determination as:

where: “ACBi” is the aggregate Adjusted Collateral Balance of the Collateral Obligations of each Obligor (converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency).

“Eligibility Criteria” has the meaning given to that term in Schedule 7 (Eligibility Criteria).

“Eligibility Criteria Test Date” means, in respect of a Collateral Obligation and unless otherwise indicated in the relevant Eligibility Criteria, any of:

(a)	its Investment Date;

(b)	each Restructuring Date that occurs in respect of it; and

(c)	each Commitment Increase Date.

“Eligible Dealer” means each of the following entities or their Affiliates (or any successor thereto): Bank of America Merrill Lynch, Barclays Bank PLC, BNP Paribas, Citibank, N.A., CIBC World Markets Plc, Crédit Agricole Corporate & Investment Bank, Commerzbank AG, Deutsche Bank AG, Goldman Sachs Group, Inc., HSBC Bank PLC, J.P. Morgan Chase Bank, Lloyds TSB Group Plc, Morgan Stanley, Dean Witter, Discover & Co., Natixis, Nomura International PLC, The Royal Bank of Scotland Group PLC, Societe Generale, Wells Fargo Bank NA, UBS Warburg Ltd. and any other independent, internationally recognised third party dealer agreed by the Facility Agent and the Borrower in writing from time to time.

“Eligible Institution” means any Senior Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower and which, in each case, has been approved by the Majority Senior Lenders (acting reasonably) and in respect of which the Facility Agent has completed KYC requirements to its satisfaction.

“Eligible Obligation” means a Collateral Obligation that:

(a)	satisfied the Eligibility Criteria on the most recent Eligibility Criteria Test Date in respect of such Collateral Obligation; or

(b)	has been approved by the Lead Bank, in its sole discretion, provided that, within 30 days of the date on which the Lead Bank notifies the Borrower of such approval, either (i) the related Investment Date occurs; or (ii) the Borrower, the Parent or one of their Affiliates enters into a binding commitment to fund the Collateral Obligation, provided that upon the occurrence of a Material Modification occurring under sub-clauses (b)(i) and/or (b)(iv) of the definition of “Material Modification”, the Lead Bank may in its sole discretion, revoke its approval of any such affected Collateral Obligation prior to the related Investment Date with respect to such Collateral Obligation.

EXHIBIT 10.9

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“English Law Security Deed” means an English law security agreement, dated on or prior to the European Covenant Compliance Start Date, whereby the Borrower grants to the Collateral Agent for the benefit of the Secured Parties a Security Interest over those Controlled Accounts established pursuant to a Custody Agreement, as the same may be amended, restated, modified, replaced or otherwise supplemented from time to time.

“Enterprise Value” means, in respect of a Collateral Obligation, the enterprise value of the Obligor thereof as determined by the Borrower acting reasonably and in good faith; provided that following an EV Revaluation Event:

(a)	the Enterprise Value may be revised following a similar level of diligence applied by the Borrower prior to origination or acquisition; and

(b)	if such Enterprise Value is revised by the Borrower, the Lead Bank may dispute such valuation in good faith and a third party valuation agent shall be selected by the Lead Bank and the Borrower jointly (the fees of any such third party valuation agent being payable by the Borrower) to determine an independent valuation, such valuation to be the Enterprise Value.

“EOD LTV Test” has the meaning given to such term in Schedule 9 (Senior Loan Tests).

“E1ISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“E1ISA Affiliate” means any person that, for purposes of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“E1ISA Event” means:

(a)	that a Reportable Event has occurred with respect to any Plan;

(b)	the institution of any steps by the Borrower or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan;

(c)	the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multiemployer Plan or written notification of or to the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability;

EXHIBIT 10.9

(d)	a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code in connection with any employee benefit plan sponsored or maintained by Borrower;

(e)	the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

(f)	with respect to a Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived;

(g)	the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Plan;

(h)	a determination that a Plan is or is expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA);

(i)	the insolvency of a Multiemployer Plan or written notification that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or

(j)	the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU/UK Reporting Agent” means TMF SFS Management B.V.

“EU/UK Reporting Agreement” means the reporting agreement in relation to the Transparency Requirements entered into on or about the Closing Date between the Borrowers and the EU/UK Reporting Agent.

“EU Credit Rating Agency Regulation” means Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended, varied or substituted from time to time.

“EU Retention Requirement” means the risk retention requirement under Article 6(1) of the EU Securitisation Regulation or any replacement provision included in the EU Securitisation Regulation from time to time.

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by any Competent Authority and an EU regulator.

“EU Transparency Requirements” means the disclosure requirements under Article 7 of the EU Securitisation Regulation or any replacement provision included in the EU Securitisation Regulation from time to time.

“EUR”, “Euro” and € mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

EXHIBIT 10.9

“European Covenant Compliance Start Date” has the meaning assigned to such term in Clause 4.2(l).

“EV Multiple” means, in respect of a Collateral Obligation, the Enterprise Value in respect of such Collateral Obligation divided by the EBITDA in respect of such Collateral Obligation calculated:

(a)	using the Enterprise Value and EBITDA as of the date the Collateral Obligation is included in the Portfolio; or

(b)	if an EV Revaluation Event has occurred in respect of such Collateral Obligation, using the Enterprise Value and EBITDA as of the date of such EV Revaluation Event.

“EV Revaluation Event” means, in respect of a Collateral Obligation, the occurrence of any of the following:

(a)	it becomes a Restructured Obligation;

(b)	the Obligor is subject to a change of control (e.g., a merger);

(c)	the Obligor breaches financial covenants (other than covenants related to leverage multiples); or

(d)	any other event which results in a material increase to the Enterprise Value of the Obligor, as determined by the Lead Bank at the request of the Borrower.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Senior Lenders or the Facility Agent or required to be withheld or deducted from a payment to a Senior Lender or the Facility Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Senior Lender or Facility Agent being organized under the laws of, or having its principal office or, in the case of any Senior Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Senior Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Senior Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Senior Lender acquires such interest in the Advance or Commitment or (ii) such Senior Lender changes its lending office, except in each case to the extent that, pursuant to Clause 13 (Tax gross up and indemnities), amounts with respect to such Taxes were payable either to such Senior Lender’s assignor immediately before such Senior Lender became a party hereto or to such Senior Lender immediately before it changed its lending office, (c) Taxes attributable to such Senior Lender or Facility Agent’s failure to comply with Clause 13.5 (Status of Senior Lenders) and (d) any U.S. federal withholding Taxes imposed under FATCA.

EXHIBIT 10.9

“Expected Currency Shortfall” has the meaning given to such term in Schedule 6 (Priorities of Payment).

“Facility” means the senior loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Agreement” means this Agreement.

“Facility Maturity Date” means the earliest of:

(a)	the date falling 11 years from the Closing Date (or if such date is not a Business Day, the preceding day that is a Business Day) or such other date as may be agreed in writing among the Borrower and the Senior Lenders;

(b)	any date on which the Facility is cancelled in its entirety and required to be repaid in full pursuant to Clause 8.3 (Optional Prepayment); and

(c)	the date on which the Advances are declared accelerated following the occurrence of an Event of Default pursuant to Clause 24.15 (Acceleration).

“Facility Obligor” means, collectively, each Borrower.

“Facility Office” means the office or offices notified by a Senior Lender to the Facility Agent in writing on or before the date it becomes a Senior Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

EXHIBIT 10.9

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Finance Document” means:

(a)	this Agreement;

(b)	each Security Document;

(c)	the Collateral Administration Agreement;

(d)	the Account Control Agreement;

(e)	the Custody Agreement (if any);

(f)	the Product Fee Letter;

(g)	the EU/UK Reporting Agreement; and

(h)	any other document designated as a “Finance Document” by the Facility Agent and the Borrower.

“Finance Party” means each of the Facility Agent, the Arranger, the Lead Bank, the Custodian, the Account Bank, the Collateral Agent, the Collateral Administrator and each Senior Lender.

“Financial Covenant Modification” means, in respect of a Collateral Obligation, any amendment, modification or waiver to the related Underlying Instruments that is not a Material Modification and (a) loosens the threshold for compliance with any financial covenant; (b) increases the allowance for add-backs or adjustments to EBITDA (excluding any forward-looking add-back or adjustment for unrealised savings and/or synergies (whether of costs, revenues or otherwise)); or (c) is the subject of a covenant reset.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	any preference shares;

EXHIBIT 10.9

(e)	any liability in respect of a lease, hire purchase contract or other agreement which would, in accordance with GAAP, be treated as a finance or capital lease;

(f)	receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(g)	any derivative transaction (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to above.

“Financial Stability Board” means the organisation established in April 2009 to coordinate at the international level the work of national financial authorities and international standard setting bodies and to develop and promote the implementation of effective regulatory, supervisory and other financial sector policies, bringing together national authorities responsible for financial stability in significant international financial centres, international financial institutions, sector-specific international groupings of regulators and supervisors, and committees of central bank experts.

“Fixed Rate Collateral Obligation” means a Collateral Obligation that bears a fixed rate of interest.

“Floating Rate Collateral Obligation” means a Collateral Obligation that bears a floating rate of interest.

“Freshwater Industry” means an industry where the Obligor directly supports the following:

(a)	dams that do not conform to the decision-making framework of the WCD Framework; or

(b)	projects located in, or substantially impacting on critical natural habitats where the project significantly degrades or converts them.

“Funding Currency” means each of USD, EUR, GBP, CAD and AUD.

“Funding Currency Borrowing Base” means, in respect of a Funding Currency as of any date of determination, the sum of:

(a)	the aggregate of the Adjusted Collateral Balance of each Collateral Obligation in the Portfolio as at such date of determination denominated in such Funding Currency but excluding any Collateral Obligations (or portions thereof) disregarded from the Portfolio to ensure compliance with such Portfolio Profile Test as provided in Schedule 8 (Portfolio Profile Tests), plus

EXHIBIT 10.9

(b)	the amount standing to the credit of the relevant Principal Ledger as of such date of determination denominated in such Funding Currency.

“Funding Currency Senior Loan Amount” means, in respect of a Funding Currency, the outstanding amount of all Advances denominated in such Funding Currency.

“Funding Rate” means any individual rate notified by a Senior Lender to the Facility Agent pursuant to paragraph (a) of Clause 11.3 (Cost of funds).

“FX Conversion Rate” means:

(a)	for the purposes of any currency conversion to be calculated by the Facility Agent, as of any date of determination in respect of the conversion of an amount of one currency into another currency, the mid spot rate that appeared on the WM/Refinitiv FX Benchmarks (or any successor thereto) (or such other recognised service or publication agreed to by the Lead Bank, the Facility Agent, the Borrower and the Collateral Administrator for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 4:00 p.m. London time on the relevant Business Day; or

(b)	for any other purpose, as of any date of determination in respect of the conversion of an amount of one currency into another currency, the mid spot rate for exchange between such two currencies that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognised service or publication agreed to by the Lead Bank, the Borrower and the Collateral Administrator for purposes of determining currency spot rates in the ordinary course of its business from time to time) at 5:00 p.m. New York City time on the immediately preceding Business Day, provided that the determination of the FX Conversion Rate shall be conclusive absent manifest error.

“GAAP” means, in respect of a jurisdiction, generally accepted accounting principles in such jurisdiction.

“Gambling” means gaming or betting as such terms are defined in the Gambling Act 2005, and excludes licensed lotteries and speculative derivatives transactions regulated under the Financial Services and Markets Act 2000.

“GBP”, “£” or “Sterling” means lawful money of the United Kingdom. “Group A Country” means the United States of America.

“Group A Country Collateral Obligation” means a Collateral Obligation the Obligor or which is Domiciled in a Group A Country.

EXHIBIT 10.9

“Group B Country” means each of Australia, Austria, Belgium, Canada, Denmark, France, Finland, Germany, Ireland, Luxembourg, The Netherlands, Norway, Sweden, Switzerland and the United Kingdom.

“Group B Country Collateral Obligation” means a Collateral Obligation the Obligor or which is Domiciled in a Group B Country.

“Group C Country” means Hong Kong, Singapore and each OECD country other than each Group A Country and each Group B Country.

“Group C Country Collateral Obligation” means a Collateral Obligation the Obligor or which is Domiciled in a Group C Country.

“Hazardous Chemicals/Pesticides” means any substance mentioned by the European Chemicals Agency within the Prior Informed Consent Regulation or any unregulated hazardous chemicals, non-biological pesticides and hazardous wastes, or ozone-depleting substances as covered by the Montreal Protocol on Substances that Deplete the Ozone Layer (1989) or any similar international treaties (such as polychlorinated biphenyl, dichlorodiphenyltrichloroethane, chlorofluorocarbons, halons and asbestos).

“Historic Primary Term Rate” means, in relation to any Term Rate Advance, the most recent applicable Primary Term Rate for a period equal in length to the Interest Period of that Term Rate Advance and which is as of a day which is no more than three Business Days before the Quotation Day.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IDD Request” has the meaning given to it in Clause 34.13(a) (Designation of Interim Payment Date).

“Illegality Event” means the occurrence of any of following events:

(a)	it is or becomes unlawful for the Borrower or the Parent to perform any of its obligations under the Finance Documents or any Security Interest expressed to be created under or pursuant to any Finance Document is or ceases to be effective;

(b)	any obligation or obligations of the Borrower or the Parent are not or cease to be legal, valid, binding or enforceable (except in accordance with its terms); or

(c)	any Finance Document ceases to be in full force and effect or any Security Interest or any subordination created under the Finance Documents is not or ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it to be ineffective (in each case except in accordance with its terms).

EXHIBIT 10.9

“Impaired Obligation” means a Collateral Obligation in respect of which, as of any date of determination, any one or more of the following applies and which is not a Defaulted Obligation:

(a)	there has occurred a default with respect to the payment of interest or principal that is continuing the lesser of (x) any applicable grace period specified in the Underlying Instruments and (y) 30 calendar days;

(b)	an Insolvency Event has occurred in respect of an Obligor;

(c)	a Responsible Officer of the Borrower has knowledge that an Obligor thereunder is in default as to payment of principal and/or interest on another obligation and such has been continuing for five Business Days, but only if:

(i)	such other obligation and the Collateral Obligation are full recourse, secured obligations secured by identical collateral;

(ii)	any security interest securing the other obligation is senior to or pari passu with the security interests securing the Collateral Obligation; and

(iii)	the other obligation is senior to or pari passu with the Collateral Obligation in right of payment;

(d)	there has occurred a material breach of obligations or material misrepresentation under the event of default clause of the Underlying Instruments for such Collateral Obligation and the holders of such Collateral Obligation therefore have the ability to accelerate all or a portion of the principal amount thereof or take any other enforcement action (without giving effect to any waivers thereof) and remains unremedied for a period of 15 days;

(e)	EBITDA of the Obligor is negative (other than in respect of a Recurring Revenue Loan);

(f)	the Borrower determines the Collateral Obligation should be treated as an Impaired Obligation;

(g)	three or more financial covenants have been waived or breached and the aggregate period of such waivers and breaches is not less than the lesser of (i) 12 months; and (ii) three consecutive compliance or testing periods under the Underlying Instruments (for the avoidance of doubt, (x) multiple breaches of the same financial covenant in a given compliance or testing period shall only constitute a single breach for each such compliance or testing period during which such financial covenant is or remains breached and (y) multiple breaches of the same financial covenant in consecutive compliance or testing periods shall constitute a separate breach for each such compliance or testing period), disregarding any breach or waiver that the Borrower determines in good faith to be de minimis or remedied in full promptly after its occurrence;

(h)	a new instance of Material Modification has occurred in respect of a Restructured Obligation;

(i)	the Borrower has failed to comply with Required Reporting for more than the lesser of (i) 180 days and (ii) two consecutive reporting periods, and in each case, such failure is continuing;

(j)	any portion of such Collateral Obligation is not comprised of debt; or

EXHIBIT 10.9

(k)	a Financial Covenant Modification has occurred in respect of a Restructured Obligation,

and in each case shall continue to be an Impaired Obligation; provided that:

(x)	if an event causing the Collateral Obligation to be an Impaired Obligation (other than an event described in paragraph (g) above) is cured within 30 days of the occurrence of such event; or

(y)	if an event causing the Collateral Obligation to be an Impaired Obligation is cured and following such cure the Collateral Obligation does not become an Impaired Obligation for two consecutive Collection Periods, such Collateral Obligation shall cease to constitute an Impaired Obligation as a result of such event.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 14 (Form of Increase Confirmation).

“Increase Senior Lender” has the meaning given to that term in Clause 2.2(a) (Increases).

“Incurrence Covenant” means a covenant by any Obligor to comply with one or more financial covenants only upon the occurrence of certain actions of such Obligor, which may include a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Incurrence Covenant Trigger” means a trigger which will be met upon the breach by any Obligor of an Incurrence Covenant.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Facility Obligor under any Finance Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Industry” means each of the “S&P Industry Classifications” set forth on Schedule 12 (S&P Industry Classification Group List), as such industry classifications shall be updated at the request of the Borrower (with the consent of the Lead Bank, which consent shall not be unreasonably withheld, conditioned or delayed) if Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor or successors thereto, publishes revised industry classifications.

“Ineligible Obligation” means a Collateral Obligation that is not an Eligible Obligation.

“Insolvency Event” means:

(a)	in the case of an Obligor, the occurrence of any insolvency event as defined in the Underlying Instruments of any related Collateral Obligation or any applicable law;

EXHIBIT 10.9

(b)	in respect of any other person, it:

(i)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(ii)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(iii)	makes a general assignment, assignation, trust, arrangement or composition with or for the benefit of its creditors;

(iv)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(v)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (iv) above and:

(A)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(B)	is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof;

(vi)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(vii)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(viii)	has a secured party take possession of all or substantially all its assets or has a distress, execution, diligence, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter;

EXHIBIT 10.9

(ix)	causes or is subject to any event with respect to which it, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (i) to (viii) above; or

(x)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(c)	the commencement of any:

(i)	“insolvency proceedings” as defined in the applicable Underlying Instruments or any applicable law; or

(ii)	the winding-up, liquidation, dissolution or administration of such company or any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or of any jurisdiction in which such company carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, moratorium, arrangement, adjustment, protection or relief of debtors.

“Intra-Period Distribution Conditions” has the meaning given to it in Clause 34.12 (Interest Ledgers).

“Interest Coverage Ratio” means, a ratio that will be calculated on each Determination Date by dividing (a) the amount of Interest Proceeds standing to the credit of the Cash Accounts on such Determination Date by (b) all interest that accrued in respect of Advances plus any amounts payable pursuant to paragraphs (a) to (d) (inclusive) of the Interest Proceeds Priority of Payments, in each case, during the related Collection Period (in each case converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency).

“Interest Coverage Test” has the meaning given to such term in Schedule 9 (Senior Loan Tests).

“Interest Ledger” means each of the following ledgers, each maintained on the Cash Accounts, to which collections relating to interest payments made under the Collateral Obligations denominated in the related Asset Currency are to be credited:

(a)	the ledger denominated in USD maintained by the Borrower on the USD Cash Account (the “USD Interest Ledger”),

(b)	the ledger denominated in EUR maintained by the Borrower on the EUR Cash Account (the “EUR Interest Ledger”),

(c)	the ledger account denominated in GBP maintained by the Borrower on the GBP Cash Account (the “GBP Interest Ledger”);

(d)	the ledger account denominated in CAD maintained by the Borrower on the CAD Cash Account (the “CAD Interest Ledger”); and

(e)	the ledger account denominated in AUD maintained by the Borrower on the AUD Cash Account (the “AUD Interest Ledger”);

EXHIBIT 10.9

and the term “Interest Ledger” with respect to a Funding Currency shall mean the Interest Ledger above denominated in such Funding Currency.

“Interest Period” has the meaning given to such term in Clause 10.1 (Interest Periods).

“Interest Proceeds” has the meaning given to such term in Clause 34.12 (Interest Ledgers).

“Interest Proceeds Priority of Payments” has the meaning given to it in Clause 34.9(a) (Application of Interest Proceeds).

“Interim Determination Date” has the meaning given to it in Clause 34.13(a) (Designation of Interim Payment Date).

“Interim Payment Date” has the meaning given to it in Clause 34.13(a) (Designation of Interim Payment Date).

“Interpolated Historic Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the relevant Primary Term Rate) which results from interpolating on a linear basis between:

(a)	either:

(i)	the most recent applicable Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Term Rate Advance; or

(ii)	if no such Primary Term Rate is available for a period which is less than the Interest Period of that Term Rate Advance, the most recent SOFR for a day which is two US Government Securities Business Days before the Quotation Day; and

(b)	the most recent applicable Primary Term Rate (which is as of a day which is no more than three Business Days before the Quotation Day) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Advance.

“Interpolated Primary Term Rate” means, in relation to any Term Rate Advance, the rate (rounded to the same number of decimal places as the relevant Primary Term Rate) which results from interpolating on a linear basis between:

(a)	either:

(i)	the Primary Term Rate (as of the Quotation Time) for the longest period (for which that Primary Term Rate is available) which is less than the Interest Period of that Term Rate Advance; or

(ii)	if no such Primary Term Rate is available for a period which is less than the Interest Period of that Term Rate Advance, the applicable Overnight Rate (if any) for the Overnight Reference Day; and

EXHIBIT 10.9

(b)	the applicable Primary Term Rate (as of the Quotation Time) for the shortest period (for which that Primary Term Rate is available) which exceeds the Interest Period of that Term Rate Advance.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended from time to time, and the rules promulgated thereunder.

“Investment Date” means, in respect of a Collateral Obligation, the date upon which the Borrower enters into a binding commitment to acquire or originate such Collateral Obligation.

“Investment Period” means the period from and including the Closing Date to and including the Investment Period End Date.

“Investment Period End Date” means the earliest of:

(a)	the Scheduled Investment Period End Date;

(b)	the date on which an Investment Period Termination Notice has been provided to the Borrower pursuant to Clause 5.6 (Termination of Investment Period);

(c)	any date on which the Facility is cancelled in its entirety and required to be repaid in full pursuant to Clause 8.3 (Optional Prepayment); and

(d)	the date on which the Advances are declared (or automatically) accelerated following the occurrence of an Event of Default pursuant to Clause 24.15 (Acceleration).

“Investment Period Termination Notice” has the meaning given to it in Clause 5.6 (Termination of Investment Period).

“Investment Requirements” means the requirements set out in Schedule 15 (Investment Requirements).

“Investor Report” means the quarterly report containing certain information prescribed by Article 7(1)(e) of each of the Securitisation Regulations.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorisations and permits of, and agreements with, any Authority, in each case whether or not having the force of law.

“Lead Bank” means NatWest Markets Plc or any successor appointed subject to and in accordance with Clause 27.12 (Resignation and replacement of the Lead Bank).

EXHIBIT 10.9

“Legal Opinions” means, each delivered to the satisfaction of all Original Senior Lenders (in the sole discretion of each):

(a)	a legal opinion delivered by Dechert LLP, relating to (x) the legal capacity and authority of the Borrower and the Parent and (y) the enforceability and validity as well as security in respect of various New York law governed documents concerning the Borrower and the Parent; and

(b)	a legal opinion delivered by Dechert LLP, relating to the non-consolidation of the Borrower and the Parent as well as other related matters of Delaware and federal bankruptcy law.

“Legal Reservations” means:

(a)	the principle that equitable remedies (or remedies analogous to equitable remedies in the Relevant Jurisdictions) are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by Laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration, fraud, public policy and other Laws generally affecting the rights of creditors;

(b)	the principle that any additional interest or payment of compensation imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(c)	the principle that in certain circumstances any Security Interest expressed to be granted by way of fixed charge may be re-characterised as a floating charge or any Security Interest expressed to be granted by way of assignment may be recharacterised as a charge;

(d)	any other matters which are set out as qualifications, reservations or limitations as to matters of law of general application in the Legal Opinions; or

(e)	similar principles, rights and defences and the application of mandatory provisions under the Laws of any Relevant Jurisdiction.

“Liabilities” means any fees, losses, damages, costs, charges, claims, demands, expenses (including legal fees and expenses), judgements, actions, proceedings, obligations, penalties, assessments or other liabilities whatsoever (including, without limitation, in respect of taxes and all legal fees and expenses incurred in defending or disputing any of the forgoing).

“Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms.

“Low EBITDA Obligor Collateral Obligation” means a Collateral Obligation the EBITDA in respect of which as of the Investment Date is less than $15 million (or the equivalent thereof converted at the FX Conversion Rate if not denominated in the Base Currency).

EXHIBIT 10.9

“LSTA” means the Loan Syndications and Trading Association.

“LTV” means:

(a)	the total secured indebtedness of the related Obligor(s) of any ranking other than as determined by the Borrower, any equity or equity-like rights, instruments or investments:

(i)	which have a final repayment date which is later than the maturity date of the Collateral Obligation; and

(ii)	the creditors under which have no unilateral right to accelerate or are contractually restricted from taking acceleration action pursuant to an intercreditor agreement or subordination agreement minus any Unrestricted Cash, divided by

(b)	the Enterprise Value.

“Maintenance Covenant” means a covenant by any Obligor to comply with one or more financial covenants during each reporting period (but not more frequently than quarterly), whether or not such Obligor has taken any action.

“Major Event of Default” means any of the Event of Defaults set out in Clauses 24.1 (Non-payment), 24.5 (Insolvency Event) and 24.9 (Breach of EOD LTV Test).

“Majority Senior Lenders” means a Senior Lender or Senior Lenders whose Commitments aggregate more than 50% of the Total Commitment (or, if the Total Commitment has been reduced to zero, aggregated more than 50% of the Total Commitment immediately prior to the reduction).

“Manager” means Partners Group (USA) Inc.

“Management Agreement” means the investment advisory agreement dated August 31, 2023 between the Manager, as advisor and the Parent.

“Manager Event of Default” means any one or more of the following:

(a)	the occurrence of any Insolvency Event in respect of the Manager;

(b)	it is or becomes unlawful for the Manager to perform any of its material obligations under the Management Agreement or such document ceases to be effective;

(c)	the Manager is removed by the Parent or resigns under the Management Agreement and such removal or resignation becomes effective without the appointment of a replacement Manager;

EXHIBIT 10.9

(f)	the occurrence of an act by the Manager that constitutes fraud or criminal activity in the performance of its obligations under the Management Agreement or the Manager being convicted of a criminal offence materially related to such business;

(g)	any senior executive officer of the Manager primarily responsible for and directly involved in the performance by the Manager of its obligations under the Management Agreement (in the performance of his or her investment management duties) is convicted of a criminal offence materially related to the business of the Manager and continues to have responsibility for the performance by the Manager under the Management Agreement following such conviction;

(h)	(i) a change of control in respect of the Manager occurs, where following such occurrence Partners Group Holding AG ceases to hold 100 per cent. of the shares and equity interests in the Manager; or (ii) the Manager consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another person and at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee person fails to assume all of the obligations of such party under the Management Agreement, in each case, by operation of law or pursuant to a written agreement satisfactory to the Lead Bank (acting in a commercially reasonable manner); or

(i)	on and after the BDC Covenant Compliance Start Date, the Asset Coverage Ratio fails to be at least 1.5:1 as of the end of any fiscal quarter.

“Margin” means in respect of Advances denominated in:

(a)	USD, 2.85 per cent. per annum;

(b)	EUR, 2.55 per cent. per annum;

(c)	GBP, 2.65 per cent. per annum;

(d)	CAD, 3.15 per cent. per annum; or

(e)	AUD, 3.00 per cent. per annum.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

“Market Value” means, with respect to any Collateral Obligation, the market value determined by the Lead Bank in its sole discretion, acting in good faith and in a commercially reasonable manner, and notified to the Collateral Agent, the Borrower and the Collateral Administrator; provided that:

(a)	if the Borrower, upon notice to the Lead Bank, the Collateral Agent and the Collateral Administrator, disputes the Lead Bank’s determination of the Market Value of any Collateral Obligation within 30 Business Days of receiving written notice of the market value so determined by the Lead Bank, the Market Value of such Collateral Obligation shall be the fair value of such Collateral Obligation as determined by the Approved Valuation Agent (the costs of fees payable to any such Approved Valuation Agent payable by the Borrower) selected by the Borrower; provided further that:

EXHIBIT 10.9

(i)	such Collateral Obligation shall, if required by the Lead Bank, be revalued by such Approved Valuation Agent on a quarterly basis following receipt of all relevant information in the Borrower’s possession (subject to any confidentiality restrictions); and

(ii)	if the Lead Bank requires such Collateral Obligation to be revalued in accordance with paragraph (i) above and such revaluation does not occur immediately prior to each Determination Date:

(A)	if no material event has occurred in respect of such Collateral Obligation, the Market Value of such Collateral Obligation shall be fair value of such Collateral Obligation determined by the Approved Valuation Agent as of the date of the most recent valuation provided by the Approved Valuation Agent; or

(B)	if any material event has occurred in respect of such Collateral Obligation, the Lead Bank shall have the right to determine the Market Value of such Collateral Obligation in its sole discretion, acting in good faith and in a commercially reasonable manner, and the Borrower shall no longer have the right to dispute the Market Value of such Collateral Obligation, provided further that, for the purposes of this paragraph (a)(ii), a material event in respect of any Collateral Obligation shall include, without limitation, a Collateral Obligation that has been the subject of any Restructuring Event or that has become an Impaired Obligation; and

(b)	if the aggregate of the Adjusted Collateral Balances of such Collateral Obligations, whose Market Value is determined based on a valuation from an Approved Valuation Agent, is greater than 20% of the aggregate of the Adjusted Collateral Balances of all Collateral Obligations in the Portfolio, the Lead Bank may redetermine (in its sole discretion, acting in good faith and in a commercially reasonable manner) the Market Value of such Collateral Obligations in respect of any excess greater than 20% of such aggregate.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)	the business and financial condition of the Borrower taken as a whole;

(b)	the ability of the Borrower to perform its payment obligations in respect of this Agreement in any material respect; or

(c)	subject to the Legal Reservations and any Perfection Requirements, the validity or enforceability of the Transaction Security which is materially adverse to the interests of the Senior Lenders and, if capable of remedy, is not remedied within 20 Business Days.

EXHIBIT 10.9

“Material Adverse Event” means an event or circumstance has occurred and is continuing which would reasonably be expected to result in a material adverse effect on:

(a)	the business or financial condition of the Borrower;

(b)	the ability of the Borrower to perform its obligations under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Secured Party under any of the Finance Documents.

“Material Modification” means, in respect of any Collateral Obligation:

(a)	an Obligor thereof makes formal offers to holders of such Collateral Obligation of a new security or obligation or a package of new securities or obligations that, in the Lead Bank’s sole determination, amount to a diminished financial obligation (such as preferred or common stock, or debt with a lower coupon or par amount) of such Obligor, a write-down of principal or an extension of tenor, and the Lead Bank in its sole determination believes, such offer has the apparent purpose of helping such Obligor avoid default;

(b)	any amendment, modification or waiver to the related Underlying Instruments that:

(i)	reduces, delays or forgives any or all of the principal amount due under such Collateral Obligation;

(ii)	waives or delays one or more interest payments interest forbearance or capitalisation of interest in whole or in part;

(iii)	terminates or releases or modifies (in a manner which is materially adverse to the Borrower) all or substantially all of the assets securing such Collateral Obligation (provided that such termination or release is not part of an agreed redemption at par of such Collateral Obligation);

(iv)	modifies in a manner which is materially adverse to the lender any priority of payments (either principal and/or interest) or other subordination provisions; or

(v)	has a material adverse effect on the value of the Collateral Obligation,

provided that any amendment to the rate of interest (other than in connection with a benchmark replacement pursuant to the existing Underlying Instruments, so long as such benchmark replacement requires an adjustment to the related reference rate in order to maintain a comparable rate of interest), repayment date(s), currency of denomination, principal amount or ranking of such Collateral Obligation shall always be deemed to be a “Material Modification”.

EXHIBIT 10.9

“Maximum Advance Rate” means, as of any date of determination, the fraction (expressed as a percentage) calculated as:

(a)	the sum of:

(i)	the Non-RRL Maximum Advance Rate multiplied by the aggregate Adjusted Collateral Balance of the Collateral Obligations in the Portfolio on such date which are not Recurring Revenue Loans; and

(ii)	the RRL Maximum Advance Rate multiplied by the aggregate Adjusted Collateral Balance of Collateral Obligations in the Portfolio on such date which are Recurring Revenue Loans,

divided by

(b)	the aggregate Adjusted Collateral Balance of all Collateral Obligations in the Portfolio on such date,

and, for the purpose of such calculation, the Adjusted Collateral Balance of any Collateral Obligation not denominated in the Base Currency shall be converted into the Base Currency at the FX Conversion Rate.

“Member State” means any member state of the European Union.

“Minimum Diversity Test” has the meaning given to such term in Schedule 9 (Senior Loan Tests).

“Mining and Metals Industry” means an industry where the Obligor directly supports:

(a)	the mining, processing and/or sale of uranium for weapons purposes; or

(b)	the mining or trading of rough diamonds not certified under the Kimberley Process Certification Scheme which provides assurance that diamonds have not been used to finance wars against legitimate governments, historically a particular problem in Africa through “conflict diamonds”.

“Month” means, in relation to an Interest Period for an Advance (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as Business Day Conventions in the applicable Reference Rate Terms.

“Moody’s” means Moody’s Investors Service Ltd. and any successor or successors thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

EXHIBIT 10.9

“Multiplier” means in respect of any Collateral Obligation that is:

(a)	a Senior Secured Loan or a Second Lien Loan, the applicable Non-RRL Multiplier; and

(b)	a Recurring Revenue Loan, the applicable RRL Multiplier.

“Net Debt/EBITDA” means, in respect of a Collateral Obligation, the meaning of “Net Debt/EBITDA”, the ratio of “Net Debt” over “EBITDA”, or other comparable definition(s) in each case specified in the Underlying Instruments or, if no such definition(s) exists, an amount equal to:

(a)	the total secured indebtedness of the related Obligor(s) other than as determined by the Borrower, any equity or equity-like rights, instruments or investments:

(i)	which have a final repayment date which is later than the maturity date of the Collateral Obligation and

(ii)	the creditors under which have no unilateral right to accelerate or are contractually restricted from taking acceleration action pursuant to an intercreditor agreement or subordination agreement minus any Unrestricted Cash;

divided by

(b)	the EBITDA of the related Obligor.

“New Senior Lender” has the meaning given to that term in Clause 25 (Changes to the Senior Lenders).

“Net Leverage Ratio” means, with respect to any Recurring Revenue Loan and the related Obligor and its Affiliates, the ratio obtained by dividing:

(a)	the total indebtedness (including the full drawn but not the undrawn amount of any revolving and delayed draw indebtedness but excluding any such indebtedness which ranks junior to such Collateral Obligation) of the related Obligor on such date, minus the Unrestricted Cash of such Obligor and its Obligor’s Affiliates on such date, by

(b)	“annual recurring revenue” of such Obligor for any period.

“Non-RRL Maximum Advance Rate” means the maximum advance rate specified in the table below that corresponds with the Effective Number as of any date of determination:

Effective Number	Maximum Advance Rate
< 7	0%
< 9	40%
< 11	50%
< 13	60%
≥ 13	65%

EXHIBIT 10.9

“Non-RRL Multiplier” means, in respect of any Collateral Obligation that is:

(a)	a Senior Secured Loan and not a Recurring Revenue Loan, the relevant percentage derived from the table below based on the Net Debt/EBITDA in respect of such Collateral Obligation:

	Multiplier
Net Debt/EBITDA	Collateral Obligations other than Low EBITDA Obligor Collateral Obligations	Low EBITDA Obligor Collateral Obligations
< 5.75x; and	100%	100%
> 5.75x and < 6.25x; and	100%	85%
> 6.25x and < 6.75x; and	85%	70%
> 6.75x and < 7.25x; and	70%	50%
> 7.25x and < 8.00x; and	50%	25%
> 8.00x and < 9.00x; and	25%	0%
> 9.00x	0%	0%

provided that, linear interpolation shall apply between each point in the table above; provided further that if the Net Debt/EBITDA in respect of a Collateral Obligation is greater than or equal to (i) 8.00x in the case of a Low EBITDA Obligor Collateral Obligation or (ii) 9.00x in the case of a Collateral Obligation that is not a Low EBITDA Obligor Collateral Obligation, the Multiplier shall be zero; and

(b)	a Second Lien Loan and not a Recurring Revenue Loan:

(i)	if the Attach of such Second Lien Loan is greater than or equal to 7.00x, 0%; or

(ii)	in any other case, the percentage calculated from the following formula:

where:

“Attach” is equal to (x) the total indebtedness of the relevant Obligor which ranks senior to such Second Lien Loan, minus any Unrestricted Cash divided by (y) the EBITDA in respect of such Collateral Obligation; and

“Detach” is the Net Debt/EBITDA in respect of the Second Lien Loan.

“Non-Sponsored Borrower” means any Obligor(s) designated a “Non-Sponsored Borrower” on the applicable Investment Date by the Borrower in accordance with the internal policies and procedures of the Manager as in effect from time to time.

EXHIBIT 10.9

“Obligor” means, in respect of a Collateral Obligation, a borrower thereunder or issuer thereof or, in either case, a guarantor thereof (as determined by the Borrower).

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

“Official Body” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

“Optional Currency” means any currency, other than a Funding Currency, as agreed between the Borrower and the Lead Bank.

“Original Senior Lender” means a Senior Lender on the Closing Date.

“Originated Collateral Obligation” means a Collateral Obligation:

(a)	in respect of which the Parent itself or through related entities, directly or indirectly, was involved in the original agreement which created the Collateral Obligation; or

(b)	which the Parent has purchased or will purchase for its own account prior to selling or transferring the Collateral Obligation to the Borrower,

in each case, as contemplated by Article 2(3) of the Securitisation Regulations.

“Other Connection Taxes” means, with respect to any Senior Lender or the Facility Agent, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Senior Lender or Facility Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any Advance or Finance Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Finance Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms.

“Overnight Reference Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

EXHIBIT 10.9

“Parent Repeating Representations” means the representations and warranties of the Parent set out in Clause 19 (Representations and Warranties of the Parent) other than Clause 19.12 (Insolvency).

“Participant Register” has the meaning given to that term in Clause 25.3(c) (Other conditions of assignment or transfer).

“Participating Member State” means any Member State that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation” means an interest in a Collateral Obligation taken indirectly by way of sub-participation.

“Party” means a party to this Agreement.

“Payment Date” means:

(a)	the date falling 20 Business Days following each Determination Date;

(b)	a Senior Lender Instructed Repayment Date; and

(c)	the Facility Maturity Date,

provided that if any such date is not a Business Day, the relevant Payment Date shall be deferred to the next day that is a Business Day.

“Payment Date Report” means the report substantially in the form of an excel spreadsheet to be agreed between the Borrower, the Collateral Administrator and the Lead Bank, or any other form agreed from time to time between the aforementioned parties, which shall include, without limitation, the information set out in Schedule 22 (Description of the Payment Date Report).

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Perfection Requirements” means the making or procuring of the necessary or appropriate delivery of customary deliverables under, registrations, filings, endorsements, notarisations, notices, actions, stampings and/or notifications of the Finance Documents and/or the Security Interests created thereunder (including any such action as may be contemplated by any Legal Opinion).

“Performing PIK Interest” means in respect of any PIK Deferral, any capitalised interest that is accrued but unpaid not due to underperformance, which in the sole determination of the Lead Bank, does not constitute PIK Deferral. For the avoidance of doubt, PIK that is underwritten as part of the base case (or similar) or is being used by the Obligor to generate cash for growth or investment shall constitute Performing PIK Interest.

“Permanent Sequential Amortisation Tests” has the meaning given to that term in Schedule 10 (Sequential Amortisation Tests).

EXHIBIT 10.9

“Permitted Distribution” means, on any Business Day (not including a Payment Date or Interim Payment Date), distributions of Interest Proceeds (at the discretion of the Borrower) to the Parent (which may, for the avoidance of doubt, be applied towards the payment of interest or repayment of principal amounts in respect of (x) a subscription-backed facility between the Parent and MUFG Bank Ltd.; or (y) the intercompany loan entered into by the Parent and a PG Affiliate), provided that:

(a)	in respect of the first Permitted Distribution only, which shall occur on or promptly following the first Utilisation Date and which may also include Principal Proceeds:

(i)	amounts may be distributed pursuant to this definition only so long as the following conditions are satisfied;

(A)	any amounts that will remain on deposit in the Cash Accounts (after giving effect to such distribution) together with any amounts due to be received on the Collateral Obligations prior to the next succeeding Payment Date will be sufficient to make all required payments pursuant to clauses (a) through (j) of the Interest Proceeds Priorities of Payment and clauses (a) through (d) of the Principal Proceeds Priorities of Payment on the next succeeding Payment Date (as certified by the Borrower via evidence to the satisfaction of the Lead Bank), including calculations of the cash remaining on deposit in the relevant accounts;

(B)	no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and the Sequential Amortisation Tests are satisfied both prior and after giving effect to such Permitted Distribution; and

(C)	the Borrower gives at least two Business Days’ prior written notice thereof to the Lead Bank (which may be by way of email); or

(ii)	the Lead Bank has consented (which may be by way of email) to such distribution; and

(b)	in respect of any other Permitted Distribution, amounts may be distributed pursuant to this definition only so long as:

(i)	the following conditions are satisfied:

(A)	any amounts that will remain on deposit in the Cash Accounts (after giving effect to such distribution) together with any amounts due to be received on the Collateral Obligations prior to the next succeeding Payment Date will be sufficient to make all required payments pursuant to clauses (a) through (j) of the Interest Proceeds Priorities of Payment and clauses (a) through (d) of the Principal Proceeds Priorities of Payment on the next succeeding Payment Date (as certified by the Borrower via evidence to the satisfaction of the Lead Bank), including calculations of the cash remaining on deposit in the relevant accounts;

EXHIBIT 10.9

(B)	no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and the Sequential Amortisation Tests are satisfied both prior and after giving effect to such Permitted Distribution; and

(C)	the Borrower gives at least two Business Days’ prior written notice thereof to the Lead Bank (which may be by way of email); and

(ii)	such Permitted Distribution may only occur on two occasions in aggregate with any distributions made on any Interim Payment Date in any calendar year (or as otherwise agreed between the Lead Bank and the Borrower); or

(c)	the Lead Bank has consented (which may be by way of email) to such distribution.

“Permitted Indebtedness” means:

(a)	the Advances;

(b)	any debt related to the entry by the Borrower into any FX hedging transactions relating to the Collateral Obligations; and

(c)	any other indebtedness contemplated under the Finance Documents or the Borrower’s Constitutional Documents (or as otherwise agreed between the Borrower and the Lead Bank).

“Permitted RIC Distribution” means distributions on any Payment Date from Partners Group BDC Finance I, LLC to the Parent (from the Cash Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal and state income and excise taxes payable by the Parent (or pay taxes on undistributed income and gain) in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that Partners Group BDC Finance I, LLC would have been required to distribute to the Parent to: (i) allow Partners Group BDC Finance I, LLC to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year Partners Group BDC Finance I, LLC’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero Partners Group BDC Finance I, LLC’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that Partners Group BDC Finance I, LLC had qualified to be taxed as a regulated investment company under the Code.

EXHIBIT 10.9

“Permitted Security Interests” means any of the following:

(a)	any Security Interest arising by operation of law and in the ordinary course of business;

(b)	rights of set-off or netting or cash pooling or balance transfer arrangements or charges arising by operation of law or contract pursuant to clearing bank, overdraft or similar facilities with account banks;

(c)	any payment or close out netting or set-off arrangement pursuant to any derivatives or treasury transaction or foreign exchange transaction;

(d)	any Security Interest arising by operation of law in favour of any taxation or any government authority or organisation in respect of taxes, assessments or governmental charges which are not yet due or the liability in respect of which is being contested in good faith by appropriate proceedings;

(e)	any lien arising under the general terms of banks or custodians or clearing systems arising in the ordinary course of business or by operation of law; and

(f)	the Transaction Security.

“Permitted Transferee” means each Person set forth in Schedule 19 (Permitted Transferees).

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, Official Body, firm, consortium or any other entity (whether or not having separate legal personality).

“PG” means those companies, partnerships or entities acting as advisers, consultants or managers in relation to one or more private equity, debt or other funds or products under the overall business name of Partners Group or any successor name.

“PG Affiliate” means any company, partnership or entity controlled directly or indirectly by the partners of PG from time to time.

“PG Group” means each PG Affiliate.

“PIK Deferral” means the deferral of the payment of all or part of the interest thereon, including, without limitation, by way of capitalising interest thereon but excluding current cash interest.

“PIK Obligation” means a debt obligation, the terms of which require a PIK Deferral.

“PIK Toggle Obligation” means a debt obligation that permits, at the option of the relevant Obligor, a PIK Deferral.

EXHIBIT 10.9

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has or could have any obligation or liability, contingent or otherwise.

“Pledge Agreement” means, collectively, the share pledge agreements in respect of all of the shares in each Borrower entered into on or around the Closing Date and made between the Parent as pledgor, the Collateral Agent as pledgee and each Borrower as company.

“Portfolio” means, as of any date of determination, the Collateral Obligations owned by the Borrower as of such date of determination as adjusted in accordance with the provisions of Schedule 8 (Portfolio Profile Tests).

“Portfolio Information” means the information set out in Schedule 16 (Portfolio Information).

“Portfolio Monitoring Report” means a report provided by the Borrower to the Facility Agent substantially in the form and format agreed between the Borrower, the Facility Agent and the Lead Bank from time to time.

“Portfolio Profile Test Denominator” means the aggregate of the Adjusted Collateral Balances of each Collateral Obligation in the Portfolio and the amounts standing to the credit of the Principal Ledgers (in each case converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency), provided that, (i) during the period from (and including) the Closing Date to (and excluding) the date falling 12 calendar months from the Closing Date, the limits applicable to Portfolio Profile Tests (8) to (10) (inclusive), (14), (15), (17) and (18) shall not be applicable; and (ii) during the Investment Period only, the limits applicable to Portfolio Profile Tests (4) and (16) shall not be applicable.

“Portfolio Profile Tests” has the meaning given to that term in Schedule 8 (Portfolio Profile Tests).

“Portfolio Report” the quarterly portfolio level disclosure required pursuant to Article 7(1)(a) of each of the Securitisation Regulations.

“Post-Default Priority of Payments” has the meaning given to it in Clause 34.9(c) (Post-Default Priority of Payments).

“Post-Funding Information” has the meaning given to such term in Schedule 16 (Portfolio Information).

“Pre-Funding Information” has the meaning given to such term in Schedule 16 (Portfolio Information).

“Prepayment Fee” has the meaning given to it in Clause 12.3 (Prepayment fee).

“Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms.

EXHIBIT 10.9

“Principal Ledger” means each of the following ledgers, each maintained on the Cash Accounts, to which collections relating to interest payments made under the Collateral Obligations denominated in the related Funding Currency are to be credited:

(a)	the ledger denominated in USD maintained by the Borrower on the USD Cash Account (the “USD Principal Ledger”),

(b)	the ledger denominated in EUR maintained by the Borrower on the EUR Cash Account (the “EUR Principal Ledger”),

(c)	the ledger account denominated in GBP maintained by the Borrower on the GBP Cash Account (the “GBP Principal Ledger”);

(d)	the ledger account denominated in CAD maintained by the Borrower on the CAD Cash Account (the “CAD Principal Ledger”); and

(e)	the ledger account denominated in AUD maintained by the Borrower on the AUD Cash Account (the “AUD Principal Ledger”);

and the term “Principal Ledger” with respect to a Funding Currency shall mean the Principal Ledger above denominated in such Funding Currency.

“Principal Proceeds” has the meaning given to such term in Clause 34.11 (Principal Ledgers).

“Principal Proceeds Priority of Payments” has the meaning given to it in Clause 34.9(b) (Application of Principal Proceeds).

“Priorities of Payment” means:

(a)	if no Event of Default has occurred and is continuing:

(i)	in the case of Available Interest Proceeds, the Interest Proceeds Priority of Payments; and

(ii)	in the case of Available Principal Proceeds, the Principal Proceeds Priority of Payments; and

(b)	if an Event of Default has occurred and is continuing, the Post-Default Priority of Payments.

“Product Fee” has the meaning given in Clause 12.2 (Product fee).

“Product Fee Letter” means a fee letter dated the Closing Date between the Arranger and the Borrower.

“Prohibited Defence Industry” means an industry directly connected (including production and trade) with controversial weapons (anti-personnel landmines, cluster munitions, nuclear/atomic, biological and chemical weapons or depleted uranium munitions).

EXHIBIT 10.9

“Prohibited Industry” means, with respect to any Collateral Obligation:

(a)	a Prohibited Defence Industry;

(b)	assault weapons or firearms manufacturing;

(c)	the pornography or adult entertainment industry;

(d)	the production, trade or use of drift nets over 2.5 kilometres in length;

(e)	the production of asbestos fibres;

(f)	the trade in any plant or animal species or products governed by the Convention on International Trade in Endangered Species of Wild Fauna or Flora (“CITES”) which are not authorized by a CITES permit;

(g)	activities mainly related to tobacco;

(h)	a Freshwater Industry or Mining and Metals Industry;

(i)	pay-day lending;

(j)	activities mainly related to marijuana related business;

(k)	crypto currency industry; and

(l)	online gaming/gambling.

“Prohibited Obligor” means any Obligor that:

(a)	generates more than 1 per cent. of revenues from:

(i)	sale or extraction of thermal coal or coal based power generation;

(ii)	sale or extraction of oil sands; or

(iii)	extraction of oil and gas from unconventional sources (including Artic drilling, shale oil and shale gas (or other fracking activities));

(b)	generates more than 10 per cent. of revenues from processing, refining, transmitting (pipeline or transportation of fossil fuel) or selling of fossil fuels, or utilities that burn and generate electricity from fossil fuels;

(c)	plans to expand coal power generation capacity by more than 300 MW in the medium run;

(d)	derives 10 per cent. or more of their production from fields located in the arctic as defined by the Arctic Monitoring & Assessment Program (AMAP) or that produces more than 5 per cent. of the total arctic production (excluding Norwegian operations);

(e)	directly or indirectly through majority-owned subsidiaries derives any revenue from the development, production, maintenance, trade in or stockpiling of weapons of mass destruction, including biological and chemical weapons, anti-personnel land mines, cluster munitions as defined in the Biological and Toxin Weapons Convention of 1972, the Chemical Weapons Convention of 1993, the Anti-personnel Landmines Convention of 1997, the Convention on Cluster Munitions of 2010 and Council Regulation (EU) 2018/1542, depleted uranium, nuclear weapons (including any activities in breach of the Treaty on the Non-Proliferation of Nuclear Weapons), radiological weapons and white phosphorus;

EXHIBIT 10.9

(f)	derives any revenue from the trade in:

(i)	ozone depleting substances; or

(ii)	endangered or protected wildlife;

(g)	generates any revenues from the production of or trade in pornography or prostitution;

(h)	directly or indirectly through majority-owned subsidiaries generates more than 5 per cent. of revenues from the sale or manufacture of tobacco or tobacco products, including cigarettes and/or e-cigarettes, or any obligor that is classified as “tobacco” by S&P & GICs;

(i)	(i) derives any revenue directly from online and offline Gambling; or (ii) primarily generates more than 0 per cent. of its revenue from payday lending;

(j)	derives any revenue from the production or trade of illegal drugs or narcotics, including recreational cannabis;

(k)	directly or indirectly through majority-owned subsidiaries derives any revenue from opioid drug manufacturing and distribution (excluding pharmaceutical companies where such group derives less than 35 per cent. of its revenues from the relevant business, trade, or production (as applicable));

(l)	derives any revenue from the production of alcohol;

(m)	generates more than 10 per cent. of revenues from sale or production of civilian firearms;

(n)	(i) derives more than 5 per cent. of its revenue from non-sustainable palm oil production or marketing from non-certified palm oil production whether directly or indirectly through majority-owned (50%) subsidiaries or which owns over 30.000ha of palm oil plantations that does not have the Certified Sustainable Palm Oil (CSPO) label, (ii) has unresolved land rights conflicts, are unable to prove the legality of their operations or has not undertaken social and environmental impact assessments, in each case in relation with palm oil production;

(o)	derives more than 25 per cent. of its revenue from speculative transactions of soft commodities (such as wheat, rice, meat, soy, sugar, dairy, fish, and corn) provided that transactions from companies for which the main business is the production/trading of such commodities are not considered as speculative; or

EXHIBIT 10.9

(p)	derives 25 per cent. or more of their revenues from the production, use, storage, trade, or ensure the maintenance, transport, and financing of banned Hazardous Chemicals/Pesticides or components specifically designed for those types of products, provided that any business that does business with or provides support services to such company, including, without limitation, payment platforms, web hosting services, transport services and/or general retail, shall not constitute a Prohibited Obligor, unless its sole business function is to provide support services to such company. Furthermore, any business that is only engaged in the production and/or sale of computer technology, communications equipment, software, medical supplies, vaccines or similar items or any other product or component that is potentially suitable for use with respect to a Prohibited Obligor will not constitute a Prohibited Obligor.

“Project Finance Loan” means a loan obligation under which the Obligor is obliged to make payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of payments) on revenues arising from infrastructure assets, including, without limitation:

(a)	the sale of products, such as electricity, water, gas or oil, generated by one or more infrastructure assets in the utility industry by a special purpose entity; and

(b)	fees charged in respect of one or more highways, bridges, tunnels, pipelines or other infrastructure assets by a special purpose entity, in each case, the sole activity of such special purpose entity is the ownership and/or management of such asset or assets and the acquisition and/or development of such asset by the special purpose entity was effected primarily with the proceeds of debt financing made available to it on a limited recourse basis.

“Published Rate” means:

(a)	an Overnight Rate;

(b)	the Primary Term Rate for any Quoted Tenor; or

(c)	an RFR.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Lead Bank (acting on the instruction of the Majority Senior Lenders), materially changed;

( )

(i)	(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent,

EXHIBIT 10.9

provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the supervisor of the administrator of that Published Rate makes a public announcement or publishes information stating that such Published Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(v)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Facility Agent (acting on the instruction of the Majority Senior Lenders)) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than 30 days; or

(d)	in the opinion of the Lead Bank (acting on the instruction of the Majority Senior Lenders), that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under the Finance Documents.

“Purchased Accrued Interest” means all payments of interest and proceeds of sale received in relation to any Collateral Obligation, in each case, to the extent that such amounts represent accrued interest in respect of such Collateral Obligation, which was purchased at the time of acquisition thereof with Principal Proceeds.

“Qualifying Affiliate” means an Affiliate of the Manager that the Parent certifies to the Facility Agent (a) has the ability to professionally and competently perform duties similar to those imposed on the Manager hereunder, (b) is legally qualified and has the capacity to act as the manager hereunder and (c) has adequate capital to meet its expected indemnification obligations.

EXHIBIT 10.9

“Qualified Purchaser” has the meaning given in Clause 25.3(h) (Other conditions of assignment or transfer).

“Quotation Day” means the day specified as such in the applicable Reference Rate Terms.

“Quotation Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Quoted Tenor” means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Rate Switch CAS” means, in relation to any Advance in a Rate Switch Currency which is or becomes a “Compounded Rate Advance” pursuant to Clause 9.6 (Rate switch), any rate which is either:

(a)	specified as such in the applicable Reference Rate Terms; or

(b)	determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology specified in the applicable Reference Rate Terms.

“Rate Switch Currency” means a Term Rate Currency:

(a)	which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

(b)	for which there are Reference Rate Terms applicable to Compounded Rate Advances.

“Rate Switch Date” means:

(a)	in relation to a Rate Switch Currency, the earlier of:

(i)	the applicable Backstop Rate Switch Date; and

(ii)	any applicable Rate Switch Trigger Event Date,

for that Rate Switch Currency; or

(b)	in relation to a Rate Switch Currency which:

(i)	becomes a Rate Switch Currency after the date of this Agreement; and

(ii)	for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms,

that date.

EXHIBIT 10.9

“Rate Switch Trigger Event” means:

(a)	in relation to any Rate Switch Currency and the Published Rate applicable to Advances in that Rate Switch Currency:

(i)	(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate for that Quoted Tenor;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or

(iv)	the administrator of that Published Rate or its supervisor publicly announces that that Published Rate for any Quoted Tenor may no longer be used; and

(b)	the supervisor of the administrator of that Published Rate publicly announces or publishes information stating that that Published Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor).

“Rate Switch Trigger Event Date” means, in relation to a Rate Switch Currency:

(a)	in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of Rate Switch Trigger Event, the date on which the relevant Published Rate ceases to be published or otherwise becomes unavailable;

(b)	in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of Rate Switch Trigger Event, the date on which the relevant Published Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable;

(c)	in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (b) of the definition of Rate Switch Trigger Event, the date on which the relevant Published Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Published Rate); and

EXHIBIT 10.9

(d)	in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (c) of the definition of Rate Switch Trigger Event, the date of the first Payment Date or Interim Payment Date (as applicable) to occur after the increase in Total Commitment.

“Rating Agency” means any credit rating agency that has been registered or certified in accordance with the EU Credit Rating Agency Regulation or the UK Credit Rating Agency Regulation.

“Receiver” means a receiver or receiver and manager or administrative receiver of the or any part of the Borrower Security Assets.

“Recurring Revenue” means, with respect to any Recurring Revenue Loan and the related Obligor for the Relevant Test Period, either (a) the meaning of “Recurring Revenue” or comparable term set forth in the Underlying Instruments for such Recurring Revenue Loan, or (b) in the case of any Recurring Revenue Loan with respect to which the Underlying Instruments do not include a definition of “Recurring Revenue” or comparable term, the amount of revenues of such Obligor in respect of perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams, as calculated by the Borrower in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments.

“Recurring Revenue Loan” means any Senior Secured Loan issued by an Obligor (i) that provides software and technology services, healthcare information technology, or digital infrastructure and services, (ii) under which the financial covenant is calculated on the basis of “annual recurring revenue” for a stated period rather than EBITDA, (iii) that does not include and would not customarily be expected to include, in the underlying instrument, (at the time of origination) a financial covenant measuring total debt to EBITDA, total debt to EBIT or a similar multiple of total debt to operating cash flow of the Obligor; (iv) that is not subordinate to a working capital loan; and (v) that is scheduled to replace the financial covenants with traditional cash flow leverage lending covenants (i.e. total leverage, senior leverage and interest coverage) no later than the 3 year anniversary of the date on which the Borrower or the Parent acquired such Senior Secured Loan.

“Redenomination Distribution Test” means, in respect of each Funding Currency, the test which is satisfied if the Redenomination Ratio is greater than or equal to 90%.

“Redenomination Ratio” means, in respect of each Funding Currency, as of any date of determination, the fraction (expressed as a percentage) that is calculated as:

(a)	the Funding Currency Borrowing Base in respect of such Funding Currency divided by Aggregate Borrowing Base; divided by

(b)	the Funding Currency Senior Loan Amount in respect of such Funding Currency divided by the Aggregate Outstanding Senior Loan Amount.

EXHIBIT 10.9

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Borrower and the Lead Bank (acting on the instructions of the Majority Senior Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Borrower and each Finance Party. “Reference Rate Terms” means, in relation to:

(a)	a currency;

(b)	an Advance or an Unpaid Sum in that currency;

(c)	an Interest Period for that Advance or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such an Advance or Unpaid Sum,

the terms set out for that currency in Schedule 20 (Reference Rate Terms) or in any Reference Rate Supplement.

“Related Collateral Obligation” means, with respect to any Collateral Obligation, another Collateral Obligation of the applicable Obligor:

(a)	that requires the Obligor to comply with a Maintenance Covenant (which Maintenance Covenant may require compliance only if such facility is drawn or is drawn above a threshold amount); and

(b)	with respect to which either (i) the Borrower holds an interest in a proportion at least equal to the proportion of such Collateral Obligation or (ii) the Borrower and/or other PG Affiliates collectively have the ability to accelerate such Collateral Obligation following a breach (and expiration of applicable cure periods) of such Maintenance Covenant.

“Related Security” means, in respect of a Collateral Obligation, any Security Interest or guarantee granted in favour of holder or lender in respect of the payment obligations of the Obligor(s) under such Collateral Obligation.

“Relevant Jurisdiction” means with respect to a Party:

(a)	its jurisdiction of incorporation;

EXHIBIT 10.9

(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document under which such Party grants Transaction Security is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any Security Document referred to in clause (b) above.

“Relevant Market” means the market specified as such in the applicable Reference Rate Terms.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Recipient” means each of the following:

(a)	the Lead Bank;

(b)	the Senior Lenders;

(c)	a potential Senior Lender which has entered into a confidentiality agreement with the Borrower and the Parent; and

(d)	the Competent Authorities.

“Relevant Test Period” means, with respect to any Recurring Revenue Loan, the relevant test period for such Recurring Revenue Loan in the applicable Underlying Instrument or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters (or, solely with respect to Obligors that report monthly, each of the last twelve monthly periods) of the principal Obligor on such Recurring Revenue Loan; provided that, with respect to any Recurring Revenue Loan for which the relevant test period is not provided for in the applicable Underlying Instrument, if an Obligor is a newly formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Repeating Representations” means the Borrower Repeating Representations and the Parent Repeating Representations.

“Replacement Lender” has the meaning given to it in Clause 8.6(a) (Replacement of a Defaulting Lender).

EXHIBIT 10.9

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Lead Bank (acting on the instruction of the Majority Senior Lenders), generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Published Rate;

(c)	in the opinion of the Lead Bank (acting on the instruction of the Majority Senior Lenders), an appropriate successor to that Published Rate; or

(d)	as may be otherwise agreed by the Borrower and the Lead Bank (acting on the instruction of the Majority Senior Lenders).

“Reportable Event” means a reportable event as defined in Section 4043(c) of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reporting Website” means https://my.statestreet.com or such other website as may be notified in writing by the Borrower to the Lead Bank, the Senior Lenders and the Collateral Agent.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee, custodian or service provider.

“Required Reporting” has the meaning given to such term in Schedule 16 (Portfolio Information).

“Responsible Officer” means with respect to any person, any manager, director or officer or any other person who is:

(a)	authorised to act for such person; and

(b)	has direct responsibility for the administration of this Agreement or other Finance Document.

EXHIBIT 10.9

“Restructured Obligation” means a Collateral Obligation that:

(a)	has been the subject of a Restructuring Event; and

(b)	is not an Ineligible Obligation, a Defaulted Obligation or an Impaired Obligation.

“Restructuring Event” means:

(a)	a Collateral Obligation (other than a Recurring Revenue Loan) that, since its Investment Date, has been the subject of:

(i)	a Material Modification; or

(ii)	a Financial Covenant Modification on one occasion only; or

(iii)	a waiver of a covenant breach up to a maximum of two times; or

(b)	a Recurring Revenue Loan that, since its Investment Date, has been the subject of:

(i)	a Material Modification; or,

(ii)	a Financial Covenant Modification on one occasion only; or

(iii)	a waiver of a covenant breach up to a maximum of two times; or

(iv)	its “annual recurring revenue” has decreased by more than 25%; or

(v)	its Net Leverage Ratio has increased by more than 1x its “annual recurring revenue”.

“Restructuring Date” means, in respect of a Restructured Obligation, the date on which the relevant Material Modification becomes binding on the holders of the original Collateral Obligation.

“Retention Breach” means a breach by the Parent of any of its obligations under Clause 23.1 (Retention Requirements).

“Retention Requirements” means the EU Retention Requirement and the UK Retention Requirement.

“Revenue Retention Ratio” means with respect to any Recurring Revenue Loan for any Relevant Test Period measured at the end of each fiscal quarter, either (a) the meaning of “Revenue Retention Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Recurring Revenue Loan with respect to which the related Underlying Instruments do not include a definition of “Revenue Retention Ratio” or comparable definition, the ratio of (i) total revenue of the applicable Obligor as of the last day of the most recently ended Relevant Test Period multiplied by four (4) to (ii) total revenue of such Obligor as of last day of the Relevant Test Period prior to the most recently ended Relevant Test Period multiplied by four (4), as most recently calculated by the Obligor pursuant to the Underlying Instruments or by the Borrower or Servicer in good faith on a pro forma basis in a commercially reasonable manner.

EXHIBIT 10.9

“Revolving Obligation” means any debt obligation (other than a Delayed Drawdown Obligation) (including, without limitation, revolving loans, funded and unfunded positions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that pursuant to the terms of its Underlying Instruments may require one or more future advances to be made and may be repaid and redrawn; but any such debt obligation will be a Revolving Obligation only until all commitments to make advances expire or are terminated or reduced to zero.

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“RRL Maximum Advance Rate” means the maximum advance rate specified in the table below that corresponds with the Effective Number as of any date of determination:

Effective Number	Maximum Advance Rate
< 7	0%
< 9	20%
< 11	35%
< 13	50%
≥ 13	60%

“RRL Multiplier” means, in respect of any Recurring Revenue Loan:

(a)	100%; or

(b)	if any of the following events occurs, then 75%:

(i)	its “annual recurring revenue” has decreased by more than 15% since its Investment Date;

(ii)	its Net Leverage Ratio has increased by more than 0.5x since its Investment Date;

(iii)	if it has a public rating, such rating falls below “CCC+”; or

(iv)	it has been the subject of a Restructuring Event.

“S&P” means Standard & Poor’s Ratings Service, a Standard & Poor’s Financial Services LLC business.

“Sale Date” means, in respect of a Collateral Obligation, the date upon which the Borrower enters into a binding commitment to sell such Collateral Obligation.

“Sale Proceeds” means all proceeds received upon the sale of any Collateral Obligation excluding any sale proceeds representing accrued interest designated as Interest Proceeds by the Borrower, provided that no such designation may be made in respect of Purchased Accrued Interest.

EXHIBIT 10.9

“Sanctioned Country” means a country or territory which is, or whose government is, at any time the subject or target of country-wide or territory-wide Sanctions.

“Sanctioned Person” means any person who is the subject or target of Sanctions, including without limitation as a result of being:

(a)	owned or controlled directly or indirectly by any person that is the subject or target of Sanctions; or

(b)	organised under the laws of, or a citizen or resident of, any country that is subject to Sanctions.

“Sanctions” means any economic or financial sanction, sectoral sanctions, secondary sanctions, trade embargoes or similar measures enacted, administered or enforced from time to time by:

(a)	the Security Council of the United Nations;

(b)	the United States of America;

(c)	the European Union;

(d)	any Member State;

(e)	the United Kingdom;

(f)	Switzerland; or

(g)	the governments and official institutions or agencies of any of limb (a) to (f) (inclusive) above, including but not limited to OFAC, the U.S. Department of State and His Majesty’s Treasury.

“Scheduled Determination Date” means:

(a)	in respect of a Payment Date other than the final Payment Date, 31 March, 30 June, 30 September and 31 December in each year, commencing in March 2024; and

(b)	in respect of the final Payment Date, the Business Day prior to such Payment Date,

provided that if any such date is not a Business Day, the relevant Scheduled Determination Date shall be deferred to the next day that is a Business Day.

“Scheduled Investment Period End Date” means the date falling three (3) years from the Closing Date (or if such date is not a Business Day the preceding Business Day) or such later date as may be agreed in writing among the Borrower and the Senior Lender.

EXHIBIT 10.9

“Scheduled Term End Date” means the date falling seven (7) years from the Closing Date (or if such date is not a Business Day the preceding Business Day) or such later date as may be agreed in writing among the Borrower and the Senior Lender.

“Second Lien Loan” means a Collateral Obligation:

(a)	that is a loan or similar debt obligation or security;

(b)	that is not a Senior Secured Loan; and

(c)	that has a junior contractual claim on tangible or intangible property (which property is subject to a prior lien (other than customary permitted liens, such as, but not limited to, any tax liens) to secure payment of a debt or the fulfilment of a contractual obligation).

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Borrower to any Secured Party under each Finance Document.

“Secured Party” means a Finance Party, a Receiver or any Delegate.

“Securitisation Regulations” means the EU Securitisation Regulation and the UK Securitisation Regulation.

“Security Agreement” means the security agreement entered into on or around the Closing Date and made between each Borrower, the Collateral Agent and the Facility Agent.

“Security Document” means:

(a)	the Security Agreement;

(b)	the Pledge Agreement;

(c)	the Account Control Agreement;

(d)	the English Law Security Deed, if any; and

(e)	any other document designated as such by the Lead Bank and the Borrower.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Collateral Agent as trustee for the benefit of the Secured Parties and all proceeds of that Transaction Security; and

EXHIBIT 10.9

(b)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Collateral Agent is required by the terms of the Finance Documents to hold for the benefit of the Secured Parties.

“Senior Debt” means all Liabilities payable or owing by the Borrower to a Secured Party under or in connection with the Finance Documents.

“Senior Debt Discharge Date” means the date on which all the Senior Debt has been unconditionally and irrevocably paid and discharged in full (other than any contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made), as determined by the Collateral Agent acting in good faith.

“Senior Expenses Cap” means, in respect of each Collection Period, $200,000 per annum (pro rated for such Collection Period on the basis of a 360 day year comprised of twelve 30-day months); provided however that if the aggregate amount of the Collateral Agent Expenses and the Administrative Expenses paid on each Payment Date or Interim Payment Date (as applicable) in the preceding 12 months ending on the relevant Payment Date or Interim Payment Date (as applicable) (including the Payment Date or Interim Payment Date (as applicable) falling one calendar year prior to the relevant Payment Date or Interim Payment Date (as applicable)), and during each related Collection Period (including the Collection Period relating to the relevant Payment Date or Interim Payment Date (as applicable)), is less than the Senior Expenses Cap (determined on a per annum basis), the amount of such shortfall will be added to the Senior Expenses Cap with respect to the then relevant Payment Date or Interim Payment Date (as applicable). For the avoidance of doubt, any such amount may not at any time result in an increase of the Senior Expenses Cap on a per annum basis.

“Senior Lender” means:

(a)	the Original Senior Lender; and

(b)	any other person which has become a Senior Lender in accordance with Clause 25 (Changes to the Senior Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Senior Lender Instructed Repayment Date” means any Business Day falling on or after the Scheduled Term End Date and prior to the Facility Maturity Date which the Facility Agent (acting on the instruction of the Majority Senior Lenders) notifies the Borrower by 120 days’ notice in writing is to be the date upon which all Advances are to be repaid in full, or any other date as agreed between the Lead Bank, the Facility Agent and the Borrower.

“Senior Loan Tests” has the meaning given to such term in Schedule 9 (Senior Loan Tests).

EXHIBIT 10.9

“Senior Secured Loan” means a Collateral Obligation:

(a)	that is a loan or similar debt obligation or security;

(b)	that is secured by a valid and perfected first priority lien (excluding any liens created in relation to Super Senior Debt) on substantially all of the Obligor’s assets constituting Related Security, subject to any expressly permitted liens under the Underlying Instruments for such Collateral Obligation or such comparable definition if “permitted liens” is not defined therein;

(c)	that provides that the payment obligation of the Obligor on such Collateral Obligation is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Financial Indebtedness of such Obligor (other than Super Senior Debt where the ratio of the maximum aggregate principal amount outstanding or available to be drawn thereunder to the EBITDA of such Obligor is not greater than 2.0x);

(d)	for which liens on the Related Security securing any other outstanding Financial Indebtedness of the Obligor (excluding expressly permitted liens described in clause (b) above but including liens securing second lien loans) is expressly subject to and contractually or structurally subordinate to the priority liens securing such Collateral Obligation; and

(e)	that the Borrower determines in good faith and in a manner consistent with valuations determined with respect to other clients that hold an interest in such Collateral Obligation that the value of the Related Security (or the Enterprise Value) and ability to generate cash flow on or about the time of origination equals or exceeds the outstanding balance of the Collateral Obligation plus the aggregate outstanding balances of all other Financial Indebtedness of equal seniority secured by the same Related Security.

“Sequential Amortisation Tests” has the meaning given to that term in Schedule 10 (Sequential Amortisation Tests).

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Specified Time” means a day or time determined in accordance with Schedule 13 (Timetables), or as otherwise agreed between the Lead Bank and the Borrower.

“Structured Finance Security” means any debt obligation issued by a stand-alone special purpose vehicle, trust or comparable vehicle which is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or other financial assets, either fixed or revolving, including (but not limited to) consumer receivables, auto loans, auto leases, equipment leases, home or commercial mortgages, corporate debt or sovereign debt obligations or similar assets, including, without limitation, collateralised debt obligations, collateralised loan obligations, asset backed securities and mortgage backed securities or any similar security, or otherwise constitutes a “securitisation” for the purposes of the Securitisation Regulations or either of them.

EXHIBIT 10.9

“Subordinated Liabilities” means all Liabilities payable or owing by the Borrower to the Parent.

“Subsidiary” means, with respect to any Person, an entity of which such Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership.

“Supermajority Senior Lenders” means a Senior Lender or Senior Lenders whose Commitments aggregate more than 66%% of the Total Commitment (or, if the Total Commitment has been reduced to zero, aggregated more than 66%% of the Total Commitment immediately prior to the reduction).

“Super Senior Debt” means debt ranking above a Senior Secured Loan whether contractually, structurally or in an enforcement scenario, including but not limited to any revolving credit facility, acquisition facility, capex facility, or first-out loan.

“Synthetic Security” means a security or swap transaction (other than a letter of credit or a Participation) that has payments of interest or principal on one or more reference obligations or the credit performance of one or more reference obligations.

“T2” means the real-time gross settlement (RTGS) system operated by Eurosystem, or any successor system.

“T2 Day” means any day on which T2 is open for the settlement of payments in Euro.

“Target LTV” means, as of any date of determination, the greater of (a) the Maximum Advance Rate; and (b) 10 per cent.

“Target LTV Test” has the meaning given to such term in Schedule 10 (Sequential Amortisation Tests).

“Target Portfolio Amount” means, as of any date of determination, the greater of (a) an amount equal to the amount of Total Commitments divided by the Effective Advance Rate and (b) such other amount as agreed between the Borrower and the Lead Bank; provided that any increase agreed to under this clause (b) without the consent of each Lender may not result in the Target Portfolio Amount being an amount which exceeds the amount of Total Commitments divided by the Maximum Advance Rate.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed or levied by any government or other taxing authority, and “Taxes” and “Taxation” shall be construed accordingly.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by the Borrower to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

EXHIBIT 10.9

“Temporary Sequential Amortisation Tests” has the meaning given to that term in Schedule 10 (Sequential Amortisation Tests).

“Term Rate Advance” means any Advance or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become a “Compounded Rate Advance” pursuant to Clause 9.6 (Rate Switch).

“Term Rate Currency” means:

(a)	USD, CAD, EUR and AUD; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Reference Rate” means, in relation to a Term Rate Advance:

(a)	the applicable Primary Term Rate as of the Quotation Time for a period equal in length to the Interest Period of that Advance; or

(b)	as otherwise determined pursuant to Clause 11 (Changes to the Calculation of Interest),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Total Commitment” means, at any time, the aggregate of the then current Commitments of each Senior Lender.

“Trading Gains” means, in respect of any Collateral Obligation which is repaid, prepaid, redeemed or sold, any excess of:

(a)	the Principal Proceeds receivable in respect thereof; over

(b)	the greater of:

(i)	the par amount of such Collateral Obligation; and

(ii)	the purchase price (inclusive of transfer costs) paid by the Borrower for such Collateral Obligation,

in each case net of (i) any expenses incurred in connection with any repayment, prepayment, redemption or sale thereof and (ii) in the case of a sale of such Collateral Obligation, any interest accrued but not paid thereon which has not been capitalised as principal and included in the sale price thereof.

EXHIBIT 10.9

“Transaction Security” means the Security Interests created or evidenced or expressed to be created or evidenced under the Security Documents.

“Transaction Summary” means a transaction summary in the form contained in Schedule 23 (Transaction Summary) to this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Transparency Reports” has the meaning given to it in Clause 23.5 (Transparency Reports).

“Transparency Requirements” means the EU Transparency Requirements and the UK Transparency Requirements.

“Transparency RTS” means Commission Delegated Regulation (EU) 2020/1224.

“UK Credit Rating Agency Regulation” means Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies in the form in effect on 31 December 2020 which forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Credit Rating Agencies (Amendments etc) (EU Exit) Regulations 2019 of the United Kingdom and as further amended, varied or substituted from time to time as a matter of United Kingdom law.

“UK Retention Requirement” means the risk retention requirement under Article 6(1) of the UK Securitisation Regulation or any replacement provision included in the UK Securitisation Regulation from time to time.

“UK Securitisation Regulation” means Regulation (EU) 2017/2402 relating to a European framework for simple, transparent and standardised securitisation in the form in effect on 31 December 2020 which forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 of the United Kingdom and as further amended, varied or substituted from time to time as a matter of UK law, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by the United Kingdom Financial Conduct Authority and/or the United Kingdom Prudential Regulation Authority (or, in each case, any successor thereto).

EXHIBIT 10.9

“UK Transparency Requirements” means the disclosure requirements under Article 7 of the UK Securitisation Regulation or any replacement provision included in the UK Securitisation Regulation from time to time.

“Underlying Instrument” means the agreements or instruments pursuant to which a Collateral Obligation has been issued or created and each other agreement that governs the terms of, or secures the obligations represented by, such Collateral Obligation or under which the holders or creditors under such Collateral Obligation are the beneficiaries.

“Unfunded Exposure Advance Amount” has the meaning given to that term in Clause 5.7(b)(ii).

“Unfunded Exposure Amount” means, as of any date of determination, with respect to any Delayed Drawdown Obligation or Revolving Obligation, the aggregate amount (without duplication) of all:

(a)	unfunded commitments; and

(b)	all standby or contingent commitments associated with such Collateral Obligation,

in each case, converted into the Base Currency at the FX Conversion Rate if not denominated in the Base Currency.

“Unfunded Exposure Amount Shortfall” means, as of any date of determination the amount (if any) by which the Aggregate Unfunded Exposure Amount as of such date exceeds the amounts on deposit in the Cash Accounts and standing to the credit of the Principal Ledgers on such date.

“Unfunded Exposure Equity Amount” means the amount equal to the Unfunded Exposure Amount Shortfall minus the Unfunded Exposure Advance Amount.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“Unrestricted Cash” means, in respect of a Collateral Obligation, “Unrestricted Cash” or any comparable definition in the Underlying Instruments in respect of such Collateral Obligation or, if “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the related Obligor(s) that have been delivered to the Borrower.

“US” means the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and

EXHIBIT 10.9

(b)	a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“Utilisation” means a utilisation of the Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Advance is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VDR” means a virtual data room to be opened and maintained by the Borrower and to which the Facility Agent, the Collateral Administrator, the Lead Bank, the Collateral Agent and each Senior Lender shall have access.

“Weighted Average Spread Test” has the meaning given to it in Schedule 11 (The Weighted Average Spread Test).

1.2	Construction

(a)	Unless expressly provided to the contrary herein, a reference in this Agreement to:

(i)	the “Facility Agent”, the “Collateral Agent”, the “Lead Bank”, any “Finance Party”, any “Senior Lender”, any “Borrower”, or any “Party” or other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees or, in the case of the Collateral Agent, any additional collateral agent;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a Senior Lender’s “cost of funds” in relation to its participation in an Advance is a reference to the average cost (determined either on an actual or a notional basis) which that Senior Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Advance for a period equal in length to the Interest Period of that Advance;

(iv)	the words “includes”, “including” and “in particular” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

(v)	“indebtedness” includes any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

EXHIBIT 10.9

(vi)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

(viii)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(ix)	a provision of law is a reference to that provision as amended or re-enacted from time to time;

(x)	a time of day is a reference to London time; and

(xi)	a reference to a day or days means a calendar day or calendar days, as applicable.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

(e)	Wherever there is a reference in a Finance Document to the Facility Agent exercising any discretion, it may seek the prior written instruction of the Majority Senior Lenders before so doing.

(f)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available to the Facility Agent, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.

EXHIBIT 10.9

(g)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(h)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(i)	Schedule 20 (Reference Rate Terms); or

(ii)	any earlier Reference Rate Supplement.

(i)	A Compounding Methodology Supplement relating to the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 21 (Cumulative Compounded RFR Rate); or

(ii)	any earlier Compounding Methodology Supplement.

(j)	The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(k)	Any references within this Agreement or any other Finance Document to the Collateral Agent providing approval or consent or making a request, or to an item or a person being acceptable to, satisfactory to, to the satisfaction of or approved by the Collateral Agent, are to be construed, unless otherwise specified, as references to the Collateral Agent taking such action or refraining from acting on the instructions of the Lead Bank, and references in this Agreement or any other Finance Document to: (i) the Collateral Agent acting reasonably; (ii) a matter being in the reasonable opinion of the Collateral Agent; (iii) the Collateral Agent’s approval or consent not being unreasonably withheld or delayed; or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Collateral Agent, are to be construed, unless otherwise specified in this Agreement or such other relevant Finance Document, as the Collateral Agent acting on the instructions of the Lead Bank (acting on the instruction of the Majority Senior Lenders who are acting reasonably or not unreasonably withholding or delaying their consent (as the case may be)). Where the Collateral Agent is obliged to consult with the Borrower under the terms of this Agreement, unless otherwise specified, the Lead Bank must instruct the Collateral Agent to consult in accordance with the terms of this Agreement and the Collateral Agent must carry out that consultation in accordance with such instructions.

(l)	Any references within this Agreement or any other Finance Document to (i) the Facility Agent acting reasonably; (ii) a matter being in the reasonable opinion of the Facility Agent; (iii) the Facility Agent’s approval or consent not being unreasonably withheld or delayed; or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Facility Agent, are to be construed, unless otherwise specified in this Agreement or such other relevant Finance Document, as the Facility Agent acting on the instructions of the Majority Senior Lenders (who are acting reasonably or not unreasonably withholding or delaying their consent (as the case may be)).

EXHIBIT 10.9

Where the Facility Agent is obliged to consult with the Borrower under the terms of this Agreement, unless otherwise specified, the Majority Senior Lenders must instruct the Facility Agent to consult in accordance with the terms of this Agreement and the Facility Agent must carry out that consultation in accordance with the instructions it receives from the Majority Senior Lenders.

(m)	With respect to the Borrower or the Parent, any use of the term “knowledge” or “actual knowledge” in this Agreement or the other Finance Documents shall mean actual knowledge after reasonable inquiry.

(n)	Each reference to “Borrower” herein shall be deemed to refer to each Borrower or both Borrowers, as the case may be.

(o)	All obligations hereunder and under each other Finance Document (including the Secured Liabilities) shall be joint and several obligations of each Borrower in all respects.

EXHIBIT 10.9

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Senior Lenders make available to the Borrower a multicurrency loan facility in a maximum aggregate amount equal to the Total Commitment, which shall during the Investment Period be a revolving loan facility and shall during the Amortisation Period be a term loan facility.

2.2	Increases

(a)	The Borrower:

(i)	may by giving prior notice to the Facility Agent and the Collateral Administrator by no later than the date falling 10 Business Days after the effective date of a cancellation of the Commitments of a Senior Lender in accordance with:

(A)	Clause 8.1 (Illegality); or

(B)	paragraph (a) of Clause 8.4 (Right of replacement or repayment and cancellation in relation to a single Senior Lender),

request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitments so cancelled; and

(ii)	may by giving prior notice to the Facility Agent, the Collateral Administrator and the Lead Bank on one or more (but no more than five (5), or as otherwise agreed between the Lead Bank and the Borrower) occasions during the Investment Period irrevocably request that the Total Commitment be increased to an amount not exceeding $400,000,000.

in either case, subject to the following:

(A)	the increase in Commitments will be first offered to the Senior Lenders on a pro rata basis to their existing Commitments for a period of 10 Business Days. If any Senior Lender does not confirm its willingness to assume some or all of its offered increase in commitments (an “Unallocated Increase Amount”) during such period, those Senior Lenders that have confirmed their willingness to assume all (but not some only) of their own offered increase shall be entitled to assume such Unallocated Increase Amount pro rata to their existing Commitments during a period of a further 3 Business Days and, if any part of the Unallocated Increase Amount has not been accepted (the “Further Unallocated Increase Amount”), any Senior Lender that confirmed its willingness to assume all (but not some only) of its pro rata share of the Unallocated Increase Amount may accept all or part of the Further Unallocated Increase Amount (with priority determined by order of the time at which such acceptance is communicated to the Facility Agent, with the earliest acceptance taking priority);

EXHIBIT 10.9

(B)	the increased Commitments will be assumed by any Senior Lender that accepted any increase in the Commitments pursuant to (A) above and, to the extent any Further Unallocated Increase Amount was not accepted by any Senior Lender, by any Eligible Institutions located by the Borrower and consented to by the Lead Bank (each an “Increase Senior Lender”) each of which confirms in writing (in the relevant Increase Confirmation) its willingness to assume and does assume all the obligations of a Senior Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Senior Lender in respect of those Commitments;

(C)	each of the Borrower and any Increase Senior Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Senior Lender would have assumed and/or acquired had the Increase Senior Lender been an Original Senior Lender in respect of that part of the increased Commitments which it is to assume;

(D)	each Increase Senior Lender shall become a Party as a “Senior Lender” and any Increase Senior Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Senior Lender and those Finance Parties would have assumed and/or acquired had the Increase Senior Lender been an Original Senior Lender in respect of that part of the increased Commitments which it is to assume;

(E)	the Commitments of the other Senior Lenders shall continue in full force and effect; and

(F)	any increase in the Commitments shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the Facility Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Senior Lender.

(b)	The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation acknowledged by the Borrower and the Lead Bank, execute that Increase Confirmation. The acknowledgement of the Increase Confirmation by the Borrower shall constitute a representation that the Increase Confirmation complies with the terms of this Agreement and is delivered in accordance herewith.

EXHIBIT 10.9

(c)	Each Increase Senior Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Senior Lender or Senior Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Senior Lender.

(d)	The Borrower shall, pursuant to the Priorities of Payments, pay the Facility Agent the amount of all reasonable and documented out-of-pocket costs and expenses (including outside legal fees) properly incurred by it in connection with any increase in Commitments under this Clause 2.2.

(e)	None of the Facility Agent, the Collateral Agent, the Collateral Administrator or any Senior Lender shall have any obligation to find an Increase Senior Lender and in no event shall any Senior Lender whose Commitment is replaced by an Increase Senior Lender be required to pay or surrender any of the fees received by such Senior Lender pursuant to the Finance Documents.

(f)	Clause 25.5 (Limitation of responsibility of Existing Senior Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Senior Lender as if references in that Clause to:

(i)	an “Existing Senior Lender” were references to all the Senior Lenders immediately prior to the relevant increase;

(ii)	the “New Senior Lender” were references to that “Increase Senior Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several and not joint. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of an Advance or any other amount owed by the Borrower which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

EXHIBIT 10.9

3	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility:

(a)	towards the purchase or origination of, or advancing of monies under, Collateral Obligations and associated costs and expenses (including, without limitation, FX hedging) incurred by it in connection with this Agreement;

(b)	to distribute to the Parent from time to time in order for the Parent to repay (x) a subscription-backed facility between the Parent and MUFG Bank Ltd. and (y) the unsecured intercompany loan entered into by the Parent and a PG Affiliate;

(c)	to make Permitted Distributions; or

(d)	as otherwise required or permitted under the Finance Documents.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Senior Lenders will only be obliged to comply with Clause 5.4 (Senior Lenders’ participation) in relation to the first Utilisation hereunder if on or before the Utilisation Date for that Utilisation there shall have been delivered or made available to the Facility Agent and the Senior Lenders all of the documents and other evidence listed in Schedule 2 (Initial Conditions) in form and substance satisfactory to the Senior Lender.

The Senior Lenders or the Lead Bank on their behalf shall promptly notify (which may be by email) the Facility Agent and the Borrower of such satisfaction.

4.2	Further conditions precedent

The Senior Lenders will only be obliged to comply with Clause 5.4 (Senior Lenders’ participation) during the Investment Period only (and which shall, for the avoidance of doubt, include any proposed Advance in connection with the acquisition of a Collateral Obligation for which the Borrower enters into a binding commitment to acquire during the Investment Period and the related proposed settlement date for such Collateral Obligation occurs within eight (8) weeks of the expiry of the Investment Period), if on the date of the Utilisation Request and on the proposed Utilisation Date, each of the following conditions is satisfied to the satisfaction of the Senior Lenders:

EXHIBIT 10.9

(a)	no Default is continuing or would result from the proposed Advance or (if applicable) the acquisition of the proposed Collateral Obligations;

(b)	the Repeating Representations are true and correct in all material respects (or if such Repeating Representation is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such Repeating Representation shall be true and correct in all respects);

(c)	the intended use of the proceeds of the proposed Advance by the Borrower is permitted by the Finance Documents;

(d)	after giving effect to such Utilisation:

(i)	the Aggregate Outstanding Senior Loan Amount does not exceed the Total Commitment; and

(ii)	the amount (expressed as a percentage) equal to (1) the Aggregate Outstanding Senior Loan Amount divided by (2) the Aggregate Borrowing Base is less than or equal to (y) the Maximum Advance Rate;

(e)	the Pre-Funding Information has been provided in respect of any Collateral Obligation related to the proposed Advance to the Facility Agent and the Lead Bank;

(f)	the Eligibility Criteria will be satisfied in respect of each Collateral Obligation related to the proposed Advance on the Utilisation Date;

(g)	the Senior Loan Tests and the Sequential Amortisation Tests (other than the Target LTV Test) will be satisfied prior to and immediately following the making of the proposed Advance on the Utilisation Date;

(h)	the Weighted Average Spread Test will be satisfied immediately following the making of the proposed Advance on the Utilisation Date, or if not satisfied, maintained or improved;

(i)	the Redenomination Distribution Test is satisfied immediately following the making of the proposed Advance on the Utilisation Date;

(j)	each of the Investment Requirements in respect of any Collateral Obligation related to the proposed Advance will be satisfied on the Utilisation Date;

(k)	the Accounts in the Funding Currency in which such Advance is denominated have been opened and are subject to the Account Control Agreement; and

(l)	if the proceeds of the Advance will be used to finance the acquisition of Eligible Obligations with Obligors incorporated in the United Kingdom or any Member State such that after giving effect thereto, more than 25.00% of the aggregate outstanding principal amount of all Eligible Obligations consists of Collateral Obligations to Obligors Domiciled in the United Kingdom or the European Union, (i) the Borrower shall have entered into a Custody Agreement and related English Law Security Deed pursuant to the Security Agreement on or prior to the proposed Utilisation Date (such date, the “European Covenant Compliance Start Date”); and (ii) the Lead Bank shall have received from counsel satisfactory to it in its sole discretion one or more legal opinions with respect to the enforceability under English law of such Custody Agreement and English Law Security Deed and any related matters as the Lead Bank may request in its reasonable discretion.

EXHIBIT 10.9

4.3	General rules relating to Utilisation

(a)	Notwithstanding any other provision of the Finance Documents, the Borrower may not deliver a Utilisation Request where any of the following apply or will apply following the proposed Utilisation:

(i)	a Senior Lender would be required to lend more than its Commitment;

(ii)	the aggregate Base Currency Amount of all Advances outstanding would exceed the Available Facility; or

(iii)	a Retention Breach has occurred and is continuing or would occur as result of such proposed Utilisation.

(b)	Any Advance shall be made only during the Investment Period.

(c)	The Borrower may deliver one Utilisation Request during any calendar week unless otherwise agreed in writing by the Lead Bank.

EXHIBIT 10.9

SECTION 3
UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time on the relevant date. If such request is received after the Specified Time, it shall be deemed to have been given on the next Business Day.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies a proposed Utilisation Date which is a Business Day within the Investment Period which is no earlier than ten Business Days prior to the proposed Utilisation Date and no later than three Business Days (or, with respect to Utilisation Requests solely for funding of USD Revolving Obligations, two Business Days) prior to the proposed Utilisation Date (or such shorter period as may be agreed in writing between the Facility Agent and the Borrower);

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	it specifies the account into which the Advance is to be paid.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)	The amount of the proposed Advance must be a minimum of $250,000 or, if less, the Available Commitment (or the equivalent thereof converted at the FX Conversion Rate if not denominated in the Base Currency).

(c)	The Utilisation Request shall indicate the Base Currency Amount of each Advance which is to be made in an Optional Currency.

5.4	Senior Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Senior Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Senior Lender’s participation in each Advance will be equal to the proportion borne by its Commitment to the Available Facility immediately prior to making the Advance.

EXHIBIT 10.9

(c)	The Facility Agent shall notify each Senior Lender of the amount and currency of its participation in each Advance.

(d)	For the purposes of determining the Available Commitments, each Advance in a currency other than the Base Currency shall be converted to the Base Currency using the FX Conversion rate applicable as of the related date of the Utilisation Request.

5.5	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Investment Period.

5.6	Termination of Investment Period

If an Event of Default has occurred and is continuing, the Facility Agent (acting on instruction of the Majority Senior Lenders) may elect to terminate the Investment Period by providing written notice of such to the Borrower (such notice, the “Investment Period Termination Notice”) provided that, in the case of such Event of Default occurring under Clause 24.3 (Breach of non-payment obligations), such election by the Facility Agent may only occur following an acceleration pursuant to Clause 24.15 (Acceleration).

5.7	Delayed Drawdown Obligations and Revolving Obligations

(a)	Notwithstanding anything to the contrary herein, on the date that falls on the expiry of the Investment Period and each calendar quarter thereafter, if an Unfunded Exposure Amount Shortfall exists, the Borrower shall provide:

(i)	evidence reasonably satisfactory to the Lead Bank that the Parent has unfunded capital commitments in an amount sufficient to satisfy the Unfunded Exposure Equity Amount; and

(ii)	a power of attorney to the Lead Bank permitting the Lead Bank to call such capital commitments in the event that the Parent is required to fund the Unfunded Exposure Equity Amount.

(b)	Notwithstanding anything to the contrary herein, on any Determination Date following the expiry of the Investment Period, if (1) an Unfunded Exposure Amount Shortfall exists; and (2) the Actual LTV is greater than the sum of (x) the Target LTV and (y) 5 per cent., the Borrower shall, provided that such shortfall is not cured by the Borrower within five Business Days of such Determination Date:

(i)	first, cause the Parent to deposit an amount equal to the Unfunded Exposure Equity Amount into the Cash Account for credit to the Principal Ledger; and

(ii)	second, upon the deposit of the Unfunded Exposure Equity Amount into the Cash Account for credit to the Principal Ledger, deliver a Utilisation Request for an Advance to be deposited into the applicable Cash Accounts for credit to the Principal Ledger in the applicable Funding Currencies in an amount equal to (A) the Aggregate Borrowing Base (calculated as if all Delayed Drawdown Obligations and Revolving Obligations were to become fully drawn) multiplied by the Maximum Advance Rate minus (B) the Aggregate Outstanding Senior Loan Amount (the “Unfunded Exposure Advance Amount”). Upon delivery of a Utilisation Request specifying the foregoing, each Senior Lender shall fund its portion of the related Advance in accordance with Clause 5.4 (Senior Lenders’ participation).

EXHIBIT 10.9

(c)	Notwithstanding anything herein to the contrary, the Senior Lenders may, in their sole discretion on an uncommitted and absolutely discretionary basis, make Advances after the end of the Investment Period to enable the Borrower to satisfy its payment obligations under and in respect of the Delayed Drawdown Obligations and the Revolving Obligations.

6	OPTIONAL CURRENCIES

6.1	Selection of currency

A Borrower shall select the currency of a Utilisation in a Utilisation Request.

6.2	Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)	a Senior Lender notifies the Facility Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Senior Lender notifies the Facility Agent that compliance with its obligation to participate in an Advance in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent will give notice to the Borrower to that effect by the Specified Time on that day. In this event, any Senior Lender that gives notice pursuant to this Clause 6.2 (Unavailability of a currency) will be required to participate in the Advance in the Base Currency (in an amount equal to that Senior Lender’s proportion of the Base Currency Amount) and its participation will be treated as a separate Advance denominated in the Base Currency during that Interest Period.

6.3	Facility Agent’s calculations

Each Senior Lender’s participation in an Advance will be determined in accordance with paragraph (b) of Clause 5.4 (Senior Lenders’ participation).

EXHIBIT 10.9

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

7	REPAYMENT

The Borrower shall repay Advances:

(a)	at the times, and in the amounts, specified in the Priorities of Payment;

(b)	if, after the Scheduled Term End Date but prior to the Facility Maturity Date, a Senior Lender requests repayment in writing to the Borrower, in full on a Senior Lender Instructed Repayment Date; or

(c)	to the extent not already repaid prior to then, the Facility Maturity Date.

8	PREPAYMENT AND CANCELLATION

8.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Senior Lender to perform any of its obligations as contemplated by this Agreement to fund or maintain its participation in any Advance:

(a)	that Senior Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	upon the Facility Agent notifying the Borrower, the Available Commitment of that Senior Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Senior Lender’s participation in the Advances made to that Borrower on the last day of the Interest Period for each Advance occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Senior Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Senior Lender’s corresponding Commitment shall be cancelled in the amount of the participation repaid.

8.2	Voluntary Cancellation

The Borrower may, if it gives the Facility Agent, the Collateral Agent and the Lead Bank not less than (a) 30 days’; or (b) from the date falling three (3) calendar years from the Closing Date, 15 days’ (or, in each case, such shorter period as the Lead Bank may agree) prior notice, cancel the Facility in whole or in part (being a minimum amount of $500,000) on any Business Day, provided that the Borrower has provided evidence to the Lead Bank (to its satisfaction and in its sole discretion) that there will be sufficient Available Interest Proceeds on the following Payment Date for items (a) to (e) (inclusive) of the Interest Proceeds Priority of Payments to be paid in full. Any cancellation under this Clause 8.2 (Voluntary Cancellation) shall reduce the Commitments of the Senior Lenders rateably under the Facility.

EXHIBIT 10.9

8.3	Optional Prepayment

The Borrower may, if it gives the Facility Agent, the Collateral Agent and the Lead Bank not less than 5 Business Days’ (or such shorter period as the Lead Bank may agree) prior notice:

(a)	prepay and cancel the Facility in whole or in part (being a minimum amount of $500,000) on any Business Day, together with any applicable Prepayment Fee; or

(b)	prepay (but not cancel) the Facility in part (being a minimum amount of $500,000) on any Business Day for an amount the prepayment of which would not result in the aggregate amount of prepayments made pursuant to this Clause 8.3(b) (Optional Prepayment) in respect of each 12-month period (or prior to the 12-month anniversary of the Closing Date, the entirety of the period) commencing from the Closing Date to exceed 20% of the Commitment;

provided that, in each case, the Borrower has provided evidence to the Lead Bank (to its satisfaction and in its sole discretion) that there will be sufficient Available Interest Proceeds on the following Payment Date for items (a) to (e) (inclusive) of the Interest Proceeds Priority of Payments to be paid in full.

Any cancellation under Clause 8.3(a) (Optional Prepayment) shall reduce the Commitments of the Senior Lenders rateably under the Facility.

8.4	Right of replacement or repayment and cancellation in relation to a single Senior Lender

(a)	If:

(i)	any sum payable to any Senior Lender by a Facility Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Senior Lender claims indemnification from the Borrower under Clause 13.3 (Tax indemnity), Clause 14 (Increased Costs) or Clause 15 (Other Indemnities),

in each case, the Borrower may, and in the case of (i) or (ii) above, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent and the Lead Bank notice of cancellation of the Commitment(s) of that Senior Lender and its intention to procure the repayment of that Senior Lender’s participation in the Advances or give the Facility Agent notice of its intention to replace that Senior Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Senior Lender shall immediately be reduced to zero.

(c)	On the first Payment Date after the Borrower has given notice of cancellation under paragraph (a) above, the Borrower shall repay that Senior Lender’s participation in each outstanding Advance.

EXHIBIT 10.9

(d)	If:

(i)	any of the circumstances set out in paragraph (a) above apply to a Senior Lender; or

(ii)	the Borrower becomes obliged to pay any amount in accordance with Clause 8.1 (Illegality) to any Senior Lender,

the Borrower may, on 20 Business Days’ prior notice to that Senior Lender (with a copy to the Facility Agent and the Lead Bank), replace that Senior Lender by requiring that Senior Lender to (and, to the extent permitted by law, that Senior Lender shall) transfer pursuant to Clause 25 (Changes to the Senior Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Senior Lender in accordance with Clause 25 (Changes to the Senior Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Senior Lender’s participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Senior Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent;

(ii)	none of the Facility Agent, the Collateral Agent, the Collateral Administrator or any Senior Lender shall have any obligation to find a replacement Senior Lender;

(iii)	in no event shall the Senior Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Senior Lender pursuant to the Finance Documents; and

(iv)	the Senior Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(f)	A Senior Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Borrower when it is satisfied that it has complied with those checks.

8.5	Right of cancellation in relation to a Defaulting Lender

(a)	If any Senior Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Senior Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of the Available Commitment of that Senior Lender.

EXHIBIT 10.9

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall be immediately reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Senior Lenders.

8.6	Replacement of a Defaulting Lender

(a)	The Borrower may, at any time a Senior Lender has become and continues to be a Defaulting Lender, by giving 10 Business Days’ prior written notice to the Facility Agent, the Lead Bank and such Senior Lender:

(i)	replace such Senior Lender by requiring such Senior Lender to (and, to the extent permitted by law, such Senior Lender shall) transfer pursuant to Clause 25 (Changes to the Senior Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)	require such Senior Lender to (and, to the extent permitted by law, such Senior Lender shall) transfer pursuant to Clause 25 (Changes to the Senior Lenders) all (and not part only) of the undrawn Commitment of the Senior Lender; or

(iii)	require such Senior Lender to (and, to the extent permitted by law, such Senior Lender shall) transfer pursuant to Clause 25 (Changes to the Senior Lenders) all (and not part only) of its rights and obligations in respect of the Facility, to an Eligible Institution (a “Replacement Lender”) which is reasonably acceptable to the Lead Bank (such Replacement Lender shall be deemed to be accepted by the Lead Bank if not expressly refused within 30 Business Days after the Lead Bank is notified of the potential replacement) and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 25 (Changes to the Senior Lenders)

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 8.6 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent or Collateral Agent;

(ii)	none of the Facility Agent, the Defaulting Lender or the Lead Bank shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	the transfer must take place no later than 10 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

EXHIBIT 10.9

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

8.7	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 8 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid together with any applicable Break Costs and (if applicable) Prepayment Fees.

(c)	Unless expressly provided to the contrary in this Agreement, any part of the Facility which is repaid or prepaid may, during the Investment Period, be reborrowed in accordance with the terms of this Agreement.

(d)	No amount of the Available Facility cancelled under this Agreement may be subsequently reinstated.

(e)	If the Facility Agent receives a notice under this Clause 8 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the Senior Lenders, as appropriate.

EXHIBIT 10.9

SECTION 5

COSTS OF UTILISATION

9	INTEREST

9.1	Calculation of interest – Term Rate Advances

The rate of interest on each Term Rate Advance for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

9.2	Calculation of interest – Compounded Rate Advances

(a)	The rate of interest on each Compounded Rate Advance for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Compounded Rate Advance that is not an RFR Banking Day, the rate of interest on that Compounded Rate Advance for that day will be the rate applicable to the immediately preceding RFR Banking Day.

9.3	Payment of interest

Following the Closing Date, on each Payment Date or Interim Payment Date (as applicable) the Borrower shall pay accrued interest for the immediately preceding Interest Period.

9.4	Default interest

(a)	If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2.0 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for successive Interest Periods, each of a duration of three months. Any interest accruing under this Clause 9.4 shall be made payable by the Borrower pursuant to the Priorities of Payments.

EXHIBIT 10.9

(b)	If any overdue amount consists of all or part of a Term Rate Advance which became due on a day which was not a Payment Date or Interim Payment Date (as applicable):

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2.0 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

9.5	Notification of rates of interest

(a)	The Facility Agent shall promptly notify the relevant Senior Lenders and the Borrower of the determination of the rate of interest relating to a Term Rate Advance under this Agreement.

(b)	The Facility Agent shall, within two Business Days of a Compounded Rate Interest Payment being determinable, notify:

(i)	the Borrower of that Compounded Rate Interest Payment;

(ii)	each Senior Lender of the proportion of that Compounded Rate Interest Payment which relates to that Senior Lender’s participation in the relevant Compounded Rate Advance; and

(iii)	the Senior Lenders and the Borrower of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

(B)	to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Advance.

(c)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to an Advance.

(d)	The Facility Agent shall promptly notify the Senior Lenders and the Borrower of the determination of a rate of interest relating to a Compounded Rate Advance to which Clause 11.3 (Cost of funds) applies.

(e)	This Clause 9.5 (Notification of rates of interest) shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.

EXHIBIT 10.9

9.6	Rate Switch

(a)	Subject to paragraph (b) below, on and from the Rate Switch Date for a Rate Switch Currency:

(i)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Advances in that Rate Switch Currency; and

(ii)	any Advance or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Advance” and Clause 9.2 (Calculation of interest – Compounded Rate Advances) above shall apply to each such Advance or Unpaid Sum.

(b)	If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Advance in that currency:

(i)	that Advance shall continue to be a Term Rate Advance for that Interest Period and Clause 9.1 (Calculation of interest – Term Rate Advances) above shall continue to apply to that Advance for that Interest Period;

(ii)	Break Costs will continue to apply in relation to that Advance for that Interest Period; and

(iii)	on and from the first day of the next Interest Period (if any) for that Advance:

(A)	that Advance shall be a “Compounded Rate Advance”; and

(B)	Clause 9.2 (Calculation of interest – Compounded Rate Advances) above shall apply to that Advance.

(c)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Facility Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Borrower and the Senior Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Borrower and the Senior Lenders of that date.

(d)	The Facility Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency notify the Borrower and the Senior Lenders of that occurrence.

10	INTEREST PERIODS

10.1	Interest Periods

The “Interest Period” in respect of an Advance, each period from and including one Payment Date or Interim Payment Date (as applicable) to but excluding the next Payment Date or Interim Payment Date (as applicable) thereafter, provided that:

(a)	the initial Interest Period in respect of such Advance shall commence on and include its Utilisation Date;

EXHIBIT 10.9

(b)	if the Utilisation Date in respect of such Advance occurs on or after a Determination Date but prior to the first Payment Date or Interim Payment Date (as applicable) thereafter, the initial Interest Period in respect of such Advance shall end on but exclude the second Payment Date or Interim Payment Date (as applicable) after such Utilisation Date; and

(c)	notwithstanding any provision to the contrary, no such Interest Period shall extend beyond the Facility Maturity Date.

10.2	Consolidation of Advances

If two or more Interest Periods:

(a)	relate to Advances in the same currency; and

(b)	end on the same date,

those Advances will be consolidated into, and treated as, a single Advance on the last day of the Interest Period. For the purposes of determining the Base Currency Amount of an Advance arising from any such consolidation, the FX Conversion Rate shall be deemed to be the weighted average of the FX Conversion Rate of the Advances that were consolidated (weighted by reference to their Base Currency Amounts immediately prior to consolidation).

11	CHANGES TO THE CALCULATION OF INTEREST

11.1	Interest calculation if no Primary Term Rate

(a)	Interpolated Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Advance, the applicable Term Reference Rate shall be the Interpolated Primary Term Rate for a period equal in length to the Interest Period of that Advance.

(b)	Historic Primary Term Rate: If no Primary Term Rate is available for the Interest Period of a Term Rate Advance and it is not possible to calculate the Interpolated Primary Term Rate, the applicable Term Reference Rate shall be the Historic Primary Term Rate for that Term Rate Advance.

(c)	Interpolated Historic Primary Term Rate: If, paragraph (b) above applies but no Historic Primary Term Rate is available for the Interest Period of the Term Rate Advance, the applicable Term Reference Rate shall be the Interpolated Historic Primary Term Rate for a period equal in length to the Interest Period for that Term Rate Advance.

(d)	Compounded Reference Rate: If, in relation to a USD Advance, paragraph (c) above applies but no Interpolated Primary Term Rate is available for the Interest Period then:

(i)	there shall be no Term Reference Rate for that USD Advance for that Interest Period and Clause 9.1 (Calculation of interest – Term Rate Advances) will not apply to that USD Advance for that Interest Period; and

EXHIBIT 10.9

(ii)	that USD Advance shall be a “Compounded Rate Advance” for that Interest Period and Clause 9.2 (Calculation of interest – Compounded Rate Advances) and Part II-B (Dollars – Compounded Rate Advances) of Schedule 20 (Reference Rate Terms) shall apply to that USD Advance for that Interest Period.

(e)	If paragraph (d) above applies and no later than the Business Day prior to the Determination Date immediately preceding the end of the applicable Interest Period:

(i)	Term SOFR is available, then interest on the Advance shall revert to being calculated in accordance with Clause 9.1 (Calculation of interest – Term Rate Advances) and the Interest Period for the applicable Advance shall be determined in accordance with Clause 10.1 (Interest Periods); or

(ii)	Term SOFR is not available, then the Advance shall continue to be a “Compounded Rate Advance” for successive Interest Periods until such time as Term SOFR is available to be applied in accordance with this paragraph (e).

11.2	Market disruption

If, before the time specified in respect of that currency in Schedule 20 (Reference Rate Terms), the Lead Bank receives notifications from a Senior Lender or Senior Lenders that the cost to it of funding its participation in that Advance from whatever source it may reasonably select would be in excess of the Term Reference Rate or the Compounded Reference Rate, as applicable, then Clause 11.3 (Cost of funds) shall apply to that Advance for the relevant Interest Period and notice thereof shall be provided to the Facility Agent.

11.3	Cost of funds

(a)	If this Clause 11.3 applies to an Advance for an Interest Period Clause 9.1 (Calculation of interest – Term Rate Advances) or Clause 9.2 (Calculation of interest – Compounded Rate Advances), as applicable, shall not apply to that Advance for that Interest Period and the rate of interest on each Senior Lender’s share of the relevant Advance for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)	the rate notified to the Lead Bank, the Facility Agent and the Borrower by that Senior Lender as soon as practicable and in any event within five Business Days of the first day of that Interest Period (or, if earlier, on the date falling 10 Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Senior Lender of funding its participation in that Advance from whatever source it may reasonably select.

EXHIBIT 10.9

(b)	If this Clause 11.3 applies and the Lead Bank or the Borrower so requires, the Lead Bank and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Senior Lenders and the Borrower, be binding on all Parties.

11.4	Notification to Borrower

If this Clause 11 (Changes to the calculation of interest) applies, the Lead Bank shall, as soon as is practicable (and in no event later than one Business Day after the occurrence thereof), notify the Borrower.

11.5	Break Costs

(a)	If an amount is specified as Break Costs in the Reference Rate Terms for an Advance or Unpaid Sum, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Advance or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Advance or Unpaid Sum.

(b)	Each Senior Lender shall, as soon as reasonably practicable after a demand by the Borrower or the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

12	FEES

12.1	Commitment fee

(a)	The Borrower shall pay to each Senior Lender a fee (the “Commitment Fee”) in the Base Currency computed at the rate of:

(i)	if the Aggregate Outstanding Senior Loan Amount divided by the Total Commitments is less than 50 per cent., 0.80 per cent. per annum; and

(ii)	if the Aggregate Outstanding Senior Loan Amount divided by the Total Commitments is less than 70 per cent., 0.70 per cent. per annum;

(iii)	if the Aggregate Outstanding Senior Loan Amount divided by the Total Commitments is greater than or equal to 70 per cent., 0.65 per cent. per annum;

in each case, on the basis of a 360 day year, accruing daily (actual/360) on an amount equal to the Commitment of such Senior Lender on such day minus the participation of that Senior Lender in the Aggregate Outstanding Senior Loan Amount on such day (or, if such amount changes during the course of such day, the highest level thereof during such day).

EXHIBIT 10.9

(b)	The accrued Commitment Fee is payable in arrear on each Payment Date or Interim Payment Date (as applicable) for the period from and including the Payment Date or Interim Payment Date (as applicable) immediately preceding such Payment Date or Interim Payment Date (as applicable) (or, if there is none, the date of this Agreement) to but excluding such Payment Date or Interim Payment Date (as applicable).

12.2	Product fee

The Borrower shall pay to the Arranger a product fee (the “Product Fee”) in the Base Currency in equal quarterly instalments over the Investment Period (provided that the Investment Period End Date is the Scheduled Investment Period End Date) in accordance with the Product Fee Letter. The Product Fee may be deducted from the Advances and paid to the Arranger on behalf of the Borrower.

12.3	Prepayment fee

If the Borrower cancels the Facility, in whole or in part pursuant to Clause 8.2 (Voluntary cancellation) or cancels and prepays the Facility, in whole or in part pursuant to Clause 8.3(a) (Optional Prepayment), prior to the date falling 24 calendar months following the Closing Date, the Borrower shall pay to the Senior Lenders on a pro rata basis a fee (a “Prepayment Fee”) in the Base Currency equal to:

(a)	if such prepayment occurs during the period from the Closing Date to (and excluding) the date falling 12 calendar months following the Closing Date, the product of: (A) 2.50 per cent. multiplied by (B) the amount of the Facility cancelled and prepaid;

(b)	if such prepayment occurs during the period from (and including) the date falling 12 calendar months following the Closing Date to (and excluding) the date falling 24 calendar months following the Closing Date, the product of: (A) 1.25 per cent. multiplied by (B) the amount of the Facility cancelled and prepaid, provided that no Prepayment Fee shall be payable in respect of (x) the cancellation of undrawn commitments and (y) a prepayment made pursuant to Clause 8.3(b) (Optional Prepayment) and provided further that no Prepayment Fee shall be payable in respect of prepayments if a Senior Lender:

(i)	fails to fund an Advance on the terms and subject to the conditions set out herein, or rejects a valid Utilisation Request;

(ii)	defaults on any of its material obligations pursuant to the terms of this Agreement;

(iii)	seeks compensation of Increased Costs pursuant to Clause 14 (Increased Costs); or

EXHIBIT 10.9

(iv)	requires more expansive compliance in respect of the Securitisation Regulations than as provided for pursuant to the terms of this Agreement,

in each case subject to the applicable grace periods.

12.4	Facility Agent fee

The Borrower shall pay to the Facility Agent an agency fee in the amount and at the times agreed in the Agent Fee Letter, subject to the Priorities of Payments.

12.5	Collateral Agent fee

The Borrower shall pay to the Collateral Agent a collateral agent fee in the amount and at the times agreed in the Collateral Agent Fee Letter, subject to the Priorities of Payments.

12.6	Custodian fees

The Borrower (or another party on its behalf) shall pay to the Custodian a fee in the amount and times agreed in respect of the Custody Fees, subject to the Priorities of Payments.

12.7	Account Bank fee

The Borrower (or another party on its behalf) shall pay to the Account Bank a fee in the amount and the times agreed in respect of Account Bank Fees, subject to the Priorities of Payments.

EXHIBIT 10.9

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

13	TAX GROSS UP AND INDEMNITIES

13.1	Construction

Unless a contrary indication appears, in this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion acting in good faith of the person making the determination.

13.2	Tax gross-up

(a)	Each Facility Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	Each Facility Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Senior Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Senior Lender. If the Facility Agent receives such notification from a Senior Lender it shall notify each Facility Obligor.

(c)	If a Tax Deduction is required by law to be made by a Facility Obligor from a payment under a Finance Document to a Finance Party, if such Tax is an Indemnified Tax, the amount of the payment due from that Facility Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Facility Obligor is required to make a Tax Deduction, that Facility Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Facility Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(f)	A Senior Lender and each Facility Obligor which makes a payment to which that Senior Lender is entitled shall co-operate in good faith completing any procedural formalities necessary for the Borrower to make that payment without a Tax Deduction.

13.3	Tax indemnity

(a)	The Borrower shall indemnify each of the Senior Lenders and the Facility Agent, within three Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Clause 13 (Tax gross up and indemnities)) payable or paid by such Senior Lender or Facility Agent or required to be withheld or deducted from a payment to such Senior Lender or Facility Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Senior Lender (with a copy to the Facility Agent), or by the Facility Agent on behalf of a Senior Lender, shall be conclusive absent manifest error.

EXHIBIT 10.9

(b)	Paragraph (a) above shall not apply if and to the extent that a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up);

(ii)	would have been compensated for by an increased payment under Clause 13.2 (Tax gross-up) but was not so compensated because such loss, liability or cost is an Excluded Tax;

(iii)	is compensated for by Clause 13.6 (Stamp taxes);

(iv)	would have been compensated for by an increased payment under Clause 13.6 (Stamp taxes) but was not so compensated solely because any of the exceptions set out therein applied; or

(v)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Senior Lender making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(d)	A Senior Lender shall, on receiving a payment from the Borrower under this Clause 13.3, notify the Facility Agent.

13.4	Tax Credit

If a Facility Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion acting in good faith that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Facility Obligor which that Finance Party reasonably determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Facility Obligor.

EXHIBIT 10.9

13.5	Status of Senior Lenders

(a)	Any Senior Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Facility Obligors and the Facility Agent, at the time or times reasonably requested by a Facility Obligor or the Facility Agent, such properly completed and executed documentation reasonably requested by a Facility Obligor or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Senior Lender, if reasonably requested by a Facility Obligor or the Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Facility Obligor or the Facility Agent as will enable the Facility Obligor or the Facility Agent to determine whether or not such Senior Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Clause 13.5(b)(i) and (b)(ii) below) shall not be required if in the Senior Lender’s reasonable judgment such completion, execution or submission would subject such Senior Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Senior Lender.

(b)	Without limiting the generality of the foregoing,

(i)	any Senior Lender that is a U.S. Person shall deliver to the Facility Obligors and the Facility Agent on or about the date on which such Senior Lender becomes a Senior Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Facility Obligor or the Facility Agent), executed copies of IRS Form W-9 certifying that such Senior Lender is exempt from U.S. federal backup withholding tax;

(ii)	any Senior Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Facility Obligors and the Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Senior Lender becomes a Senior Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Facility Obligor or the Facility Agent), whichever of the following is applicable:

(A)	in the case of a Senior Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Finance Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Finance Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

EXHIBIT 10.9

(B)	executed copies of IRS Form W-8ECI;

(C)	in the case of a Senior Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Schedule 24, Part A to the effect that such Senior Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Facility Obligor or Parent within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to a Facility Obligor or Parent described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(D)	to the extent a Senior Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Schedule 24, Part B or Schedule 24, Part C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Senior Lender is a partnership and one or more direct or indirect partners of such Senior Lender are claiming the portfolio interest exemption, such Senior Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Schedule 24, Part D on behalf of each such direct and indirect partner; and

(iii)	any Senior Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Facility Obligors and the Facility Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Senior Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Facility Obligor or the Facility Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Facility Obligor or the Facility Agent to determine the withholding or deduction required to be made.

Each Senior Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Facility Obligors and the Facility Agent in writing of its legal inability to do so.

13.6	Stamp taxes

The Borrower shall pay within three Business Days of demand and hereby indemnifies each Secured Party against any cost, loss or Liability that such Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except, in the case of the Senior Lenders, those payable on or by reference to or in consequence of any transfer of the whole or part of the rights of a Senior Lender under a Finance Document (unless such transfer is: (i) made at the request of the Borrower; (ii) in consequence of an Event of Default; (iii) in connection with establishing title for the purposes of the transaction contemplated by the Finance Documents; or (iv) as a result of Clause 16 (Mitigation by the Senior Lenders)).

EXHIBIT 10.9

13.7	[Reserved].

13.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party (but in the case of the Collateral Agent, only following enforcement of the Transaction Security) shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any similar law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph 13.8(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and subparagraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

EXHIBIT 10.9

13.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Facility Obligor and the Facility Agent and the Facility Agent shall notify the Senior Lenders.

14	INCREASED COSTS

14.1	Increased Costs

(a)	Subject to Clause 14.3 (Exceptions), the Borrower shall pursuant to the Priorities of Payment, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this Agreement; or

(ii)	compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document; in each case, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased Cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased Costs) shall notify the Facility Agent, the Borrower and the Parent of the event giving rise to the claim.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Borrower or the Parent, provide a certificate confirming the amount of its Increased Costs, provided that each Finance Party will not be obliged to divulge any confidential or sensitive information.

EXHIBIT 10.9

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by the Borrower; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied); (iv) compensated for by Clause 13.6 (Stamp taxes) (or would have been compensated for under Clause 13.6 (Stamp taxes) but was not so compensated solely because any, all or a combination of the exclusions set out therein applied); or (v) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. Notwithstanding anything to the contrary in this Clause 14, no Finance Party shall be entitled to any reimbursement or compensation unless (x) such Finance Party is not a debt provider to borrowers under substantially similar facilities with substantially similar assets from whom such Finance Party is entitled to seek such compensation or (y) such Finance Party is providing similar notices as described in Clause 14.2 (Increased cost claims) to borrowers under substantially similar facilities with substantially similar assets from whom such Finance Party is entitled to seek such compensation.

(b)	Failure or delay on the part of any Finance Party to make a claim pursuant to Clause 14.1 (Increased costs) shall not constitute a waiver of such Finance Party’s right to make a claim; provided that the Borrower shall not be required to compensate a Finance Party pursuant to Clause 14.1 (Increased costs) for any Increased Costs incurred more than 12 months prior to the date that such Finance Party notifies the Facility Agent, the Borrower and the Parent of the change in law giving rise to such Increased Costs and of such Finance Party’s intention to claim compensation therefor; provided, further, that, if the change in law giving rise to such Increased Costs is retroactive, then the 12-month period referred to above shall be extended to include the period of retroactive effect thereof.

15	OTHER INDEMNITIES

15.1	Currency indemnity

(a)	If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the Borrower shall as an independent obligation, pursuant to the Priorities of Payment, indemnify each Secured Party to whom that Sum is due against any cost, loss or Liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

EXHIBIT 10.9

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrower shall pay pursuant to the Priorities of Payment each Secured Party against any cost, loss or Liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default or the giving of notice under Clause 24.15 (Acceleration);

(b)	a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in an Advance requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of gross negligence, fraud or wilful misconduct by that Secured Party alone); or

(d)	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by the Borrower,

provided that this Clause 15.2 shall not apply to the extent any Increased Cost is (i) compensated for by Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) or any of the exclusions in Clause 14.3 (Exceptions) applied) or (ii) is compensated for by Clause 13.6 (Stamp taxes) (or would have been compensated for under Clause 13.6 (Stamp taxes) but was not so compensated solely because any, all or a combination of the exclusions set out therein applied).

15.3	Indemnity to the Facility Agent

The Borrower hereby indemnifies the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

EXHIBIT 10.9

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised but which is in fact not genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s fraud, gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents.

15.4	Indemnity to the Collateral Agent

The Borrower hereby indemnifies the Collateral Agent and every Receiver and Delegate against any cost, loss or Liability incurred by any of them as a result of:

(a)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine and appropriately authorised;

(b)	the taking, holding, protection or enforcement of the Transaction Security;

(c)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Collateral Agent and each Receiver and Delegate by the Finance Documents or by law;

(d)	any failure by the Borrower to comply with its obligations under Clause 17 (Costs and Expenses);

(e)	any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(f)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement or any other Finance Document in respect of the proper performance of its functions under the Finance Documents; or

(g)	acting as Collateral Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Collateral Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct, having regard to the provisions of the Finance Documents conferring on the Collateral Agent any trusts, powers, authorities or discretions).

The Collateral Agent and every Receiver and Delegate may, subject to the applicable Priorities of Payment, indemnify itself out of the Borrower Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.4 (Indemnity to the Collateral Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.5	The obligations of the Borrower under Clauses 15.2 (Other indemnities), 15.3 (Indemnity to the Facility Agent) and 15.4 (Indemnity to the Collateral Agent) shall survive the termination of this Agreement and/or the termination of the appointment of the Collateral Agent.

EXHIBIT 10.9

16	MITIGATION BY THE SENIOR LENDERS

16.1	Mitigation

(a)	Each Senior Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in the Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 13 (Tax gross up and indemnities) or Clause 14 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrower shall indemnify each Senior Lender, pursuant to the Priorities of Payments, for all costs and expenses properly incurred by that Senior Lender as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)	A Senior Lender is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Senior Lender (acting reasonably), to do so might be materially prejudicial to it.

17	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrower shall, on the Closing Date, pay each of the Facility Agent, the Custodian, the Account Bank, each Senior Lender, the Lead Bank and the Collateral Agent the amount of all documented costs and expenses (including legal fees and expenses) properly incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other documents referred to in this Agreement or in a Security Document and delivered on the Closing Date; and thereafter, subject to any agreed caps, the Borrower shall, pursuant to the Priorities of Payment, pay each of the Agent, the Custodian, the Account Bank, each Senior Lender, the Lead Bank and the Collateral Agent the amount of all documented costs and expenses (including legal fees and expenses) properly incurred by any of them (and, in the case of the Collateral Agent, by any Receiver or Delegate) incurred by them after the Closing Date in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

(b)	any other Finance Documents executed after the date of this Agreement.

EXHIBIT 10.9

17.2	Amendment costs

Subject to any agreed caps, the Borrower shall, pursuant to the Priorities of Payment, reimburse each of the Facility Agent, the Collateral Administrator, the Custodian, the Account Bank, the Collateral Agent, the Senior Lenders and the Lead Bank for the amount of all documented costs and expenses (including legal fees and expenses) properly incurred by such Person (and, in the case of the Collateral Agent, by any Receiver or Delegate):

(a)	in responding to, evaluating, negotiating or complying with any amendment, waiver or consent requested by the Borrower; or

(b)	in effecting an amendment to this Agreement, subject to, in the case of the Senior Lenders and the Lead Bank, such amendment being commercially reasonable, pursuant to Clause 11 (Changes to the Calculation of Interest) or Clause 40.4 (Replacement of Published Rate).

17.3	Enforcement and preservation costs

The Borrower shall, pursuant to the Priorities of Payment, pay to each Secured Party the amount of all documented costs and expenses (including legal fees and expenses and the fees and expenses of accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it taking or holding the Transaction Security, or enforcing those rights.

EXHIBIT 10.9

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Each Borrower (as to itself) represents and warrants as set out in this Clause 18 to each Finance Party.

18.1	Organisation and powers

The Borrower:

(a)	is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

(b)	has the power to own its assets and carry on its business as it is being conducted; and

(c)	(i) in the case of PG BDC Finance, is treated as a disregarded entity of the Parent for US federal income tax purposes, and (ii) in the case of PG BDC Revolver, will be treated as a corporation for US federal income tax purposes beginning no later than the effective date of Parent’s election to be treated as a regulated investment company for US federal income tax purposes (and will be treated as a disregarded entity of the Parent for US federal income tax purposes at all times prior to being treated as a corporation for US federal income tax purposes).

18.2	Non-conflict with other obligations

The entry into and performance by the Borrower of this Agreement and any other Finance Document to which it is a party, and the performance of the transactions contemplated thereby do not conflict with:

(a)	the Borrower’s Constitutional Documents;

(b)	any Law applicable to the Borrower in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute an event of default or termination event (however described) under any such agreement or instrument.

18.3	Power and authority

The Borrower has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

18.4	Due Execution

Each Finance Document to which the Borrower is a party has been duly executed and delivered by the Borrower.

EXHIBIT 10.9

18.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, except those the failure of which to obtain or effect would not reasonably be expected to result in a Material Adverse Event.

18.6	Enforceability

(a)	The obligations expressed to be assumed by the Borrower in each Finance Document to which the Borrower is party are, subject to the Legal Reservations and the Perfection Requirements, legal, valid, binding and enforceable obligations of the Borrower.

(b)	Subject to the Legal Reservations and Perfection Requirements, the Security Agreement creates a valid Security Interest and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Borrower or otherwise.

18.7	Governing law and enforcement

Any:

(a)	submission under the Finance Documents to which it is a party to the jurisdiction to which it is stated to be subject; and

(b)	agreement as to the governing law of any such Finance Document,

is legal, valid and binding and will be recognised and enforced under the laws of its Relevant Jurisdictions.

18.8	[Reserved].

18.9	[Reserved].

18.10	Taxation

The Borrower has filed all tax returns (if any) in a timely manner which are required to be filed by it, and has paid all taxes (if any) due pursuant to such returns or pursuant to any assessment made against it or any of its property and assets or any other taxes, fees or other charges imposed on it or any of its property and assets by any taxing authority (other than those taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower), in each case, other than those where the failure to so file or pay would not reasonably be expected to result in a Material Adverse Effect; no material tax lien has been filed; and no material claim is being asserted, in each case other than claims asserted for taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower with respect to any such tax lien, tax, fee or other charge.

EXHIBIT 10.9

18.11	No Default or Material Adverse Effect

(a)	No Event of Default has occurred and is continuing.

(b)	No other event or circumstance has occurred and is continuing which would reasonably be expected to have a Material Adverse Effect.

18.12	Information

Any information (other than projections, forward-looking statements general economic data or industry information) provided by or on behalf of the Borrower in writing to the Secured Parties which has been uploaded to the VDR or otherwise provided in accordance with the Finance Documents (including, for the avoidance of doubt, any Portfolio Information or other information relating to a Collateral Obligation, any Related Security or any Obligor), in each case was (after taking into account all updates, modifications and supplements to such information), when taken as a whole, as of the date such information is provided, true and accurate in all material respects (or, in the case of information relating to third parties, true and correct in all material respects to the actual knowledge of the Borrower (unless otherwise notified to the applicable Secured Parties)) and did not contain any material misstatement of fact or omit to state any material fact which made the statements therein, when taken as a whole, in light of the circumstances under which such information was furnished, materially misleading (or, in the case of information relating to third parties, does not omit to state such a fact to the actual knowledge of the Borrower (unless otherwise notified to the applicable Secured Parties)).

18.13	No other business

(a)	The Borrower has not traded or carried on any business since the date of its formation except for:

(i)	the ownership and maintenance of its interests in the Collateral Obligations (including, in respect of any Collateral Obligation that is a Participation, any related participation documentation);

(ii)	entry into the intercompany loan between the Borrower and a PG Affiliate, which shall for the avoidance of doubt, be repaid in full on or promptly following the first Utilisation Date; and

(iii)	the incurrence of obligations under the Finance Documents.

(b)	The Borrower has no Subsidiaries.

(c)	The Borrower:

(i)	does not have, and has not had, any employees; and

(ii)	does not have any obligation in respect of any retirement benefit or occupational pension scheme.

EXHIBIT 10.9

(d)	As of the date of this Agreement, the Borrower’s capitalisation consists only of the membership interests held by the Parent.

(e)	The Borrower has not made any distributions and has no other liabilities other than (i) those permitted or contemplated by the Finance Documents and (ii) the intercompany loan between the Borrower and a PG Affiliate, which shall for the avoidance of doubt, be repaid in full on or promptly following the first Utilisation Date.

18.14	Pari passu ranking

The Borrower’s payment obligations under the Finance Documents rank at least pani passu with the claims of all its other unsecured and unsubordinated creditors, except for those creditors whose claims are mandatorily preferred by law.

18.15	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which are reasonably likely to be adversely determined have been started or threatened against the Borrower in writing and, which if adversely determined, would reasonably be expected to result in a Material Adverse Event.

18.16	[Reserved].

18.17	Arm’s length transactions

Each Finance Document to which the Borrower is a party is being entered into by the Borrower in good faith for the benefit of the Borrower and on arm’s length commercial terms.

18.18	Sources of funding

All its activities are financed solely through:

(a)	borrowing under the Facility;

(b)	the issuance or subscription of any equity interests; and

(c)	amounts received in respect of the Collateral Obligations acquired or originated by the Borrower in accordance with the Finance Documents.

18.19	Sanctions

Neither the Borrower nor, to the best knowledge and belief of the Borrower, any director, officer, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Borrower, is a Sanctioned Person. The Borrower has instituted and maintained policies and procedures designed to promote and achieve compliance with Sanctions. This Clause 18.19 shall not apply to the extent it would result in a breach of Commission Delegated Regulation (EU) 2018/1100.

EXHIBIT 10.9

18.20	Anti-Corruption Law; Anti-Money Laundering Laws

The Borrower and, to the best knowledge of the Borrower, any director, officer, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Borrower, has conducted its business in material compliance with Anti-Corruption Laws and Anti-Money Laundering Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.21	ERISA Matters

(a)	Neither the Borrower nor, except as would not reasonably be expected to result in material liability to the Borrower, any ERISA Affiliate, has during the past six years maintained, contributed to or had an obligation to contribute to any Plan or Multiemployer Plan.

(b)	The Borrower is not and is not acting on behalf of, and will not be and will not act on behalf of any Benefit Plan Investor.

18.22	Permitted Indebtedness

Other than Permitted Indebtedness, the Borrower has no other Financial Indebtedness.

18.23	Investment Company Act

The Borrower is not, nor is required to be, registered as an “investment company” under the Investment Company Act.

18.24	Eligibility Criteria

(a)	Each Collateral Obligation is an Eligible Obligation save to the extent the Borrower has notified the Lead Bank and the Collateral Administrator that such Collateral Obligation is an Ineligible Obligation.

(b)	Each Restructured Obligation satisfied the Eligibility Criteria on the relevant Restructuring Date unless the Borrower has notified the Collateral Administrator, the Lead Bank and the Collateral Administrator that the Eligibility Criteria were not so satisfied.

18.25	Insolvency

No Insolvency Event has occurred in respect of the Borrower.

18.26	Ranking

Subject to any applicable Perfection Requirements, each Security Interest created under a Security Document:

(a)	subject to the Legal Reservations, has or will have the ranking in priority which it is expressed to have in such Security Document; and

(b)	is not subject to any prior ranking or pari passu ranking Security Interest, except for any Permitted Security Interest.

EXHIBIT 10.9

18.27	Legal and beneficial ownership

The Borrower is the sole legal and beneficial owner of the respective assets over which it purports to grant Security Interests under the Security Documents (disregarding any Security Interest created or permitted by the Finance Documents) (save to the extent the interests of the Borrower are held through a security agent or trustee or held through rights against the Custodian by virtue of holding any Collateral Obligations in the Custody Account).

18.28	No other Security Interest

No Security Interest exists over all or any of the present or future assets of the Borrower other than as permitted by the Finance Documents, except for any Permitted Security Interest.

18.29	[Reserved].

18.30	Times when representations made

(a)	All representations and warranties made under this Clause 18 are made by the Borrower on the Closing Date.

(b)	The Borrower Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request and each Utilisation Date; and

(ii)	(excluding the representation in Clause 18.23 (Investment Company Act)) the first day of each Collection Period.

(c)	The representation in Clause 18.12 (Information) shall be given on the date information is uploaded to the VDR by the Borrower (or on its behalf) or otherwise provided by the Borrower (or on its behalf) to a Finance Party in accordance with the Finance Documents in respect of the information so provided.

(d)	The representations in Clause 18.23 (Eligibility Criteria) shall also be given in respect of a Collateral Obligation on each Eligibility Criteria Test Date in respect of such Collateral Obligation.

(e)	Each representation and warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date such representation or warranty is deemed to be made.

EXHIBIT 10.9

19	REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants as set out in this Clause 19 to each Finance Party.

19.1	Organisation and powers

The Parent:

(a)	is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

(b)	has the power to own its assets and carry on its business as it is being conducted. 19.2 Non-conflict with other obligations

The entry into and performance by the Parent of this Agreement and any other Finance Document to which it is a party, and the performance of the transactions contemplated thereby do not conflict with:

(a)	the Parent’s Constitutional Documents;

(b)	any Law applicable to the Parent in any material respect; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute an event of default or termination event (however described) under any such agreement or instrument.

19.3	Power and authority

The Parent has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.4	Due Execution

Each Finance Document to which the Parent is a party has been duly executed and delivered by the Parent.

19.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect, except those the failure of which to obtain or effect would not reasonably be expected to result in an event or circumstance has occurred and is continuing which would reasonably be expected to result in a material adverse effect on the ability of the Parent to perform its obligations under the Finance Documents.

EXHIBIT 10.9

19.6	Enforceability

The obligations expressed to be assumed by the Parent in each Finance Document to which the Parent is party are, subject to the Legal Reservations and the Perfection Requirements, legal, valid, binding and enforceable obligations of the Parent.

19.7	Governing law and enforcement

Any:

(a)	submission under the Finance Documents to which it is a party to the jurisdiction to which it is stated to be subject; and

(b)	agreement as to the governing law of any such Finance Document,

is legal, valid and binding and will be recognised and enforced under the laws of its Relevant Jurisdictions.

19.8	[Reserved].

19.9	Sanctions

Neither the Parent nor, to the best knowledge and belief of the Parent, any director, officer, employee, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Parent, is a Sanctioned Person. The Parent has instituted and maintained policies and procedures designed to promote and achieve compliance with Sanctions. This Clause 19.9 shall not apply to the extent it would result in a breach of Commission Delegated Regulation (EU) 2018/1100.

19.10	Anti-Corruption Law; Anti-Money Laundering Laws

The Parent and, to the best knowledge of the Parent, any director, officer, employee, agent or representative thereof or an Affiliate acting on its behalf and in connection with the business of the Parent, has conducted its business in material compliance with Anti-Corruption Laws and Anti-Money Laundering Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

19.11	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which are reasonably likely to be adversely determined have been started or threatened against the Parent in writing and, which if adversely determined, would reasonably be expected to result in a material adverse effect on (i) the business or financial condition of the Parent taken as a whole; (ii) the ability of the Parent to perform its obligations under the Finance Documents; or (iii) the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of the Finance Documents or the rights or remedies of any Secured Party under any of the Finance Documents.

EXHIBIT 10.9

19.12	Insolvency

No Insolvency Event has occurred in respect of the Parent.

19.13	Times when representations made

(a)	All representations and warranties made under this Clause 19 are made by the Parent on the Closing Date.

(b)	The Parent Repeating Representations are deemed to be made by the Parent by reference to the facts and circumstances then existing on:

(i)	the date of each Utilisation Request and each Utilisation Date; and

(ii)	the first day of each Collection Period.

(c)	Each representation and warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date such representation or warranty is deemed to be made.

20	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. For the avoidance of doubt, any information provided to the Lead Bank pursuant to this Clause 20 may be shared with the Senior Lenders.

20.1	Information – miscellaneous

The Borrower shall supply to the Facility Agent, the Senior Lenders and the Lead Bank:

(a)	promptly on becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations which are current, formally threatened in writing or pending against:

(i)	the Borrower which, if adversely determined, would be in an amount of not less than $5,000,000 or which would reasonably be expected to result in a Material Adverse Event;

(ii)	the Parent which, if adversely determined, would be in an amount of not less than $5,000,000 or which would reasonably be expected to result in a Material Adverse Event or have a material adverse effect on the Parent, in each case, to the extent such disclosure is permitted by law or any applicable confidentiality restrictions (provided that the Borrower shall, and shall procure that the Parent shall, without incurring material expenses, obtain such permission if disclosure may be permitted by making a request or obtaining an approval for disclosure);

(b)	promptly, and in any event within seven Business Days after receipt thereof by the Borrower or the Parent, copies of each notice or other correspondence received from any regulatory body in any applicable jurisdiction concerning any investigation by such regulatory body regarding financial or other operational results of any such entity where any such investigation which would reasonably be expected to have a Material Adverse Effect on the Borrower and/or the Parent, but only to the extent such disclosure is permitted by law or any applicable confidentiality restrictions (provided that the Borrower shall, and shall procure that the Parent shall, without incurring material expenses, obtain such permission if disclosure may be permitted by making a request or obtaining an approval for disclosure);

EXHIBIT 10.9

(c)	promptly notify, to the extent not otherwise disclosed to such Parties (including by way of information provided in any Payment Date Report), of any material adverse change in the Borrower’s business or financial condition (consolidated if applicable) (and other than any change resulting from the repayment, prepayment or sale of the Collateral Obligations by the Borrower) since the date of the Borrower’s unaudited financial statements and audited (consolidated, if applicable) financial statements most recently delivered to such Parties were drawn up;

(d)	such further information regarding the financial condition of the Borrower and the Parent and the assets of the Borrower and the Parent as the Facility Agent may reasonably request that is within the possession of the Borrower or may be obtained with neither undue burden nor expense and is not subject to confidentiality restrictions;

(e)	promptly by email and in any event no later than seven Business Days of the granting thereof, details of any waivers by the requisite percentage of lenders or holders in respect of or in connection with the Underlying Instruments in respect of a Collateral Obligation which would have a material impact on the Collateral Obligations; and

(f)	promptly by email and in any event no later than seven Business Days of becoming aware of any:

(i)	default; or

(ii)	any circumstance which results in a Collateral Obligation becoming a Defaulted Obligation or a Restructured Obligation,

by any Obligor under the Underlying Instruments in respect of a Collateral Obligation, the details of such default and/or circumstance.

20.2	Notice of untrue, inaccurate or misleading information

(a)	The Borrower shall promptly notify the Facility Agent and the Lead Bank upon a Responsible Officer of the Borrower becoming aware that any representation or statement made or deemed to be made by the Borrower or the Parent in the Finance Documents or any information provided by the Borrower and/or the Parent to the Secured Parties which has been uploaded to the VDR or has been provided in accordance with the Finance Documents, is or proves to have been untrue, inaccurate or misleading in any material respect when made or deemed to be made or provided or, where applicable, as of the date at which such information speaks. Following a notification in accordance with this paragraph, the Borrower shall use commercially reasonable efforts to update such information and/or correct any inaccuracies in respect thereof (provided that where the Borrower has received information from a third party which proves to have been untrue, inaccurate or misleading in any material respect, the Borrower shall request the relevant third party to update and/or correct such information and shall provide such updated and/or corrected information to the Lead Bank promptly upon its receipt).

EXHIBIT 10.9

(b)	The Parent shall promptly notify the Facility Agent and the Lead Bank upon a Responsible Officer of the Parent becoming aware that any representation or statement made or deemed to be made by the Parent in the Finance Documents or any information provided by the Parent to the Secured Parties which has been uploaded to the VDR or has been provided in accordance with the Finance Documents, is or proves to have been untrue, inaccurate or misleading in any material respect when made or deemed to be made or provided or, where applicable, as of the date at which such information speaks. Following a notification in accordance with this paragraph, the Parent shall use commercially reasonable efforts to update such information and/or correct any inaccuracies in respect thereof (provided that where the Parent has received information from a third party which proves to have been untrue, inaccurate or misleading in any material respect, the Parent shall request the relevant third party to update and/or correct such information and shall provide such updated and/or corrected information to the Lead Bank promptly upon its receipt).

20.3	Notice of Default or Event of Default

The Borrower will give the Lead Bank, the Collateral Agent, the Collateral Administrator and the Facility Agent notice in writing forthwith upon obtaining actual knowledge of the occurrence of any Default or Event of Default and specifying the same and the steps, if any, being taken to remedy it.

20.4	Financial statements: Borrower

(a)	The Borrower (or another party on its behalf) shall provide to the Facility Agent and the Lead Bank within 180 calendar days of the end of each fiscal year (commencing with the fiscal year ending 31 December 2024), its annual unaudited financial statements for such fiscal year and shall use reasonable efforts to procure that each of its financial statements are prepared using GAAP.

(b)	The Borrower shall not amend its financial year end without the prior written consent of the Lead Bank (which consent shall not be unreasonably withheld, conditioned or delayed).

EXHIBIT 10.9

20.5	Other financial information: Borrower

The Borrower shall provide (or shall procure that, in the case of paragraphs (a) and (b) below, the Collateral Administrator shall provide on its behalf) to the Facility Agent and the Lead Bank the following:

(a)	a Payment Date Report with respect to each Payment Date or Interim Payment Date (as applicable) not later than three Business Days prior to such Payment Date or Interim Payment Date (as applicable);

(b)	a Portfolio Monitoring Report on each of the following dates:

(i)	as soon as such report is available following the end of each calendar quarter and in any case within ten Business Days of the end of such calendar quarter;

(ii)	the date of each Advance;

(iii)	the date of inclusion of a Collateral Obligation in the Portfolio;

(iv)	each date of disposal of an Eligible Obligation by the Borrower; and

(v)	each date of repayment or prepayment in full of the principal amount of a Collateral Obligation; and

(c)	on each Calculation Date, a Borrower Compliance Certificate substantially in the form appended to Schedule 19 (Form of Borrower Compliance Certificate) signed by a Responsible Officer of the Borrower certifying (amongst other things) compliance with the Portfolio Profile Tests, the Sequential Amortisation Tests and the Senior Loan Tests.

On each Determination Date, the Borrower shall instruct the Collateral Administrator to calculate the amounts to be disbursed pursuant to the Priorities of Payments and shall procure disbursement of such amounts in accordance with the terms of this Agreement. The Collateral Administrator shall assist the Borrower to compile a Payment Date Report setting out such amounts in the form as required pursuant to this Agreement.

20.6	Financial Statements: Parent

The Parent (or another party on its behalf) shall provide the Facility Agent and the Lead Bank within 180 calendar days of the end of each fiscal year (commencing with the fiscal year ending 31 December 2024), its annual audited financial statements for such fiscal year which, in each case, fairly represents its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up and shall use reasonable efforts to procure that each set of its financial statements are prepared using GAAP.

20.7	Further Documentation

The Borrower shall, without incurring material expenses, give or procure to be given to the Secured Parties such opinions, certificates, information and evidence as the Lead Bank shall reasonably require and in such form as any of them shall reasonably require for the purposes of the discharge or exercise of the duties, trusts, powers, authorities and discretions, as applicable, vested to any of them under the Finance Documents or by operation of law; provided that to the extent any opinions contain restrictions on disclosure, the Borrower shall provide reasonable assistance to any relevant Secured Party in seeking such disclosure but only to the extent such disclosure is permitted by law or any applicable confidentiality restrictions (provided that the Borrower shall, and shall procure that the Parent shall, without incurring material expenses, obtain such permission if disclosure may be permitted by making a request or obtaining an approval for disclosure).

EXHIBIT 10.9

20.8	“Know your customer” checks

The Borrower shall promptly on the request of any Secured Party supply to that Secured Party any documentation or other evidence which is reasonably requested by that Secured Party (whether for itself, on behalf of any Secured Party or any prospective Senior Lender) to enable a Secured Party or prospective Secured Party to carry out and be satisfied with the results of any “know your customer” checks or other similar checks required under any applicable law, regulation or internal policy in respect of the transactions contemplated by the Finance Documents. Any: (i) change in law; or (ii) change in the status of the Borrower or PG Group resulting in a requirement for a provision of any further documentation or evidence shall be deemed to be a reasonable reason for requesting any such information.

20.9	Use of VDR

(a)	The Borrower and the Parent may satisfy their respective obligations under this Agreement to deliver any information to the Senior Lenders by (i) posting this information onto the VDR; or (ii) email to the relevant address(es) as set out in Clause 36.2 (Addresses), provided that any Utilisation Requests or notices under Clause 20.2 (Notice of untrue, inaccurate or misleading information), Clause 20.3 (Notice of Default or Event of Default) must be delivered by email only.

(b)	The Borrower shall procure that:

(i)	each Senior Lender is supplied with the address of and any relevant password specifications for the VDR and, in respect of any New Senior Lender, the Borrower shall procure that such details are provided within three Business Days upon request in writing (which may be by way of email);

(ii)	any information posted to the VDR shall remain available to each Senior Lender for the entire term of the Facility;

(iii)	any new information which is required to be provided under this Agreement is either (A) posted onto the VDR; or (B) delivered by email to the relevant address(es) as set out in Clause 36.2 (Addresses); and

(iv)	any amendments to any existing information which has been provided under this Agreement and posted onto the VDR or delivered by email, is either (A) posted onto the VDR; or (B) delivered by email to the relevant address(es) as set out in Clause 36.2 (Addresses).

EXHIBIT 10.9

(c)	The Borrower shall, promptly upon a Responsible Officer of the Borrower becoming aware of the occurrence of any of the following events, notify the Senior Lenders (and, where applicable, procure that the Senior Lenders are provided with the relevant information) if:

(i)	the VDR cannot be accessed due to technical failure;

(ii)	the password specifications for the VDR change;

(iii)	any new information (other than Pre-Funding Information, Post-Funding Information and Required Reporting (other than limb (d))) which is required to be provided under this Agreement is posted onto the VDR; or

(iv)	the Borrower becomes aware that the VDR or any information posted onto the VDR is or has been infected by any electronic virus or similar software.

(d)	If the Borrower notifies the Senior Lenders under paragraph (c) above, all information to be provided by the Borrower and the Parent under this Agreement after the date of that notice shall be supplied in paper form or by email (or in such other form as may be agreed between the Lead Bank and the Borrower) unless and until the Lead Bank and each Senior Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(e)	Notwithstanding anything to the contrary herein, all notices to the Facility Agent, Collateral Agent and Collateral Administrator shall be provided to it in accordance with the provisions of Clause 36 (Notices) hereof.

20.10	Audits

The Facility Agent and the Senior Lender(s) may, annually and at the sole cost and expense of the Senior Lenders with the reasonable assistance of the Borrower in relation to any other occurrence during such period:

(a)	engage an independent nationally recognised accounting firm or an independent audit and consulting firm specialising in securitisation transactions reasonably satisfactory to the Facility Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Finance Document to which it is a party during normal office hours and examine and audit the books, records and accounts of the Borrower and such other person solely relating to the business, financial condition and operations of the Borrower and the Borrower’s and such other person’s performance under the Finance Documents to which it is party;

(b)	permit such firm to discuss the Borrower’s affairs and finances with the officers, partners, employees and accountants of any of them;

(c)	cause such firm to provide to the Facility Agent and each Senior Lender, a report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Facility Agent; and

(d)	authorise such firm to discuss such affairs, finances and performance with representatives of the Facility Agent and each Senior Lender and their designees; provided, however, that, so long as no Event of Default has occurred and is continuing, the Facility Agent and the Senior Lenders shall use reasonable efforts to coordinate their inspections as a single group.

EXHIBIT 10.9

20.11	Agreed upon procedures

The Lead Bank may, annually (at the cost of the Senior Lenders, to be apportioned between the Senior Lenders on a pro rata basis proportional to each Senior Lender’s Commitment as a share of the Total Commitment) appoint an independent nationally recognised accounting firm or an independent audit and consulting firm (with the consent of the Borrower (acting reasonably and provided that the Borrower must agree to at least one nationally recognised firm)) to conduct agreed upon procedures for the purpose of producing an AUP Report.

20.12	Business Development Company Status

The Parent shall promptly notify the Facility Agent, Lead Bank and Lenders upon becoming a Business Development Company.

21	GENERAL UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect in all material respects; and

(b)	supply, on request, to the extent reasonably available to the Borrower, certified copies to the Lead Bank of, any Authorisation required under any law or regulation to:

(i)	enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document; or

(ii)	own its assets and carry on its business as it is being conducted except where failure to obtain and/or maintain such Authorisation would not have a Material Adverse Effect.

21.2	Compliance with laws

The Borrower shall comply with and adhere to, in all material respects with all Applicable Laws.

21.3	[Reserved].

EXHIBIT 10.9

21.4	Constitutional Documents

(a)	The Borrower shall at all times observe and comply with its Constitutional Documents.

(b)	The Borrower shall not amend, replace or restate its Constitutional Documents without the consent of the Lead Bank unless:

(i)	it is required to do so in accordance with, or in order to comply with the requirements of, applicable law or regulation or in;

(ii)	it is required to do so in order to evidence any amendments to its shares or share premium following a capital call from the Parent; or

(iii)	such amendment, replacement or restatement is minor, administrative or corrective in nature,

and, in each case would not have a material adverse effect on the interests of the Senior Lenders under the Finance Documents.

(c)	The Borrower shall provide a copy of any amendment, replacement or restatement of any of its Constitutional Documents promptly to the Collateral Agent, the Lead Bank and the Facility Agent following the occurrence of the same.

21.5	Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents at all times rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for those creditors whose claims are mandatorily preferred by law.

21.6	Negative pledge

In this Clause 21.6, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower shall not create or permit to subsist any Security Interest over any of its assets.

(b)	The Borrower shall not:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

EXHIBIT 10.9

(c)	Paragraphs (a) and (b) above do not apply to any Security Interest or (as the case may be) Quasi-Security, listed below:

(i)	the Transaction Security;

(ii)	any lien arising by operation of law and in the ordinary course of trading; or

(iii)	any Permitted Security Interests.

21.7	Restrictions

The Borrower shall not, for as long as any obligations owing to the Finance Parties remain outstanding, without the prior consent in writing of the Lead Bank:

(a)	other than as contemplated by the Finance Documents:

(i)	engage in any business (including originating and purchasing Collateral Obligations) and in respect of such business shall not engage in any activity other than:

(A)	acquiring and holding any property, assets or rights that are capable of being effectively secured in favour of the Collateral Agent or that are capable of being held by the Borrower for and on behalf of the Collateral Agent under the Security Documents;

(B)	entering into, exercising its rights and performing its obligations under or enforcing its rights under the Finance Documents to which it is a party, as applicable; and/or

(C)	performing any act incidental to or necessary or advisable in connection with any of the above;

(ii)	agree to any amendment to any provision of, or grant any waiver, release or consent under the Finance Documents to which it is a party;

(iii)	convey or transfer all or a substantial part of its properties or assets (in one or a series of transactions) to any person;

(iv)	permit or consent to any of the following occurring:

(A)	its bank accounts and the debts represented thereby being co-mingled with those of any other person or entity; or

(B)	its assets or revenues being co-mingled with those of any other person or entity;

EXHIBIT 10.9

(v)	incur any Financial Indebtedness (other than Permitted Indebtedness) or Subordinated Liabilities;

(vi)	have any employees;

(vii)	enter into any corporate reconstruction, amalgamation, demerger, merger or consolidation;

(viii)	issue any equity interests unless such are pledged in accordance with the Pledge Agreement;

(ix)	enter into any lease in respect of, or own, premises;

(x)	enter into side arrangements or letters with investors or third parties that contain provisions that would be materially prejudicial to any Senior Lender;

(xi)	guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

(xii)	establish any offices, branches or other establishment outside the State of Delaware; or

(xiii)	either: in respect of the Collateral Administrator, the Custodian or the Account Bank, terminate its appointment under the Collateral Administration Agreement, the Custody Agreement or the Account Control Agreement, as applicable, or release it from any of its obligations thereunder;

(b)	enter into any hedge transaction; or

(c)	enter into any agreement or contract with any person save for those contemplated by (or ancillary to, or in furtherance of):

(i)	the Finance Documents; and

(ii)	the Underlying Instruments. 21.8 Accounts

(a)	The Borrower shall not open or maintain any bank accounts other than the Accounts.

(b)	The Borrower shall operate the Accounts in accordance with the Finance Documents and shall ensure at all times that the Accounts are not overdrawn.

21.9	Books of Account

The Borrower shall at all times keep proper books of account and maintain the same separate from those of any other person or entity and allow the Facility Agent and any person appointed by the Facility Agent to whom the Borrower shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours and, prior to the occurrence of an Event of Default, upon the giving of at least five Business Days’ notice.

EXHIBIT 10.9

21.10	Corporate Structure

The Borrower shall not:

(a)	cease, or make any changes to, its present method of conducting business where such change has a material adverse effect on the Senior Lenders without the prior written consent of the Facility Agent (not to be unreasonably withheld or delayed);

(b)	make any changes to its corporate structure, operations, strategy or corporate governance where such change has a material adverse effect on the Senior Lenders without the prior written consent of the Facility Agent (not to be unreasonably withheld or delayed); or

(c)	establish any Subsidiary without the consent of the Lead Bank.

21.11	ERISA

(a)	The Borrower shall not:

(i)	become a Benefit Plan Investor at any time;

(ii)	sponsor, maintain, or contribute to, any Plan; or

(iii)	except as would not reasonably be expected to result in a Material Adverse Event, permit any ERISA Affiliate to permit the occurrence of any ERISA Event.

(b)	The Borrower shall give each Senior Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Event.

21.12	Anti-Corruption Laws and Anti-Money Laundering Laws

The Borrower shall:

(a)	comply with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects;

(b)	maintain policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects; and

(c)	ensure it does not directly or, to the best of its knowledge, indirectly, use any of the Advances in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

EXHIBIT 10.9

21.13	Market standard dealings

The Borrower shall not enter into any material transaction (as determined by the Borrower) with its Affiliates or another member of the PG Group or any Affiliate thereof other than those which:

(a)	are documented under the Finance Documents or the terms of business any Approved Valuation Agent (in respect of Market Values to be provided to the Borrower); and

(b)	are on arm’s length terms.

21.14	Sanctions

(a)	The Borrower shall not directly or, to the best of its knowledge, indirectly, use the proceeds of the Advances (or lend, contribute or otherwise make available such proceeds to any person) in any manner that would reasonably be expected to result in any person being in violation of any Sanctions (including without limitation as a result of the proceeds of the Advances being used to fund or facilitate any activities or business of, with or related to (or otherwise to make funds available to or for the benefit of) any person who is a Sanctioned Person or located in a Sanctioned Country).

(b)	The Borrower shall ensure that (A) no person that is a Sanctioned Person will have any legal or beneficial interest in any funds repaid or remitted by it to any Secured Party in connection with the Finance Documents and (B) it shall not use any revenue or benefit derived from any activity or dealing with a Sanctioned Person for the purpose of discharging amounts owing to any Secured Party in respect of the Finance Documents.

(c)	The Borrower shall implement and maintain appropriate safeguards designed to prevent any action that would be contrary to paragraph (a) or (b) above.

(d)	The Borrower shall supply to the Lead Bank details of any material claim, action, suit, proceedings or investigation against it with respect to Sanctions.

(e)	The Borrower shall not acquire or otherwise hold an equity interest in any Obligor (including, but not limited to, as a result of any debt for equity swap in respect of a Collateral Obligation) without having obtained prior written confirmation (such confirmation not to be unreasonably withheld or delayed) from each of the Senior Lenders, the Facility Agent and the Collateral Agent that the holding of such equity interest by the Borrower would, in its reasonable opinion, be in compliance with any policy such party may have at that time in respect of Sanctions.

(f)	It is acknowledged and agreed that the provisions of this Clause 21.14 (Sanctions) are sought and given unless and to the extent that do so would be impermissible pursuant to Commission Delegated Regulation (EU) 2018/1100.

EXHIBIT 10.9

21.15	Taxation

(a)	The Borrower shall ensure the filing on a timely basis in the appropriate office of any tax forms and the Borrower must pay or discharge, or cause to be paid or discharged, on a timely basis, all material taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits, property or assets, in each case, to the extent the Borrower is liable for such amounts, except where (i) the amount or validity of such obligations is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or (ii) failure to file such forms or pay such amounts would not result in a material adverse effect under this Agreement, individually, or in the aggregate.

(b)	(i) PG BDC Finance shall at all times continue to be treated as a disregarded entity of the Parent for US federal income tax purposes and (ii) PG BDC Revolver shall elect to be treated as a corporation for US federal income tax purposes, with effect on or prior to the effective date of Parent’s election to be treated as a regulated investment company for US federal income tax purposes, and shall at all times continue to be treated as a corporation for US federal income tax purposes thereafter.

21.16	Separateness

The Borrower shall:

(a)	pay its own operating expenses and liabilities from its own funds;

(b)	not commingle its assets with the assets of any other Person;

(c)	maintain bank accounts separate from any other Person;

(d)	at all times hold itself out to the public and all other Persons as a company separate from all other Persons;

(e)	file its own tax returns separate from those of any other Person, except to the extent it is not required to file tax returns under applicable Law;

(f)	conduct its business in its own name and comply with all organisational formalities necessary to maintain its separate existence;

(g)	not enter into any transaction with an Affiliate, except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;

(h)	use separate invoices bearing its own name;

(i)	correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person; and

(j)	not buy, or hold any evidence of, Financial Indebtedness of any Affiliate except as expressly contemplated in the Finance Documents.

EXHIBIT 10.9

21.17	Dividends and Share Redemption

The Borrower shall not:

(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its equity interests (or any class of its equity interests);

(b)	repay or distribute any dividend or share premium reserve;

(c)	pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so,

other than: (i) in connection with a Permitted Distribution; or (ii) to the extent expressly permitted in the Priorities of Payments.

21.18	Further Assurances

The Borrower shall promptly upon the reasonable request of the Collateral Agent, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s Security Interest in the Portfolio granted by the Borrower for the benefit of the Secured Parties free and clear of any Security Interests (other than Permitted Security Interests). At the reasonable request of the Collateral Agent, the Borrower shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under the Transaction Security in favour of the Secured Parties in the Portfolio, including all actions which are necessary to:

(a)	enable the Secured Parties to enforce their rights and remedies under the Transaction Security and the other Finance Documents; or

(b)	carry out the terms of, the Finance Documents.

21.19	Conflicts of Interest

Where a Collateral Obligation is a loan to an Obligor in which the Borrower or an Affiliate of the Borrower has an equity interest, the Borrower shall refrain from exercising its rights (including any voting rights) in respect of such Collateral Obligation in a manner that would be materially adverse to the Borrower’s interest in such Collateral Obligation, provided that the Borrower shall not be restricted from exercising its rights (including any voting rights) in a manner that is consistent with the majority of other creditors in respect of such Collateral Obligation.

EXHIBIT 10.9

22	PORTFOLIO UNDERTAKINGS

22.1	Disposals and acquisitions

The Borrower may not, either in a single transaction or in a series of transactions and whether related or not, dispose of or acquire any Collateral Obligations except in accordance with the Investment Requirements or as otherwise expressly permitted by the Finance Documents.

22.2	Portfolio management

The Borrower shall not, and shall procure that no person shall on its behalf, consent to any amendment, grant any waiver, cast any vote or provide any consent in respect of a Collateral Obligation at any time an Event of Default is continuing or if the Facility Agent (acting at the direction of the Majority Senior Lenders) has taken any action under Clause 24.15 (Acceleration) without the consent of the Facility Agent.

22.3	Enforcement in respect of the Collateral Obligations

Subject to the Security Documents, the Borrower will take such steps as are reasonable to enforce all its rights in respect of the Collateral Obligations.

22.4	Portfolio Information

The Borrower shall provide the Portfolio Information to the Facility Agent at the times set out in Schedule 16 (Portfolio Information) and, to the extent such information is not available at such time, the Borrower shall use reasonable commercial efforts to promptly obtain such missing information and provide this information to the Facility Agent as soon as it is available, in each case, provided that any such Portfolio Information is not subject to any confidentiality restrictions (whether applicable by law, contract or otherwise), provided that in respect of paragraphs 3(e) and 5 of Schedule 16 (Portfolio Information), such information shall be provided by the Collateral Administrator on behalf of the Borrower and as instructed by the Borrower pursuant to and subject to the terms of the Collateral Administration Agreement.

22.5	Structured Finance Securities

The Borrower shall not hold or invest in any Structured Finance Security at any time other than as may be received in a restructuring of a Collateral Obligation; provided that the Borrower shall dispose of such Structured Finance Security as soon as reasonably possible following receipt of such Structured Finance Security.

22.6	[Reserved]

22.7	Receipts

The Borrower shall procure that amounts (including all receipts due to it in respect of Collateral Obligations) are paid into and out of each of the relevant bank accounts only in accordance with the Finance Documents.

EXHIBIT 10.9

22.8	Information – Eligibility Criteria and Restructured Obligation Criteria

In respect of any Collateral Obligation the Borrower shall notify the Facility Agent and the Lead Bank as soon as reasonably practicable upon a Responsible Officer of the Borrower becoming aware:

(a)	if such Collateral Obligation was at any time an Eligible Obligation, such Collateral Obligation ceasing to be an Eligible Obligation and becoming an Ineligible Obligation instead;

(b)	if such Collateral Obligation was at any time an Eligible Obligation, such Collateral Obligation becoming a Restructured Obligation; or

(c)	any Material Modification.

In each case, the Borrower shall describe in reasonable detail such event and, in respect of paragraph (a) or (b) above, where the Borrower contemplates taking any steps in connection therewith, such steps.

22.9	Participations

The Borrower shall not agree to grant sub-participations in respect of Collateral Obligations without the prior written consent of the Lead Bank.

22.10	Delayed Drawdown Obligations and Revolving Obligations

The Borrower shall satisfy all payment obligations under Delayed Drawdown Obligations and Revolving Obligations or other payments due and payable by it in respect of any Collateral Obligation.

22.11	Changes to rights

Save as expressly permitted by the Finance Documents, the Borrower shall not take or knowingly allow the taking of any action on its behalf which may result in the rights attaching to any of the Collateral Obligations being altered in a manner which is adverse to the interests of the Secured Parties and/or the Borrower.

22.12	Other obligations in respect of the Collateral Obligations

(a)	If the Borrower becomes aware of any request for information made under any law or regulation or by any listing or other authority or which are made under the Underlying Instruments, it shall promptly comply with such request.

(b)	The Borrower shall comply with all other conditions and obligations assumed by it in respect of any Collateral Obligation and Related Security.

(c)	If a Collateral Obligation becomes a Restructured Obligation, the Borrower shall request a Market Value in respect of such Collateral Obligation as soon as reasonably practicable thereafter.

(d)	The Borrower shall notify the Obligors, agent banks, facility agents or equivalent under the Collateral Obligations to make payments on the relevant Collateral Obligation into the Cash Account for credit to the Principal Ledger within 15 days of the settlement of such Collateral Obligation.

EXHIBIT 10.9

22.13	Restrictions on Purchases from Affiliates

The Borrower shall not acquire any Collateral Obligations from an Affiliate or a PG Affiliate.

23	SECURITISATION REGULATIONS REQUIREMENTS

23.1	Retention Requirements

The Parent hereby agrees, represents, warrants and irrevocably and unconditionally undertakes, for the benefit of the Collateral Agent, the Facility Agent, the Borrowers, the Lead Bank and the Senior Lenders, for so long as any Commitments or Advances under this Agreement remain outstanding, that:

(a)	it will hold and retain, as originator, on an on-going basis, a material net economic interest in the form specified in Article 6(3)(d) of the Securitisation Regulations (retention of the first loss tranche and, where such retention does not amount to 5% of the nominal value of the securitised exposures, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, so that the retention equals in total not less than 5% of the nominal value of the securitised exposures) by it holding the entire ownership interests in each Borrower (the “Retention Interest”);

(b)	it will not and will procure that its Affiliates do not sell, hedge or otherwise mitigate its credit risk directly or indirectly under or associated with the Retention Interest, respectively, except to the extent permitted in accordance with each of the Retention Requirements;

(c)	upon the reasonable request of the Lead Bank, each Borrower and the Parent will take such further action, provide such information and enter into such other agreements as may reasonably be required to satisfy either of the Retention Requirements as in force as of the Closing Date (in each case at the cost and expense of the party seeking such information) and, solely as regards the provision of information:

(i)	to the extent the Parent has actual knowledge of such information and

(ii)	subject to any legal, regulatory or duty of confidentiality requirements and limitations applicable to the Parent in respect of such information;

(d)	it shall confirm its continuing compliance with the undertakings set out in paragraphs (a) and (b) above: (i) upon the written request by or on behalf of the Facility Agent (acting at the direction of the Senior Lenders) or the Borrowers and (ii) the Collateral Administrator on the last Business Day of each Collection Period (for the purposes of inclusion of such confirmation in each Payment Date Report);

(e)	it is, and undertakes to be, an “originator” as defined in the Securitisation Regulations and after giving effect to the acquisition of any Collateral Obligation, together with the acquisition of any other Collateral Obligation to be acquired on the same date, the aggregate outstanding principal amount of Collateral Obligations held by the Borrowers that are Originated Collateral Obligations is in excess of 50% of the aggregate outstanding principal amount of Collateral Obligations held by the Borrowers;

EXHIBIT 10.9

(f)	it established the securitisation transaction contemplated by the Finance Documents;

(g)	it has not been established and does not operate for the sole purpose of securitising exposures;

(h)	the Originated Collateral Obligations which are held by the Borrowers were originated by the application of the same sound and well-defined criteria for credit granting which the Parent applies to any non-securitised exposures and, to this end, the same clearly established processes for approving and, where relevant, amending, renewing and refinancing credits shall be applied to the Originated Collateral Obligations which are held by the Borrowers and the Parent shall have effective systems in place to apply such criteria and processes in order to ensure that credit-granting is based on a thorough assessment of each Obligor’s creditworthiness taking appropriate account of factors relevant to verifying the prospect of the Obligor and their obligations under or in connection with an Originated Collateral Obligation;

(i)	if at any time:

(i)	the Parent ceases to hold the Retention Interest in accordance with paragraph (a) above;

(ii)	the Parent fails to comply with the undertaking set out in paragraph (b) above in any way; or

(iii)	any of the representations or undertakings of the Parent contained in this Clause 23.1 fails to be true on any date,

the Parent will promptly notify the Collateral Agent, the Facility Agent and the Borrower.

23.2	Acknowledgement of Receipt of Underlying Documentation

By entering into this Agreement, the Original Senior Lender acknowledges (for the avoidance of doubt, without assuming any liability for such acknowledgement) receipt of all underlying documentation that is essential for understanding the transaction constituted by the Finance Documents.

23.3	Provision of Transaction Summary

On or prior to the date of this Agreement, the Borrowers have provided the Original Senior Lender with the Transaction Summary. If requested, the Borrowers shall make copies of the Transaction Summary available to Relevant Recipients via the Reporting Website to the extent required by the Transparency Requirements.

EXHIBIT 10.9

23.4	Designation for purposes of Transparency Requirements

The Borrowers hereby agree to be designated as the reporting entities required to fulfil the Transparency Requirements and agree, for so long as any Commitments or Advances under this Agreement remain outstanding, to make available to the Lead Bank, the Senior Lenders and the Competent Authorities and, upon requests therefor, potential Senior Lenders, the documents, reports and information necessary to fulfil any applicable reporting obligations under the Transparency Requirements, including any Transparency Reports (as defined below) and any information required pursuant to Article 7(1)(g) of the Securitisation Regulations without delay. The Borrowers will assume all costs of complying with the Transparency Requirements (including all properly incurred costs and expenses (including legal fees) of all parties incurred for this purpose) and such costs shall constitute Administrative Expenses. The Borrowers shall be entitled to appoint agents to assist it in preparing, compiling and publishing the Transparency Reports.

23.5	Transparency Reports

(a)	For so long as any Commitments or Advances under this Agreement remain outstanding, the Borrowers shall make available to the Lead Bank and each Senior Lender and, upon request, via the Reporting Website to any other Relevant Recipient:

(i)	a Portfolio Report in the form published as at the date hereof on the website https://eurlex.europa.eu/legalcontent/EN/TXT/PDF/?uri=OJ:L:2020:28 9:FULL&from=EN and the website https://www.fca.org.uk/markets/securitisation as Annex IV or, such updated form published by the European Securities and Markets Authority and/or the UK Financial Conduct Authority; and

(ii)	an Investor Report in the form published as at the date hereof on the website https://eurlex.europa.eu/legalcontent/EN/TXT/PDF/?uri=OJ:L:2020:28 9:FULL&from=EN and the website https://www.fca.org.uk/markets/securitisation as Annex XII or, such updated form published by the European Securities and Markets Authority and/or the UK Financial Conduct Authority,

together, the “Transparency Reports”.

(b)	The Transparency Reports shall be published (i) with regard to the first Transparency Reports, no later than the date falling 3 months following the Closing Date; and (ii) with regard to each subsequent Transparency Report, no later than one month following each Payment Date.

23.6	Acknowledgement

Each of the Parties agrees and acknowledges that none of the Senior Lenders, the Lead Bank, the Facility Agent, the Account Bank, the Custodian, the Collateral Administrator or the Collateral Agent shall be responsible for and shall have no obligation to assist any other Party in connection with compliance with any requirement of the Securitisation Regulations or either of them applicable to such other Party.

EXHIBIT 10.9

24	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clauses 24.15 (Acceleration) and 24.16 (Liquidation Procedure)).

24.1	Non-payment

The Borrower fails to pay in the currency required hereunder any amount (other than principal) due and payable when due under the terms of the Finance Documents and such failure is not cured within five (5) Business Days (or, in respect of failure due to an administrative error, seven (7) Business Days) after the same becomes due and payable.

24.2	Non-payment of principal and other payment obligations

(a)	The Borrower fails to pay in the currency required hereunder, other than with respect to the Facility Maturity Date, any amount of principal when the same becomes due and payable hereunder or under any other Finance Document within five (5) Business Days (or, in respect of failure due to an administrative error, seven (7) Business Days) after the same becomes due and payable.

(b)	The Borrower fails to pay in the currency required hereunder all outstanding obligations under the Finance Documents on the Facility Maturity Date.

24.3	Breach of non-payment obligations

(a)	Subject to paragraph (b) below, the Borrower or the Parent does not comply with any of its obligations under the Finance Documents (save where such noncompliance constitutes an Event of Default pursuant to another provision of this Clause 24 (Events of Default)).

(b)	No Event of Default under paragraph (a) above shall occur if the failure to comply is capable of remedy (and is remedied within 30 calendar days of the earlier of):

(i)	the Borrower or the Parent, as applicable, receiving from the Facility Agent or the Lead Bank written notice of the failure to comply; and

(ii)	the Borrower or the Parent, as applicable, becoming aware of the failure to comply.

24.4	Misrepresentation

Any representation, warranty or statement made or deemed to be made by the Borrower or the Parent in the Finance Documents or in any other document delivered by or on behalf of the Borrower or the Parent under or in connection with any Finance Document (other than a representation made by the Borrower pursuant to Clause 18.23 (Eligibility Criteria)) is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, provided that there shall be no Event of Default if the circumstances giving rise to the misrepresentation, breach of warranty or misstatement are capable of remedy and are remedied within 15 Business Days of the earlier of:

EXHIBIT 10.9

(a)	the Borrower or the Parent, as applicable, receiving written notice from the Lead Bank of the misrepresentation, breach of warranty or misstatement; and

(b)	the Borrower or the Parent, as applicable, becoming aware of the failure to comply becoming aware of the misrepresentation, breach of warranty or misstatement.

24.5	Insolvency Event

The occurrence of an Insolvency Event in respect of the Borrower or the Parent.

24.6	Investment Company Act

The Borrower shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Finance Documents shall require registration as an “investment company” within the meaning of the Investment Company Act.

24.7	Cessation of business

The Borrower or the Parent ceases, or threatens to cease, to carry on business.

24.8	Repudiation and Rescission

The Borrower or the Parent rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any Security Interest thereunder or evidences an intention to rescind or repudiate a Finance Document or any Security Interest thereunder.

24.9	Breach of EOD LTV Test

The EOD LTV Test is not satisfied as of any date of determination, provided that such non-satisfaction has continued for not less than five (5) Business Days.

24.10	Illegality

An Illegality Event has occurred and continued for a period of not less than five (5) Business Days.

24.11	Change of Control

The occurrence of a Change of Control.

24.12	Manager Event of Default

The occurrence of a Manager Event of Default.

24.13	Breach of Risk Retention Requirements

The Parent fails to comply with its obligations pursuant to Clause 23.1 (Retention Requirements) and such failure continues for a period of 30 calendar days following the earlier of the Borrower or the Parent, as applicable, becoming aware of such failure to comply.

EXHIBIT 10.9

24.14	Business Development Company Status

On and after the BDC Covenant Compliance Start Date, the Parent fails to maintain its status as a Business Development Company.

24.15	Acceleration

On and at any time after the occurrence of an Event of Default and for so long as it is continuing, the Facility Agent shall (if so directed by the Supermajority Senior Lenders) by written notice (the “Acceleration Notice”) to the Borrower (with a copy to the Collateral Agent, the Collateral Administrator, the Custodian and Account Bank) exercise any of the following rights:

(a)	cancel the Commitments whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Supermajority Senior Lenders;

(d)	direct the Collateral Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents; and/or direct the Borrower to sell any Collateral Obligation; and/or

(e)	take any other action available to the Facility Agent under the Finance Documents (including, for the avoidance of doubt, directing the enforcement of any Security Interest under the Finance Documents).

24.16	Liquidation Procedure

(a)	Subject to the provisions of paragraph (e) below, in the event that the Collateral Agent is instructed to sell any Collateral Obligations in the Portfolio following an acceleration pursuant to Clause 24.15 (Acceleration) (for the purposes of this Clause 24.16, the “Seller”) it shall follow the procedure set out below, with any costs and expenses incurred by the Seller pursuant to this Clause 24.16 being payable by the Borrower:

(i)	prior to the sale of any Collateral Obligation, the Seller shall give the Parent and/or an Affiliate thereof written notification of its intention to sell the Collateral Obligations (a “Notification of Sale”), and following the receipt of such Notification of Sale, the Parent and/or its Affiliates shall have three (3) Business Days in which they shall have the right to irrevocably commit to purchase in writing any or all Collateral Obligations at a price not less than the most recently calculated Market Value of such Collateral Obligation (unless otherwise agreed with the Seller (acting on the instructions of the Supermajority Senior Lenders)) with such price to be paid not later than five (5) Business Days following receipt of the Notification of Sale (such commitments to purchase, individually, the “PG Bids” and, collectively, the “PG Portfolio Bid”), provided that a commitment to purchase from the Parent and/or an Affiliate thereof only constitutes a PG Bid if:

EXHIBIT 10.9

(A)	the Parent or Affiliate, as applicable, is not subject to any Insolvency Event or any cashflow or balance sheet insolvency, commencement of negotiations with a view to the general readjustment or rescheduling of its indebtedness or any other steps having been taken pre-insolvency of a similar nature; and

(B)	the amount of the PG Portfolio Bid, if received, would result in the Senior Lenders and the Arranger receiving all amounts due and payable in accordance with the provisions of paragraph 1.3 (Post-Default Priority of Payments) of Schedule 6 (Priorities of Payment), including: (I) all interest; (II) all indemnities, fees, Break Costs and Increased Costs; (III) all outstanding Advances; and (IV) any other amount due and payable, and, if (I) PG Bids satisfying the conditions at (A) and (B) above are not received on or prior to the third (3rd) Business Day following the Notification of Sale or (II) the purchase price of the Collateral Obligations the subject of the PG Bids are not received by the Collateral Agent on or prior to the fifth (5th) Business Day following the Notification of Sale, the Parent and/or its Affiliates shall be deemed to have failed to exercise their purchase right as set out in this paragraph (i);

(ii)	if the Parent and/or its Affiliates fail to exercise the purchase right set out in paragraph (i), the Seller shall solicit at least four (4) bids from third parties (two (2) of which must be Eligible Dealers) for any Collateral Obligations constituting the Portfolio on a Collateral Obligation-by-Collateral Obligation basis (such bid, a “Third Party Collateral Obligation Bid”) and a bid for the Portfolio of Collateral Obligations in aggregate ((a “Third Party Portfolio Bid”), any Third Party Collateral Obligation Bid and/or any Third Party Portfolio Bid received from the same third party being together, the “Third Party Bid”), provided that the Seller shall have the right to disregard any bid if the Seller determines in its reasonable discretion either that such bid is not bona fide or that such party is unable to consummate (or cause the consummation of) the sale to such bidder;

(iii)	having solicited Third Party Bids (whether or not any such Third Party Bids have been received), the Seller shall:

(A)	notify the Senior Lenders of the amounts (or the deemed amounts, if applicable) of the Third Party Bids received (in each case, if any and on an anonymous basis); and

(B)	solicit from the Senior Lenders (or an entity or person nominated or designated by any Senior Lender that is an Affiliate of that Senior Lender) a submission, if it so chooses, of a bid matching the highest of any Third Party Collateral Obligation Bid for any Collateral Obligation constituting the Portfolio (a “Senior Lender Collateral Obligation Bid”) and/or a bid matching the highest of any Third Party Portfolio Bid (a “Senior Lender Portfolio Bid”, the Senior Lender Collateral Obligation Bid and/or the Senior Lender Portfolio Bid from the same Senior Lender being together, the “Senior Lender Bid”) (and if on the fifth Business Day after soliciting bids from the Senior Lenders that a Senior Lender does not provide any bid matching the highest of any Third Party Bid, that Senior Lender’s Senior Lender Bid shall be deemed to be zero); and

EXHIBIT 10.9

(iv)	having solicited Third Party Bids and Senior Lender Bids, the Seller shall determine the higher of:

(A)	the sum of the aggregate of the highest of each Third Party Collateral Obligation Bid (if any) in respect of each Collateral Obligation (on a Collateral Obligation-by-Collateral Obligation basis); and

(B)	the highest (if any) Third Party Portfolio Bid received,

provided that the Seller’s determination will be subject to the following: (i) if there is no Third Party Collateral Obligation Bid received in respect of any Collateral Obligation, the value of that Collateral Obligation shall be deemed to be zero for purposes of the Seller determining the higher of the Third Party Portfolio Bid and the aggregate Third Party Collateral Obligation Bids; and (ii) if amounts determined in paragraphs (A) and (B), above, are equal, the highest Third Party Portfolio Bid shall be deemed to be the higher amount.

(v)	having determined the higher of the Third Party Collateral Obligation Bids and the Third Party Portfolio Bids in accordance with paragraph (iv) above:

(A)	if the Third Party Portfolio Bid is determined by the Seller to be the higher amount, the Seller shall notify the relevant third party and the Senior Lenders of such and, to the extent any Senior Lenders have provided a matching Senior Lender Portfolio Bid, the Senior Lender(s) having provided such matching bid shall be selected as the successful bidder, otherwise the third party having provided the highest Third Party Portfolio Bid shall be selected as the successful bidder and the Seller shall notify the successful and unsuccessful parties that have provided such bids, provided that where matching Senior Lender Portfolio Bids are provided by more than one Senior Lender, the Seller shall accept the matching Senior Lender Portfolio Bids on a pro rata basis to such Senior Lenders’ proportion of Total Commitment held between such Senior Lenders as the successful bid; and

EXHIBIT 10.9

(B)	otherwise, where the Third Party Portfolio Bid is not selected as the higher amount, the Seller shall select the highest of any Third Party Collateral Obligation Bids provided in respect of each Collateral Obligation (to the extent there has been a Third Party Collateral Obligation Bid in respect a Collateral Obligation) as the higher bid and, to the extent any Senior Lenders have provided a matching Senior Lender Collateral Obligation Bid, the Senior Lender(s) having provided such matching bid shall be selected as the successful bidder in respect of such Collateral Obligation, otherwise the third party having provided the highest Third Party Collateral Obligation Bid shall be selected as the successful bidder and the Seller shall notify the successful and unsuccessful parties that have provided such bids, provided that where matching Senior Lender Collateral Obligation Bids are provided by more than one Senior Lender, the Seller shall accept the matching Senior Lender Collateral Obligation Bids in respect of each Collateral Obligation on a pro rata basis to such Senior Lenders’ proportion of Total Commitment held between such Senior Lenders as the successful bid.

(b)	If the process described in paragraphs (a)(i) to (a)(v), inclusive, shall fail to sell any Collateral Obligation, the Seller shall repeat the procedures set out in paragraphs (a)(ii) to (a)(v), inclusive, an additional two times in respect of any unsold Collateral Obligations only.

(c)	If, after the Seller has completed the liquidation procedures as set out in paragraphs (a) and (b) above and one or more Collateral Obligations have not been sold, the Collateral Agent (or any Receiver on its behalf) shall (as directed by the Facility Agent acting on the instructions of the Supermajority Senior Lenders) realise such Collateral Obligation(s) in accordance with the provisions of Article VI (Remedies) and the other provisions of the Security Agreement and upon such realisation any security will be released subject to and in accordance with the provisions of the Security Agreement.

(d)	Notwithstanding any other obligations to provide information in the Finance Documents, the Borrower will make commercially reasonable efforts to provide any additional information available to it to bidders (or potential bidders) on a timely basis as may be requested in respect of any Collateral Obligation in accordance with the procedures set out in this Clause 24.16.

(e)	The Collateral Agent acting on the instructions of the Facility Agent (acting on the instructions of the Supermajority Senior Lenders) may appoint:

(i)	the Lead Bank to run part or all of the liquidation procedure; and

(ii)	where the Lead Bank is unable or unwilling to run part or all of the liquidation procedure, any other party,

EXHIBIT 10.9

to run part or all of the liquidation procedure set out in this Clause 24.16 on its behalf and the definition of “Seller” as used in this Clause 24.16 shall include any such party. The Senior Lenders shall be deemed to have approved the appointment of any such person by the Collateral Agent. The Collateral Agent shall not be required to monitor or supervise any such person and shall not be responsible for any liabilities caused by any act or omission of any such person (unless such liabilities have resulted from the Collateral Agent’s fraud, gross negligence or wilful misconduct, having regard to the provisions of the Finance Documents conferring on the Collateral Agent any trusts, powers, authorities or discretions).

24.17	ERISA

The Borrower becomes a Benefit Plan Investor.

EXHIBIT 10.9

SECTION 9

CHANGES TO PARTIES

25	CHANGES TO THE SENIOR LENDERS

25.1	Assignments and transfers by the Senior Lenders

Subject to this Clause 25, a Senior Lender (the “Existing Senior Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to (i) another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets which, in each case, is not a Competitor; or (ii) any member of the PG Group (the “New Senior Lender”).

25.2	Borrower consent

(a)	The consent of the Borrower is required for an assignment or transfer by an Existing Senior Lender, unless the assignment or transfer is:

(i)	to another Senior Lender or an Affiliate of any Senior Lender;

(ii)	made at a time when a Major Event of Default is continuing; or

(iii)	to any member of the PG Group,

provided that in the case of a transfer under (ii), the Existing Senior Lender shall notify the Borrower at least 10 Business Days prior to such date of assignment or transfer.

(b)	The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent 15 Business Days after the Existing Senior Lender has requested it unless consent is expressly refused by the Borrower within that time.

25.3	Other conditions of assignment or transfer

(a)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Senior Lender (in form and substance satisfactory to the Facility Agent) that the New Senior Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Senior Lender; and

(ii)	performance by the Facility Agent, the Collateral Agent, the Custodian, the Collateral Administrator and the Account Bank of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Senior Lender, the completion of which the Facility Agent shall promptly notify to the Existing Senior Lender and the New Senior Lender, the Borrower, the Collateral Agent, the Custodian, the Collateral Administrator and the Account Bank.

EXHIBIT 10.9

(b)	The Facility Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of the Senior Lenders, and the Commitments and principal amounts (and stated interest) of the obligations owing to each Senior Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Facility Agent and the Senior Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Senior Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Senior Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)	In the event that a Senior Lender sells a participation interest in any rights hereunder, the Facility Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Finance Documents (the “Participant Register”); provided that the Facility Agent shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Facility Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)	The Borrower agrees that any purchaser of a participation interest in any rights hereunder shall be entitled to the benefits of Clauses 13 (Tax gross up and indemnities) and 14 (Increased Costs) (subject to the requirements and limitations therein to the same extent as if it were a Senior Lender and had acquired its interest by assignment pursuant to this Clause 25); provided that:

(i)	such purchaser agrees to be subject to the provisions of Clause 8.4 (Right of replacement or repayment and cancellation in relation to a single Senior Lender) as if it were an assignee under this Clause 25; and

(ii)	such purchaser is only entitled to receive payment under Clauses 13 (Tax gross up and indemnities) and 14 (Increased Costs) to the same extent as the participating Senior Lender would have been had the purchase of the participation interest not occurred.

EXHIBIT 10.9

(e)	Any assignment or transfer by a Senior Lender under this Section 25, will only be effective if the applicable procedure set out in Clause 25.6 (Procedure for transfer) or Clause 25.7 (Procedure for assignment), as applicable, is complied with.

(f)	If:

(i)	a Senior Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be or becomes obliged to make a payment under Clauses 13 (Tax gross up and indemnities) or 14 (Increased Costs), then the New Senior Lender or Senior Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Senior Lender or Senior Lender acting through its previous Facility Office would have been had the assignment, transfer or other change or change of Facility Office not occurred.

(g)	Each New Senior Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Senior Lender or Senior Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Senior Lender would have been had it remained a Senior Lender.

(h)	Notwithstanding anything to the contrary set forth herein or in any other Finance Document, each Lender hereunder, and each participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”). Each Lender severally represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment Agreement) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser.

25.4	Assignment or transfer fee

The New Senior Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,500.

25.5	Limitation of responsibility of Existing Senior Lenders

(a)	Unless expressly agreed to the contrary, an Existing Senior Lender makes no representation or warranty and assumes no responsibility to a New Senior Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

EXHIBIT 10.9

(ii)	the financial condition of the Borrower;

(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Senior Lender confirms to the Existing Senior Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Senior Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Senior Lender to:

(i)	accept a re-transfer or re-assignment from a New Senior Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Senior Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

25.6	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.3 (Other Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Senior Lender and the New Senior Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Senior Lender and the New Senior Lender once it is satisfied that the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator and the Collateral Agent, as may be reasonably required by them in accordance with their then-applicable procedures, have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such transfer.

EXHIBIT 10.9

(c)	Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Senior Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Senior Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Borrower and the New Senior Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Senior Lender have assumed and/or acquired the same in place of the Borrower and the Existing Senior Lender;

(iii)	the Facility Agent, the New Senior Lender and the other Finance Parties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Senior Lender been an Original Senior Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Existing Senior Lender and the other Finance Parties shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Senior Lender shall become a Party as a “Senior Lender”.

25.7	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.3 (Other Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Senior Lender and the New Senior Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Senior Lender and the New Senior Lender once it is satisfied the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator and the Collateral Agent, as may be reasonably required by them in accordance with their then-applicable procedures, have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment.

EXHIBIT 10.9

(c)	Subject to Clause 25.10 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Senior Lender will assign absolutely to the New Senior Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Senior Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Senior Lender shall become a Party as a “Senior Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Senior Lenders may utilise procedures other than those set out in this Clause 25.7 to assign their rights under the Finance Documents (but not without the consent of the Borrower or unless in accordance with Clause 25.6 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Senior Lenders nor the assumption of equivalent obligations by a New Senior Lender) provided that they comply with the conditions set out in Clause 25.3 (Other Conditions of assignment or transfer).

25.8	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

25.9	Security or declaration of trust over Senior Lenders’ rights

In addition to the other rights provided to Senior Lenders under this Clause 25, each Senior Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create a Security Interest or declare a trust in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document in connection with securing or otherwise providing credit support for obligations of that Senior Lender where the ultimate beneficiary or beneficiaries of such security or credit support (including, for the avoidance of doubt, indirectly through a trustee and/or custodian) are not a Competitor including, without limitation:

(a)	any charge, assignment or other Security Interest or declaration of trust in connection with securing or otherwise providing credit support for obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security Interest or declaration of trust granted in connection with securing or otherwise providing credit support for obligations owed, or securities issued, by that Senior Lender, except that no such charge, assignment, Security Interest or declaration of trust shall:

(i)	release a Senior Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment, Security Interest or declaration of trust for the Senior Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Senior Lender under the Finance Documents.

EXHIBIT 10.9

25.10	Pro rata interest settlement

(a)	If the Facility Agent has notified the Senior Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Senior Lenders and New Senior Lenders then (in respect of any transfer pursuant to Clause 25.5 (Limitation of responsibility of Existing Senior Lenders) or any assignment pursuant to Clause 25.6 (Procedure for transfer) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Senior Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Senior Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Senior Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Senior Lender; and

(B)	the amount payable to the New Senior Lender on that date will be the amount which would, but for the application of this Clause 25.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 25.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)	An Existing Senior Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10 but which does not have a Commitment shall be deemed not to be a Senior Lender for the purposes of ascertaining whether the agreement of any specified group of Senior Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Senior Lenders under the Finance Documents.

EXHIBIT 10.9

25.11	Preservation of security interests.

In the event that a transfer, assignment, novation or amendment of the rights and/or the obligations under this Agreement and any other Finance Documents, all security interests, guarantees and privileges created under or in connection with the Finance Documents shall automatically and without any formality be preserved for the benefit of any assignee, any transferee, the new Senior Lender, new Collateral Agent, new Facility Agent and the Secured Parties.

26	CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents in any manner whatsoever other than the assignment by way of security made pursuant to the Security Documents.

SECTION 10

THE FINANCE PARTIES

27	ROLE OF THE FACILITY AGENT, THE COLLATERAL AGENT, THE CUSTODIAN AND THE ACCOUNT BANK

27.1	The Facility Agent, the Collateral Agent, the Custodian and the Account Bank

(a)	Each Senior Lender appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	The Collateral Agent declares that it holds the Security Property for the benefit of the Secured Parties on the terms contained in this Agreement and the Security Documents.

(c)	Each of the Senior Lenders authorises the Facility Agent and the Collateral Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent or Collateral Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d)	State Street Bank and Trust Company is hereby appointed as the Custodian and hereby agrees to perform the duties and responsibilities of the Custodian hereunder.

(e)	State Street Bank and Trust Company has been appointed as the Account Bank pursuant to the Account Control Agreement and hereby agrees to perform the duties and responsibilities of the Account Bank hereunder and thereunder.

27.2	Enforcement through Collateral Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Collateral Agent.

EXHIBIT 10.9

27.3	Instructions

(a)	Each of the Facility Agent and Collateral Agent shall:

(i)	unless expressly provided to the contrary in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in such Party (as applicable) in accordance with any instructions given to it by:

(A)	all Senior Lenders if the relevant Finance Document stipulates the matter is an all Senior Lender decision;

(B)	the Supermajority Senior Lenders, if the relevant Finance Document stipulates the matter is a Supermajority Senior Lender decision; and

(C)	in all other cases, the Majority Senior Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)	Each of the Facility Agent and the Collateral Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Senior Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion provided for in any Finance Document and the Facility Agent or the Collateral Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Any instructions under this Agreement or any other Finance Document given to the Collateral Agent by the Senior Lenders, the Supermajority Senior Lenders or the Majority Senior Lenders shall be given to the Collateral Agent by the Facility Agent acting on behalf of the Senior Lenders, the Supermajority Senior Lenders or the Majority Senior Lenders, as the case may be. The Collateral Agent is not to be liable to any Secured Party for any action it takes where it acts on the instructions of the Facility Agent (on behalf of the Senior Lenders, the Supermajority Senior Lenders or the Majority Senior Lenders, as applicable) in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents and may assume without enquiry or liability that the Facility Agent has been duly instructed by the Senior Lenders, the Supermajority Senior Lenders or Majority Senior Lenders, as applicable, to give such instruction. Any instructions of the Facility Agent (on behalf of the Senior Lenders, the Supermajority Senior Lenders or Majority Senior Lenders, as applicable) will be binding on all Secured Parties The Collateral Agent shall carry out all dealings with the Senior Lenders through the Facility Agent and shall deliver to the Facility Agent any notice or other communication required to be delivered by the Collateral Agent to the Senior Lenders.

(d)	[Reserved].

EXHIBIT 10.9

(e)	Paragraph (a) above shall not apply:

(i)	where expressly provided to the contrary in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent or the Collateral Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent’s or Collateral Agent’s own position in its personal capacity including, without limitation (to the extent applicable), Clause 27.5 (No fiduciary duties) to Clause 27.10 (Exclusion of liability), Clause 27.13 (Confidentiality) to Clause 27.21 (Custodians and nominees), Clause 27.22 (Account banks and nominees) and Clause 27.25 (Acceptance of title);

(iv)	in respect of the exercise of the Collateral Agent’s discretion to exercise a right, power or authority to apply amounts received by it in accordance with the applicable Priorities of Payment.

(f)	The Facility Agent or the Collateral Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security and/or prefunding that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or Liability under any applicable law or howsoever caused which it may incur in complying with those instructions.

(g)	Without prejudice to the remainder of this Clause 27.3 (Instructions), in the absence of instructions or where the exercise of that discretion is subject to paragraph (e)(iv) above, each of the Facility Agent and the Collateral Agent may but shall not be required to act (or refrain from acting) as it considers to be in the best interest of (in the case of the Facility Agent) the Senior Lenders and (in the case of the Collateral Agent) the Secured Parties.

(h)	The Facility Agent is not authorised to act on behalf of a Senior Lender (without first obtaining that Senior Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document except any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or enforcement of the Transaction Security or Finance Documents.

27.4	Duties of the Facility Agent and Collateral Agent

(a)	The duties of the Facility Agent and the Collateral Agent under the Finance Documents are solely mechanical and administrative in nature. For purposes of clarity, and notwithstanding any language to the contrary herein, phrases such as “satisfactory to the Facility Agent,” “approved by the Facility Agent,” “acceptable to the Facility Agent,” “as determined by the Facility Agent,” “in the Facility Agent’s discretion,” “selected by the Facility Agent,” “elected by the Facility Agent,” “requested by the Facility Agent,” and phrases of similar import that authorize and/or permit the Facility Agent or the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Facility Agent or Collateral Agent receiving written direction from the Senior Lenders, the Supermajority Senior Lenders, or the Majority Senior Lenders, as applicable, to take such action or to exercise such rights (it being understood that nothing contained in this Agreement or any other Finance Document shall impose a duty on the Facility Agent or the Collateral Agent to make any such determination or exercise any discretion or take any action independent of such written direction).

EXHIBIT 10.9

(b)	Subject to paragraph (c) below, each of the Facility Agent and the Collateral Agent shall promptly forward to a Senior Lender the original or a copy of any document which is delivered to the Facility Agent or the Collateral Agent (as applicable) for that Senior Lender by the Borrower. The Facility Agent shall promptly forward to the Borrower the original or a copy of any document which is delivered to the Facility Agent for the Borrower by any Senior Lender.

(c)	Without prejudice to Clause 25.8 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)	Upon receipt of any information provided to the Facility Agent under Clause 20 (Information Undertakings) the Facility Agent shall promptly transmit such information to each Senior Lender.

(e)	Neither the Facility Agent nor the Collateral Agent is obliged to review or check the adequacy, accuracy, validity or completeness of any document it forwards to another Party.

(f)	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Senior Lenders.

(g)	If the Facility Agent is aware of the non-payment of any principal, interest, or other fee payable to a Senior Lender under this Agreement, it shall promptly notify the other Finance Parties.

(h)	The Facility Agent shall provide to the Borrower, within three Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Senior Lenders as at that Business Day and their respective Commitments.

(i)	Each of the Facility Agent and the Collateral Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is a party (and no others shall be implied).

27.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes:

(i)	the Facility Agent as a trustee or fiduciary of any person, nor as an agent of any person other than the Senior Lenders; or

(ii)	the Collateral Agent as an agent, trustee or fiduciary of the Borrower or the Parent.

EXHIBIT 10.9

(b)	None of the Facility Agent or the Collateral Agent shall be bound to account to any other Finance Party or any Secured Party for any sum or the profit element of any sum received by it for its own account.

27.6	Business with the Borrower

The Facility Agent and the Collateral Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower or an Affiliate of the Borrower.

27.7	Rights and discretions

(a)	Each of the Facility Agent and the Collateral Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from any one or more of the Senior Lenders, the Supermajority Senior Lenders, the Majority Senior Lenders, any Finance Party or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has actually received written notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	Each of the Facility Agent and the Collateral Agent may assume (unless it has actually received written notice to the contrary in its capacity as facility agent or collateral agent for the Finance Parties or Secured Parties) that:

(i)	no Default has occurred (unless, in the case of the Facility Agent, it has actual knowledge of a Default arising under Clauses 24.1 (Nonpayment) or Clause 24.2 (Non-payment of Principal and other payment obligations)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised and each Party is complying with its obligations under the Finance Documents.

EXHIBIT 10.9

(c)	Each of the Facility Agent and the Collateral Agent may engage and pay for (at the cost of the Borrower) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Facility Agent and the Collateral Agent may at any time engage and pay for (at the cost of the Borrower) properly incurred fees and costs of the services of any lawyers to act as independent counsel to the Facility Agent or Collateral Agent (as applicable), (and so separate from any lawyers instructed by the Senior Lenders) if the Facility Agent or Collateral Agent (as applicable), in its opinion deems this to be desirable in connection with the Finance Documents.

(e)	Each of the Facility Agent and the Collateral Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by the Collateral Agent or by any other Party and whether or not such advice is addressed to the Facility Agent or the Collateral Agent) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying, even if such advice or services are subject to limitation of liability, whether by majority cap or otherwise limited in scope.

(f)	Each of the Facility Agent and the Collateral Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any Liability incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Facility Agent’s or the Collateral Agent’s (as applicable) fraud, gross negligence or wilful misconduct, having regard to the provisions of the Finance Documents conferring on the Collateral Agent any trusts, powers, authorities or discretions.

(g)	Unless a Finance Document expressly provides otherwise each of the Facility Agent and the Collateral Agent may disclose to any other Party any information it reasonably believes it has received as facility agent or collateral agent, as applicable, under the Finance Documents.

(h)	[Reserved].

EXHIBIT 10.9

(i)	Notwithstanding any other provision of any Finance Document to the contrary:

(i)	none of the Facility Agent or the Collateral Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law, directive or regulation of any agency, or its internal policies relating to “know your client” or anti-money laundering procedures or a breach of a fiduciary duty or duty of confidentiality; and

(ii)	the Facility Agent or the Collateral Agent, as applicable, may without liability (save in the case of its fraud, gross negligence or wilful misconduct, having regard to the provisions of the Finance Documents conferring on the Facility Agent or the Collateral Agent, as applicable, any powers, authorities or discretions) do anything which is, in its opinion, necessary to comply with any aforementioned law, directive, regulation or policy and shall use its reasonable efforts to notify the Borrower in writing accordingly unless it is contrary to any law, regulation or court order of any jurisdiction to do so.

(j)	Notwithstanding any provision of any Finance Document to the contrary, none of the Facility Agent or the Collateral Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it or against which it is not indemnified and/or secured and/or prefunded to its satisfaction.

27.8	Responsibility for documentation

None of the Facility Agent or the Collateral Agent, is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Collateral Agent, the Borrower or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangements or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise;

(d)	investigating the accuracy or sufficiency of any opinions, searches or valuations given or required to be given in relation to the Security Interests under the Security Documents; or

(e)	the creditworthiness or solvency of the Borrower.

EXHIBIT 10.9

27.9	No duty to monitor

None of the Facility Agent or the Collateral Agent shall be bound to enquire, monitor or take any steps to ascertain:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

27.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent, the Collateral Agent or any Receiver or Delegate), none of the Facility Agent, the Collateral Agent nor any Receiver or Delegate will be liable (other than as a result of its gross negligence, wilful misconduct or fraud) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, having regard to the provisions of the Finance Documents conferring on the Collateral Agent any trusts, powers, authorities or discretions;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property;

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; epidemics, natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

EXHIBIT 10.9

(b)	No Party, other than:

(i)	the Facility Agent in the case of any officers, employees or agents of the Facility Agent; or

(ii)	the Collateral Agent, that Receiver or Delegate (as applicable) in the case of any officers, employees or agents of the Collateral Agent, that Receiver or a Delegate,

may take any proceedings against any officer, employee or agent of the Facility Agent, the Collateral Agent, a Receiver or a Delegate, in respect of any claim it might have against the Facility Agent, the Collateral Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Facility Agent, the Collateral Agent, a Receiver or a Delegate may rely on this Clause 27.10.

(c)	Neither the Facility Agent nor the Collateral Agent shall be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent or the Collateral Agent (as applicable) if the Facility Agent or the Collateral Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent or the Collateral Agent (as applicable) for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Collateral Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Collateral Agent that it is solely responsible for any such checks and that it may not rely on any statement in relation to such checks made by the Facility Agent and the Collateral Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Facility Agent, the Collateral Agent, any Receiver or Delegate, any liability of the Facility Agent, the Collateral Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent, the Collateral Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent, the Collateral Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Facility Agent, the Collateral Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not foreseeable and whether or not the Facility Agent, the Collateral Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages and regardless of the form of action.

EXHIBIT 10.9

27.11	Resignation of the Facility Agent and the Collateral Agent

(a)	Each of the Facility Agent and the Collateral Agent may resign without giving reason therefor and without being responsible for any liabilities or costs occasioned in connection with such resignation incurred in connection with such resignation and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively the Facility Agent or the Collateral Agent may resign (without giving reason and without being responsible for any liabilities incurred in connection with such resignation other than as a result of its gross negligence, fraud or wilful misconduct) by giving at least 30 calendar days’ notice to the other Finance Parties and the Borrower, in which case the Majority Senior Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Facility Agent or Collateral Agent (as applicable).

(c)	If the Majority Senior Lenders have not appointed a successor Facility Agent or Collateral Agent (as applicable) in accordance with paragraph (b) above within 20 calendar days after notice of resignation was given, the retiring Facility Agent or Collateral Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint (at the cost of the Borrower) a successor Facility Agent or Collateral Agent (as applicable).

(d)	The retiring Facility Agent or Collateral Agent (as applicable) shall make available to the successor Facility Agent or Collateral Agent (as applicable) such documents and records and provide such assistance as the successor Facility Agent or Collateral Agent may reasonably request for the purposes of performing its functions as Facility Agent or Collateral Agent (as applicable) under the Finance Documents.

(e)	The resignation notice of the Facility Agent or the Collateral Agent (as applicable) shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	(in the case of the Collateral Agent) the transfer of the Security Property to that successor;

EXHIBIT 10.9

(f)	Upon the appointment of a successor, the retiring Facility Agent or Collateral Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 27.27 (Winding up of trust) and (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Facility Agent), Clause 15.4 (Indemnity to the Collateral Agent) and this Clause 27 (and any fees for the account of the retiring Facility Agent or Collateral Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Borrower, the Majority Senior Lenders may, by giving at least 30 calendar days’ notice to the Facility Agent or Collateral Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or Collateral Agent (as applicable) shall resign in accordance with paragraph (b) above but the costs referred to in paragraph (d) above shall be for the account of the Senior Lenders.

(h)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

( )	the Facility Agent fails to respond to a request under Clause 13.8 (FATCA Information) and the Borrower or a Senior Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Facility Agent pursuant to Clause 13.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrower and the Senior Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Senior Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrower or that Senior Lender, by notice to the Facility Agent, requires it to resign.

27.12	Resignation and replacement of the Lead Bank

(a)	The Lead Bank (after consultation with the Borrower) may resign and appoint one of its Affiliates as successor by giving notice to the Facility Agent, the Collateral Agent, the Senior Lenders and the Borrower.

EXHIBIT 10.9

(b)	The Lead Bank may:

(i)	resign by giving 30 calendar days’ notice to the Facility Agent, the Senior Lenders and the Borrower, in which case the Majority Senior Lenders may appoint a successor Lead Bank by giving notice to the Facility Agent, the Collateral Agent, the other Senior Lenders and the Borrower; or

(ii)	be replaced by the Majority Senior Lenders on 30 calendar days’ notice to the Lead Bank, copied to the Facility Agent, the Collateral Agent and the Borrower; provided that NatWest Markets Plc (or any Affiliate thereof) may only be replaced as the Lead Bank pursuant to this sub-paragraph (ii) if the aggregate Commitment of NatWest Markets Plc and any Affiliates thereof is less than 20% of the Total Commitment.

(c)	If a successor Lead Bank has not been appointed in accordance with paragraph (b) above within 30 calendar days after notice of resignation is given, the retiring Lead Bank may appoint a successor Lead Bank.

(d)	After the applicable Lead Bank’s resignation or replacement hereunder, the provisions of this Agreement shall continue in effect for the benefit of such retiring Lead Bank in respect of any actions taken or omitted to be taken by it while acting as the Lead Bank.

(e)	Notwithstanding the above provisions of this Clause 27.12, at any time where there is no party appointed as the Lead Bank, the Majority Senior Lenders may exercise any discretion or any right, power or authority under the Finance Documents afforded to the Lead Bank in place of the Lead Bank.

27.13	Confidentiality

(a)	In acting as agent or trustee for the Senior Lenders, the Secured Parties or the Borrower (as applicable), the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator or Collateral Agent (as applicable) shall be regarded as acting through its agency or trustee division (as applicable) which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator or Collateral Agent, it may be treated as confidential to that division or department and the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator or Collateral Agent (as applicable) shall not be deemed to have notice of it.

(c)	If a division or department of the Facility Agent, the Custodian, the Account Bank, the Collateral Administrator or Collateral Agent receives any information in its capacity as such it may not pass such information to any other division or department of such Finance Party without the consent of the Borrower.

EXHIBIT 10.9

27.14	Relationship with the other Finance Parties

(a)	The Facility Agent may treat the person shown in its records as a Senior Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as a Senior Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Senior Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Senior Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Senior Lender under the Finance Documents. Such notice shall contain the address, email address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address or email address (or such other information), department and officer by that Senior Lender for the purposes of Clause 36.2 (Addresses) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Senior Lender.

(c)	Each Finance Party shall supply the Collateral Agent with any information that the Collateral Agent may specify as being necessary or desirable to enable the Collateral Agent to perform its functions as Collateral Agent.

27.15	Credit appraisal by the Senior Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Senior Lender confirms to the Facility Agent and the Collateral Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document (and the Facility Agent and Collateral Agent shall have no responsibility or liability in relation thereto) including but not limited to:

(a)	the financial condition, status and nature of the Borrower;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

EXHIBIT 10.9

(d)	the adequacy, accuracy or completeness of any information provided by the Facility Agent, the Collateral Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of, the Security Assets, the priority of any of the Transaction Security or the existence of any Security Interest affecting the Security Assets.

27.16	Facility Agent’s and Collateral Agent’s management time

Any amount payable to the Facility Agent or Collateral Agent under Clause 15.3 (Indemnity to the Facility Agent), Clause 15.4 (Indemnity to the Collateral Agent) and Clause 17 (Costs and expenses) shall include the costs of investigating a Default or after any Default, the cost of utilising the management time or other resources of the Facility Agent or Collateral Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent or Collateral Agent (as applicable) may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent or Collateral Agent under Clause 12 (Fees).

27.17	Deduction from amounts payable by the Facility Agent

If any Senior Lender owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Senior Lender, deduct an amount not exceeding that amount from any payment to that Senior Lender which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Senior Lender shall be regarded as having received any amount so deducted.

27.18	No responsibility to perfect Transaction Security

The Collateral Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Borrower to any of the Borrower Security Assets;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security:

EXHIBIT 10.9

(d)	take, or to require the Borrower or the Parent, as applicable, to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary security under any law or regulation or to monitor or maintain the Transaction Security; or

(e)	require any further assurance in relation to any Security Document.

27.19	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Facility Agent and the Collateral Agent (as applicable) has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent or the Collateral Agent) the terms of any reliance letter or engagement letter relating to due diligence reports or certificates required under this Agreement provided by any third party and to bind it in the respect of such reports or letter and to sign such letters on its behalf and further confirming that it accepts the terms and qualifications set out in such letter.

27.20	Insurance by Trustee

(a)	The Collateral Agent shall not be obliged:

(i)	to insure any of the Security Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Collateral Agent shall not be liable for any damages, costs, Liabilities or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Collateral Agent is named on any insurance policy as an insured party, it shall be named as first loss payee only and it shall not be liable for any damages, costs, Liabilities or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Senior Lenders request it to do so in writing and the Collateral Agent fails to do so within 14 days after receipt of that request.

27.21	Custodians and nominees

The Collateral Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset granted to it as the Collateral Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the facility established under this Agreement and the Collateral Agent shall not be responsible for any loss, Liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission, act or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, provided that such appointment is made with due care, skill and diligence in the selection process.

EXHIBIT 10.9

27.22	Account banks and nominees

The Collateral Agent may appoint and pay any person to act as an account bank or nominee on any terms in relation to any asset granted to the Collateral Agent (acting reasonably and in good faith) may determine and the Collateral Agent shall not be responsible for any loss, Liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission, act or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, provided that such appointment is made with due care.

27.23	Delegation by the Collateral Agent

(a)	Each of the Collateral Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Collateral Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	Neither the Collateral Agent nor any Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs, Liabilities or losses incurred by reason of any misconduct, omission, act or default on the part of, any such delegate or sub-delegate, provided that such appointment is made with due care, skill and diligence in the selection process.

27.24	Additional Collateral Agents

(a)	The Collateral Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Collateral Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Collateral Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Collateral Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

EXHIBIT 10.9

(c)	The remuneration that the Collateral Agent may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Collateral Agent.

27.25	Acceptance of title

The Collateral Agent shall be entitled to accept without enquiry or liability, and shall not be obliged to investigate, any right and title that the Borrower may have to any of the Security Property and shall not be liable for, or bound to require the Borrower to remedy, any defect in its right or title.

27.26	Merger and Consolidation

Any corporation into which the Collateral Agent or Facility Agent may be merged or converted, or any corporation with which the Collateral Agent or Facility Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent or Facility Agent shall be a party, or any corporation, including affiliated corporations, to which the Collateral Agent or Facility Agent shall sell or otherwise transfer:

(a)	all or substantially all of its assets; or

(b)	all or substantially all of its corporate trustee business,

shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Collateral Agent or Facility Agent (as applicable) under the Finance Documents without the execution or filing of any paper or any further act on the part of the Parties and after the said effective date all references in the Finance Documents to the Collateral Agent or Facility Agent (as applicable) shall be deemed to be references to such successor corporation. The Collateral Agent or Facility Agent (as applicable) shall give written notice of any such merger, conversion, consolidation or transfer to the other Parties as soon as reasonably practicable thereafter.

27.27	Winding up of trust

If the Collateral Agent, with the approval of the Facility Agent, determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Borrower pursuant to the Finance Documents,

then:

(i)	the trusts set out in this Agreement shall be wound up and the Collateral Agent shall release, without recourse, representation or warranty, all of the Transaction Security and the rights of the Collateral Agent under each of the Security Documents; and

EXHIBIT 10.9

(ii)	any Collateral Agent which has resigned pursuant to Clause 27.11 (Resignation of the Facility Agent and the Collateral Agent) shall release, without recourse, representation or warranty, all of its rights under each Security Document.

27.28	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Collateral Agent under or in connection with the Finance Documents shall be supplemental and in addition to any which may be vested in the Collateral Agent by law or regulation or otherwise.

27.29	Payments to the Facility Agent and Collateral Agent

All amounts payable to the Facility Agent and the Collateral Agent each for its own account hereunder shall be payable by the Borrower without set-off, counterclaim, deduction or withholding unless required by law.

27.30	Sanctions

(a)	The Borrower covenants and represents that neither it nor any of its Affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government, (including, without limitation, OFAC), the United Nations Security Council, the European Union or HM Treasury (collectively “Sanctions”).

(b)	The Borrower covenants and represents that neither it nor any of its Affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Agreement, (i) to fund or facilitate any prohibited activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any prohibited activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

(c)	Paragraphs (a) and (b) above will not apply if and to the extent that they are or would be unenforceable by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the EU), (ii) Council Regulation (EC) No 2271/96 of 22 November 1996 as it forms part of UK domestic law by virtue of the EUWA, as amended or (iii) any similar blocking or anti-boycott law in the United Kingdom (the “Regulations”). However, if the aforementioned Regulations purport to make compliance with any portion of this Clause unenforceable by the Borrower, the Borrower will refrain from taking any measures which violate Sanctions applicable thereto.

EXHIBIT 10.9

27.31	Limitation of liability of the Lead Bank

Each party hereto acknowledges and agrees that the Lead Bank:

(a)	owes no duties to the Senior Lenders or any other party hereto; and

(b)	shall not be liable to the Senior Lenders or any other party hereto for any action or inaction taken by it.

28	[RESERVED]

29	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement other than Clause 13.4 (Tax Credit), Clause 13.5 (Status of Senior Lenders) and Clause 13.8 (FATCA information) will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30	SHARING AMONG THE FINANCE PARTIES

If a Finance Party (a “Recovering Finance Party”) receives or recovers (including by way of set-off) any amount from the Borrower other than in accordance with Clause 34 (Payment and Account Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent (or, following a Declared Default, the Collateral Agent);

(b)	the Facility Agent (or, following a Declared Default, the Collateral Agent) shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Custodian or the Account Bank and distributed in accordance with Clause 34 (Payment and Account Mechanics), without taking account of any Tax which would be imposed on the Custodian or the Account Bank in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent (or, following a Declared Default, the Collateral Agent), pay to the Facility Agent (or, following a Declared Default, the Collateral Agent) an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent (or, following a Declared Default, the Collateral Agent) determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34 (Payment and Account Mechanics).

EXHIBIT 10.9

31	PARENT TURNOVER OF NON-PERMITTED RECOVERIES

31.1	Payments to Parent

The Parent agrees that it will not receive any payment from the Borrower (or from any other Party on behalf of the Borrower pursuant to the Finance Documents) other than in accordance with the Priorities of Payments or as otherwise provided in the Finance Documents.

32	[RESERVED]

33	[RESERVED]

EXHIBIT 10.9

SECTION 11

ADMINISTRATION

34	PAYMENT AND ACCOUNT MECHANICS

34.1	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.2	Payments to the Facility Agent

(a)	On each date on which the Borrower or a Senior Lender is required to make a payment under a Finance Document the Borrower or Senior Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

34.3	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 34.5 (Clawback and pre-funding) and Clause 34.4 (Distributions to the Borrower) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Senior Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

34.4	Distributions to the Borrower

The Facility Agent may (with the consent of the Borrower or in accordance with Clause 35 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.5	Clawback and pre-funding

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

EXHIBIT 10.9

(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)	If the Facility Agent has notified the Senior Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Senior Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Senior Lender in respect of a sum which it paid to a Borrower:

(i)	the Facility Agent shall notify the Borrower of that Senior Lender’s identity and the Borrower shall on demand refund it to the Facility Agent; and

(ii)	the Senior Lender by whom those funds should have been made available or, if that Senior Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Senior Lender.

34.6	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for an Advance or Unpaid Sum shall apply to each Interest Period for that Advance or Unpaid Sum.

(c)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

34.7	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which that Advance or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

EXHIBIT 10.9

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

34.8	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

34.9	Priorities of Payment

(a)	Application of Interest Proceeds

On each Payment Date or Interim Payment Date (as applicable) if no Event of Default has occurred and is continuing, the Borrower shall direct the Account Bank to disburse amounts standing to the credit of the Cash Accounts in respect of Available Interest Proceeds in accordance with:

(i)	the order of priority set out in paragraph 1.1 (Application of Available Interest Proceeds) of Schedule 6 (Priorities of Payments) (such order of priority being the “Interest Proceeds Priority of Payments”);

(ii)	paragraph 2 (FX Conversion) of Schedule 6; and

(iii)	the terms of Clause 34.12 (Interest Ledgers).

EXHIBIT 10.9

(b)	Application of Principal Proceeds

On each Payment Date or Interim Payment Date (as applicable) if no Event of Default has occurred and is continuing, the Borrower shall direct the Account Bank to disburse amounts standing to the credit of the Cash Accounts in respect of Available Principal Proceeds in accordance with:

(i)	the order of priority set out in paragraph 1.2 (Application of Available Principal Proceeds) of Schedule 6 (Priorities of Payments) (such order of priority being the “Principal Proceeds Priority of Payments”);

(ii)	paragraph 2 (FX Conversion) of Schedule 6; and

(iii)	the terms of Clause 34.11 (Principal Ledgers).

(c)	Post-Default Priority of Payments

If an Event of Default has occurred and is continuing, Available Interest Proceeds, Available Principal Proceeds and the net proceeds of any enforcement of any Security Interest shall, notwithstanding any appropriation of all or part of them by the Borrower, be credited to the relevant Cash Account and the Collateral Agent (at the direction of the Lead Bank) (as applicable) shall direct the Account Bank to make distributions in accordance with:

(i)	the order of priority set out in paragraph 1.3 (Post-Default Priority of Payments) of Schedule 6 (Priorities of Payments) (such order of priority being the “Post-Default Priority of Payments”) on the applicable date of distribution but in each case only to the extent that all payments of a higher priority have been made in full;

(ii)	paragraph 2 (FX Conversion) of Schedule 6 (Priorities of Payments); and

(iii)	the terms of Clause 34.10 (Accounts – general).

34.10	Accounts - general

(a)	The Borrower shall, prior to the date of this Agreement, procure the establishment of:

(i)	the Cash Accounts denominated in USD, EUR, GBP, CAD and AUD with the Account Bank; and

(ii)	the Custody Account with the Custodian.

(b)	Notwithstanding Clauses 34.11 (Principal Ledgers) and 34.12 (Interest Ledgers), to the extent an amount is credited to the wrong Account by mistake or an Obligor makes a single payment that is contemplated by this Agreement to be split between two or more Accounts, the Borrower shall, as soon as reasonably practicable after becoming aware of the same, procure that such mistake is rectified or that such received payment is split as necessary to reflect the crediting of Accounts otherwise contemplated by this Agreement.

EXHIBIT 10.9

34.11	Principal Ledgers

The Borrower will procure that the following amounts (“Principal Proceeds”) are paid into the Cash Account denominated in the currency of such amounts (or if there is no such Cash Account, promptly converted into the Base Currency and paid into the USD Cash Account for credit to the Principal Ledger):

(a)	all principal payments received in respect of any Collateral Obligation;

(b)	all interest and other amounts received in respect of any Defaulted Obligation;

(c)	all premiums (excluding prepayment premiums) receivable upon redemption of any Collateral Obligation at maturity or otherwise or upon exercise of any put or call option in respect thereof which is above the principal amount outstanding of any Collateral Obligation;

(d)	all fees and commissions received in connection with any Defaulted Obligation or the work-out or restructuring of any Collateral Obligation;

(e)	all Sale Proceeds received in respect of a Collateral Obligation;

(f)	all Purchased Accrued Interest;

(g)	all amounts representing the element of deferred interest (excluding, in respect of a PIK Obligation or a PIK Toggle Obligation, any interest permitted to be deferred or capitalised thereunder pursuant to the terms of its Underlying Instruments) in any payments received in respect of any Collateral Obligation;

(h)	all amounts transferred to the relevant Cash Account for credit to the Principal Ledger from any other Account pursuant to this Agreement;

(i)	any other amounts received by the Borrower which are not otherwise required to be paid into another Account;

(j)	all amounts retained for the purposes of acquisition of Collateral Obligations pursuant to the Priorities of Payment; and

(k)	the proceeds of Advances,

in each case excluding Trading Gains that the Borrower elects to credit to the Interest Ledgers on the Cash Accounts.

The Borrower shall procure payment of the following amounts (and shall ensure that payment of no other amount is made, save to the extent otherwise permitted) from amounts standing to the credit of the Principal Ledgers:

(i)	on each Payment Date or Interim Payment Date (as applicable) all amounts standing to the credit of the Principal Ledgers to the extent required for disbursement pursuant to the Principal Proceeds Priority of Payments save for:

(A)	in respect of a Payment Date or Interim Payment Date (as applicable), amounts deposited after the end of the related Collection Period; and

EXHIBIT 10.9

(B)	in respect of a Payment Date or Interim Payment Date (as applicable) and during the Investment Period, any Principal Proceeds deposited prior to the end of the related Collection Period to the extent such Principal Proceeds are permitted to be and have been designated for investment by the Borrower for a period beyond such Payment Date or Interim Payment Date (as applicable);

(ii)	on any Business Day in connection with a conversion that has been effected to cure an Expected Currency Shortfall;

(iii)	on any Business Day payment of any due and unpaid Product Fee;

(iv)	in accordance with the terms of, and to the extent permitted under, the Finance Documents, on any Business Day for use in the prepayment of the Facility by the Borrower, provided that, such use may only be permitted on no more than eight (8) occasions in any calendar year; and

(v)	in accordance with the terms of, and to the extent permitted under, the Finance Documents in the acquisition of, or advancing of funds under, Collateral Obligations including any accrued interest thereon designated to be purchased or originated with Principal Proceeds provided that, if any such acquisition is to be funded in whole or in part using the proceeds of Advances, such payments may only be made during the Investment Period; provided, further, that Principal Proceeds in one Funding Currency may only be used to acquire, or advance funds under, a Collateral Obligation denominated in the same Funding Currency.

The Borrower may at any time instruct the Account Bank to convert amounts standing to the credit of the relevant Cash Account from one Funding Currency to another.

The Borrower shall provide instructions to the Custodian to procure the disbursement of amounts standing to the credit of the relevant Cash Account, in each case in accordance with the Priorities of Payment.

34.12	Interest Ledgers

The Borrower will procure that the following amounts (“Interest Proceeds”) are paid into the Cash Account (for credit to the Interest Ledger) denominated in the currency of such amounts (or if there is no such Interest Ledger, promptly converted into the Base Currency and paid into the USD Cash Account for credit to the USD Interest Ledger):

(a)	all cash payments of interest in respect of the Collateral Obligations (other than any Purchased Accrued Interest or any amounts representing deferred interest in respect of any Collateral Obligation), together with all amounts received (A) by the Borrower by way of gross-up in respect of such interest and (B) in respect of a claim under any applicable double taxation treaty unless (and to the extent that) the Borrower has already been reimbursed by way of gross-up (including any interest received in respect of any Defaulted Obligations);

EXHIBIT 10.9

(b)	all accrued interest included in the proceeds of sale of any Collateral Obligation designated by the Borrower as Interest Proceeds;

provided that no such designation may be made in respect of:

(i)	any Purchased Accrued Interest; and

(ii)	any amounts representing deferred interest received in respect of any Collateral Obligation together with all amounts received by the Borrower by way of gross-up in respect of such interest and in respect of a claim under any applicable double taxation treaty in accordance with the Finance Documents;

(c)	all amendment and waiver fees, late payment fees, commitment fees, syndication fees, prepayment premiums and all other fees and commissions received in connection with any Collateral Obligations, including, without limitation, upon purchase or sale thereof, in each case, to the extent not constituting Principal Proceeds;

(d)	any amounts of interest in respect of the Accounts;

(e)	in respect of a PIK Obligation or a PIK Toggle Obligation, any interest permitted to be deferred or capitalised thereunder pursuant to the terms of its Underlying Instruments;

(f)	any Trading Gains that the Borrower elects to credit to the Interest Ledger on that Cash Account; and

(g)	all amounts credited to the Interest Ledger from any other ledger or Account pursuant to this Agreement.

The Borrower shall procure payment of the following amounts (and shall ensure that payment of no other amount is made, save to the extent otherwise permitted) out of amounts standing to the credit of the Interest Ledgers:

(i)	on each Payment Date or Interim Payment Date (as applicable) all amounts standing to the credit of the Interest Ledgers to the extent required for disbursement pursuant to the Interest Proceeds Priority of Payments, save in respect of any Payment Date or Interim Payment Date (as applicable) for amounts deposited after the end of the related Collection Period;

(ii)	on any Business Day in connection with a conversion that has been effected to cure an Expected Currency Shortfall;

(iii)	at any time any amount representing interest received in respect of a Collateral Obligation and accrued at the time of acquisition thereof that the Borrower is required to pay to the seller thereof;

(iv)	in accordance with the terms of, and to the extent permitted under, the Finance Documents, upon two (2) Business Days’ notice by the Borrower to the Lead Bank, on any Business Day, any amounts for payment to the Borrower (which the Borrower may in its sole discretion distribute to the Parent as a dividend) necessary to pay expenses, hedging costs and management fees incurred by the Parent, provided that, such use may only be permitted if the following conditions are satisfied as of such date, after giving effect to the transfer:

EXHIBIT 10.9

(A)	each of the Senior Loan Tests and the Sequential Amortisation Tests is satisfied;

(B)	no material adverse change to the Aggregate Borrowing Base is expected to occur prior to the following Determination Date; and

(C)	the maximum aggregate amount (on a quarterly basis) may not exceed 1.0 per cent. of the Aggregate Outstanding Senior Loan Amount (calculated as of the prior Determination Date), or such other amount as may be agreed to by the Majority Senior Lenders with their prior written consent,

(together, the “Intra-Period Distribution Conditions”); and

(v)	on any Business Day to make a Permitted Distribution.

The Borrower shall provide instructions to the Account Bank to procure the disbursement of amounts standing to the credit of the Interest Ledgers, in each case in accordance with the Priorities of Payment.

34.13	Interim Payment Dates

(a)	Designation of Interim Payment Date

On not more than two (2) occasions in aggregate with any Permitted Distributions during any calendar year and with at least seven Business Days’ prior written notice thereof to the Lead Bank (with a copy to the Collateral Administrator), the Borrower may request that Available Interest Proceeds and Available Principal Proceeds be applied pursuant to the applicable Priorities of Payments on any Business Day which is not a Payment Date (an “Interim Payment Date”) by providing to the Lead Bank (with a copy to the Collateral Administrator) a written request (such request, an “IDD Request”) specifying the following:

(i)	the proposed determination date for such Interim Payment Date (the “Interim Determination Date”);

(ii)	the Interim Payment Date;

(iii)	confirmation that each of the following conditions have been or will be satisfied:

(A)	any amounts that will remain on deposit in the Cash Accounts (after giving effect to such distribution) together with any amounts due to be received on the Collateral Obligations prior to the next succeeding Payment Date will be sufficient to make all required payments pursuant to clauses (a) through (j) of the Interest Proceeds Priorities of Payment and clauses (a) through (d) of the Principal Proceeds Priorities of Payment on the next succeeding Payment Date (as certified by the Borrower via the Portfolio Monitoring Report to the satisfaction of the Lead Bank); and

EXHIBIT 10.9

(B)	no Default or Event of Default has occurred and is continuing (or would occur as a result of the designation of such Interim Payment Date) and the Sequential Amortisation Tests are satisfied both prior and after giving effect to such Interim Payment Date.

Upon receipt of a duly completed IDD Request, the Lead Bank shall notify the Facility Agent and the Collateral Administrator of the proposed Interim Determination Date and thereafter such date shall be treated as an Interim Determination Date for all purposes hereunder.

(b)	Provision of Information on Interim Determination Date

On the Interim Determination Date, the Borrower shall deliver the following (the “IDD Documents”) to the Lead Bank, the Facility Agent and the Collateral Administrator:

(i)	a duly completed Portfolio Monitoring Report; and

(ii)	written confirmation that each of the conditions specified in Clause 34.13(a)(iii) are satisfied and will continue to be satisfied both before and after the application of funds on the Interim Payment Date.

Upon receipt of the IDD Documents, the Lead Bank shall confirm to the Borrower and the Facility Agent that the requirements of this Clause 34.13(b) (Provision of Information on Interim Determination Date) have been satisfied, that the proposed Interim Payment Date should be designated as an Interim Payment Date and that the Borrower should procure the application of Available Interest Proceeds and Available Principal Proceeds in accordance with the applicable Priority of Payments on such Interim Payment Date.

34.14	Collateral Obligations and Custody Account

The Borrower shall procure that all Collateral Obligations in the form of a security cleared in a clearing system shall be held in the Custody Account and that any monies deriving therefrom are credited to the applicable Cash Account(s) directly or promptly following their receipt into the Custody Account.

35	SET-OFF

The Finance Parties may not combine, consolidate or merge all or any of the Borrower’s accounts with, and liabilities to, the Finance Parties and not to set off or transfer any sum standing to the credit of any such accounts in or towards satisfaction of any of the Borrower’s liabilities under the Finance Documents save for any set-off expressly permitted by the Finance Documents. If the obligations in respect of a set-off are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

EXHIBIT 10.9

36	NOTICES

36.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter.

36.2	Addresses

The address and email (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is at set out below:

Borrowers:

(1)	Partners Group BDC Finance I, LLC

Address:	c/o Partners Group USA, Inc.
1114 Avenue of the Americas, 37th Floor
New York, New York 10036

Attention:	Company Services

Email:	pgadmin@partnersgroup.com;
loanmanagement@partnersgroup.com (in respect of loan operations)

With a copy to:

Address:	c/o Partners Group AG
Zugerstrasse 57
CH-6341 Baar-Zug
Switzerland

Attention:	Treasury Team

Email:	pgadmin@partnersgroup.com; pgadmin.SPI@partnersgroup.com

(2)	Partners Group Revolver Pooling BDC, LLC

Address:	c/o Partners Group USA, Inc.
1114 Avenue of the Americas, 37th Floor
New York, New York 10036

Attention:	Company Services

Email:	pgadmin@partnersgroup.com;
loanmanagement@partnersgroup.com (in respect of loan operations)

EXHIBIT 10.9

With a copy to:

Address:	c/o Partners Group AG
Zugerstrasse 57
CH-6341 Baar-Zug
Switzerland

Attention:	Treasury Team

Email:	pgadmin@partnersgroup.com; pgadmin.SPI@partnersgroup.com

Facility Agent:

State Street Bank and Trust Company

Address:	1776 Heritage Drive – Mail Stop: JAB0527
North Quincy, Massachusetts 02171

Attention:	Structured Trust & Analytics

Email:	StructuredTrustandAnalytics@StateStreet.com

Collateral Agent:

State Street Bank and Trust Company

Address:	1776 Heritage Drive – Mail Stop: JAB0527
North Quincy, Massachusetts 02171

Attention:	Structured Trust & Analytics

Email:	StructuredTrustandAnalytics@StateStreet.com

Senior Lender, Arranger and Lead Bank:

NatWest Markets Plc

Address:	250 Bishopsgate
London EC2M 4AA
United Kingdom

Attention:	CLO Structuring Desk

Email:	NWMPrivateFinanceFacilitySupport@natwestmarkets.com;

with a copy to:

secsupportconduit@natwestmarkets.com

EXHIBIT 10.9

Account Bank, Custodian and Collateral Administrator:

State Street Bank and Trust Company

Address:	1776 Heritage Drive – Mail Stop: JAB0527
North Quincy, Massachusetts 02171

Attention:	Structured Trust & Analytics

Email:	StructuredTrustandAnalytics@StateStreet.com

Parent:

Partners Group Lending Fund, LLC

Address:	1114 Avenue of the Americas, 37th Floor
New York, New York 10036

Attention:	Company Services

Email:	pgadmin@partnersgroup.com;
loanmanagement@partnersgroup.com (in respect of loan operations)

With a copy to:

Address:	c/o Partners Group AG
Zugerstrasse 57
CH-6341 Baar-Zug
Switzerland

Attention:	Treasury Team

Email:	pgadmin@partnersgroup.com; pgadmin.SPI@partnersgroup.com

or any substitute address, email address or department or officer as the Party may notify to the other Parties by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, on the date of dispatch; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Facility Agent, the Collateral Administrator, the Custodian, the Account Bank or the Collateral Agent will be effective only when actually received by the Facility Agent, the Collateral Administrator, the Custodian, the Account Bank or the Collateral Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s, the Collateral Administrator’s, the Custodian’s, the Account Bank’s or the Collateral Agent’s notice details above (or any substitute department or officer as the Facility Agent, the Collateral Administrator, the Custodian, the Account Bank or the Collateral Agent shall specify for this purpose).

EXHIBIT 10.9

(c)	All notices between the Senior Lenders and the Borrower shall be sent through the Facility Agent.

(d)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 pm local time in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and email address

Promptly upon changing its address or email address, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)	Subject to paragraph (e) below, any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; provided that any communications to the Facility Agent by electronic means shall be of a .pdf (or other similar file) of an executed document.

(b)	Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(d)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5.

(e)	The Facility Agent agrees to accept and act upon instructions, certifications or directions or similar communications pursuant to this Agreement sent by unsecured email or other similar unsecured electronic methods. If such person elects to give the Facility Agent instructions by an electronic method and the Facility Agent in its discretion elects to act upon such instructions, the Facility Agent’s reasonable understanding of such instructions shall be deemed controlling. The Facility Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Facility Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

EXHIBIT 10.9

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

EXHIBIT 10.9

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent or the Collateral Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention and interest calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (and in the case of GBP, CAD and AUD, 365 days); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of interest, commission or fee which is, or becomes, payable by the Borrower under a Finance Document shall be rounded to two decimal places.

38	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

EXHIBIT 10.9

40	AMENDMENTS AND WAIVERS

40.1	Required consents

(a)	Subject to Clause 40.2 (All Senior Lender matters), any term of the Finance Documents may be amended or waived only in writing with the consent of the Majority Senior Lenders and the Borrower and any such amendment or waiver will be binding on all Parties; provided that no term of any Finance Document which relates to the rights or obligations of the Facility Agent, the Collateral Agent, the Collateral Administrator, the Custodian or the Account Bank may be amended or waived without the prior written consent of the Facility Agent, the Collateral Agent, the Collateral Administrator, the Custodian or the Account Bank, as applicable.

(b)	The Facility Agent may effect, on behalf of any Senior Lender, any amendment or waiver permitted by this Clause 40 (Amendments and Waivers).

(c)	Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 27.7 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

40.2	All Senior Lender matters

An amendment, waiver or (in the case of the Transaction Security) a consent of, or in relation to, any term of a Finance Document that has the effect of changing or which relates to:

(a)	the definitions of “Lead Bank”, “Majority Senior Lenders” or “Supermajority Senior Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents other than as provided for in the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest (including by way of a change to the definition of “Rate Switch CAS”), fees or commission payable (including in each case by way of any amendment to or supplement of the Reference Rate Supplement or Compounding Methodology Supplement);

(d)	a change in currency of payment of any amount under the Finance Documents;

EXHIBIT 10.9

(e)	an increase in any Commitment or the Available Facility, an extension of the Investment Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to the Borrower other than in accordance with Clause 26 (Changes to the Borrower);

(g)	any provision which expressly requires the consent of all the Senior Lenders;

(h)	any change to the definition of “Maximum Advance Rate” or “Material Modification” or “Sequential Amortisation Test”;

(i)	Clause 24.16 (Liquidation Procedure), Clause 25 (Changes to the Senior Lenders), Clause 34 (Payment and Account Mechanics), Clause 30 (Sharing among the Finance Parties), this Clause 40 (Amendments and Waivers), Clause 47 (Governing Law) or Clause 48.1 (Jurisdiction);

(j)	any change to the definition of “Sanctioned Country”, “Sanctioned Person”, “Sanctions”, Clause 18.19 (Sanctions), Clause 19.9 (Sanctions) or Clause 21.14 (Sanctions); or

(k)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the Security Assets; or

(ii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraph (i) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document), shall not be made, or given, without the prior consent of all the Senior Lenders.

40.3	Excluded Commitments

If any Senior Lender (or the Facility Agent on its behalf) fails to respond to such a request or such a vote pursuant to this Clause 40 within 10 Business Days of that request being made, (unless, the Borrower and the Facility Agent agree to a longer time period in relation to any request):

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitment under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitment has been obtained to approve that request; and

(b)	its status as a Senior Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Senior Lenders has been obtained to approve that request.

EXHIBIT 10.9

40.4	Replacement of Published Rate

Subject to Clause 40.1 (Required consents), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for an Advance, any amendment or waiver which relates to:

(a)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(b)	any of:

(i)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(ii)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instruction of the Majority Senior Lenders) and the Borrower.

41	CONFIDENTIAL INFORMATION

41.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

41.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and any of its or their officers, directors, employees, legal advisers, auditors, valuation agents and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

EXHIBIT 10.9

(b)	to any person:

(i)	other than a Competitor, to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent, Collateral Agent or Collateral Administrator and, in each case, to any of that person’s Affiliates, Representatives, professional advisers and valuation agents;

(ii)	other than a Competitor, with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or the Borrower and to any of that person’s Affiliates, Representatives, professional advisers and valuation agents;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 27.14 (Relationship with the other Finance Parties));

(iv)	other than a Competitor, who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above and to any of that person’s Affiliates, Representatives, professional advisers and valuation agents;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates any Security Interest (or may do so) pursuant to Clause 25.9 (Security or declaration of trust over Senior Lenders’ rights) or to whom or for whose direct or indirect benefit that Finance Party otherwise grants an interest in any of its rights under the Finance Document, and in each case to any of that person’s Affiliates, Representatives, professional advisers and valuation agents;

EXHIBIT 10.9

(viii)	who is a Party;

(ix)	to a Rating Agency; or

(x)	with the consent of the Borrower, in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii), (b)(iii) and (b)(ix) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; or

(d)	to any party that administers or enforces Sanctions (including the governments and official institutions and agencies referenced in any of parts (a) to (g) (inclusive) of the definition of “Sanctions”), such Confidential Information as may be appropriate for purposes of obtaining any licence.

EXHIBIT 10.9

41.3	Entire agreement

Subject to Clause 42 (Confidentiality of Funding Rates), this Clause 41 constitutes the entire agreement between the parties in relation to the obligations of the Finance Parties under the Finance Documents regarding confidential information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

41.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

41.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41.

41.6	Continuing obligations

The obligations in this Clause 41 are continuing and, in particular, shall survive and remain binding on each Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	in the case of a Finance Party, the date on which such Finance Party otherwise ceases to be a Finance Party.

42	CONFIDENTIALITY OF FUNDING RATES

42.1	Confidentiality and disclosure

(a)	The Facility Agent, the Collateral Administrator and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Facility Agent and the Collateral Administrator may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 9.5 (Notification of rates of interest); and

EXHIBIT 10.9

(ii)	any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a Confidentiality Undertaking.

(c)	The Facility Agent, the Collateral Administrator and the Borrower may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Senior Lender.

42.2	Related obligations

(a)	The Facility Agent and the Borrower acknowledge that each Funding Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

EXHIBIT 10.9

(b)	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Senior Lender:

(i)	of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 42.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 42.

42.3	Failure to comply with clause

No Event of Default will occur under Clause 24.3 (Breach of non-payment obligations) by reason only of the Borrower’s failure to comply with this Clause 42.

43	DISCLOSURE OF SENIOR LENDER DETAILS BY FACILITY AGENT

43.1	Supply of Senior Lender details to Borrower

The Facility Agent shall provide to the Borrower, within three Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Senior Lenders as at the date of that request, their respective Commitments, the address (and the department or officer, if any, for whose attention any communication is to be made) of each Senior Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Senior Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Senior Lender for any payment to be distributed by the Facility Agent to that Senior Lender under the Finance Documents.

43.2	Supply of Senior Lender details to other Senior Lenders

If a Senior Lender (a “Disclosing Senior Lender”) indicates to the Facility Agent that the Facility Agent may do so, the Facility Agent shall disclose that Senior Lender’s name and Commitment to any other Senior Lender that is, or becomes, a Disclosing Senior Lender.

44	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, whether by hand, electronically or otherwise, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

EXHIBIT 10.9

45	INTEGRATION

This Agreement and the other Finance Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

46	THIRD PARTY BENEFICIARIES

This Agreement is not intended to and shall not be construed to give any third party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

EXHIBIT 10.9

SECTION 12

GOVERNING LAW AND ENFORCEMENT AND LIMITED RECOURSE AND NON-PETITION

47	GOVERNING LAW

THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT (EXCEPT, AS TO ANY OTHER FINANCE DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

48	ENFORCEMENT

48.1	Jurisdiction

(a)	EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT (OTHER THAN ANY FINANCE DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE FACILITY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT WITH REGARD TO THE ENFORCEMENT OF ITS RIGHTS WITH RESPECT TO THE SECURITY AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)	EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS CLAUSE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

EXHIBIT 10.9

48.2	Service of process

EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN CLAUSE 36. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

48.3	Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE.

49	LIMITED RECOURSE AND NON-PETITION

49.1	No proceedings and limited recourse

(a)	Each of the parties (other than the Borrower) to each Finance Document hereby agrees that:

(i)	it will not institute, or join any other Person in instituting, against the Borrower any proceeding of the type referred to in the definition of Insolvency Event but without prejudice to the Collateral Agent’s right to enforce and/or realise the Transaction Security pursuant to the Finance Documents, including appointing a Receiver; and

(ii)	notwithstanding anything contained in such Finance Document or in any other Finance Document to the contrary, the obligations of the Borrower under the Finance Documents are solely the corporate obligations of the Borrower and shall be payable solely to the extent of funds which are received by the Borrower pursuant to the Finance Documents and available for such payment in accordance with the Priorities of Payment and shall be non-recourse other than with respect to such available funds and, without limiting this Clause 49.1 (No proceedings and limited recourse), if ever and until such time as the Borrower has sufficient funds to pay such obligation shall not constitute a claim against the Borrower;

EXHIBIT 10.9

(b)	no recourse under any obligation, covenant or agreement of any party contained in such Finance Document shall be had against any incorporator, stockholder, shareholder, officer, director, member, manager, employee or agent of such party or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the obligations of each such party under such Finance Document are solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any party hereto, or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such party contained in such Finance Document, or implied therefrom, and that any and all personal liability for breaches by any party of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of such Finance Document; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of grossly negligent or fraudulent actions taken or grossly negligent or fraudulent omissions made by them; and

(c)	each Secured Party agrees with the Borrower that:

(i)	notwithstanding any other provision of any Finance Document, all obligations of the Borrower to such Secured Party are limited in recourse as set out below;

(ii)	it will have a claim only in respect of the Security Property and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Borrower’s other assets or its contributed capital;

(iii)	sums payable to such Secured Party in respect of the Borrower’s obligations to such Secured Party shall be limited to the lesser of (A) the aggregate amount of all sums due and payable to such Secured Party and (B) the aggregate amounts received, realised or otherwise recovered by or for the account of the Borrower in respect of the Security Property whether pursuant to enforcement of the Transaction Security or otherwise, net of any sums which are payable by the Borrower in accordance with the applicable Priorities of Payment in priority or pari passu with sums payable to such Secured Party; and

EXHIBIT 10.9

(iv)	upon the Collateral Agent giving written notice to the Secured Parties that it has been instructed by the Majority Senior Lenders that there is no reasonable likelihood of there being any further realisations in respect of the Security Property (whether arising from an enforcement of the Security Property or otherwise), which would be available to pay unpaid amounts outstanding to the Secured Parties, the Secured Parties shall have no further claim against the Borrower in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full.

49.2	Survival

The obligations in this Clause 49 are continuing and, in particular, shall survive termination of this Agreement.

50	CONTRACTUAL RECOGNITION OF BAIL-IN

50.1	Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

50.2	In this Clause 50 (Contractual recognition of bail-in):

(a)	“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(b)	“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

(c)	“Bail-In Legislation” means:

(i)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(ii)	in relation to the United Kingdom, the UK Bail-In Legislation.

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(c)	“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

(d)	“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

(e)	“Resolution Authority” means anybody which has authority to exercise any Write-down and Conversion Powers.

(f)	“UK Bail-In Legislation” means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(g)	“Write-down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(ii)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

EXHIBIT 10.9

PARENT

Signed by

PARTNERS GROUP LENDING FUND, LLC

/s/ Brian Igoe
Authorised Signatory
Name: Brian Igoe

/s/ Lan-Ping Wu
Authorised Signatory
Name: Lan-Ping Wu

BORROWERS

Signed by

PARTNERS GROUP BDC FINANCE I, LLC

/s/ Brian Igoe
Authorised Signatory
Name: Brian Igoe

/s/ Lan-Ping Wu
Authorised Signatory
Name: Lan-Ping Wu

EXHIBIT 10.9

PARTNERS GROUP REVOLVER POOLING BDC, LLC

By: Partners Group Lending Fund, LLC, its sole member

/s/ Brian Igoe
Authorised Signatory
Name: Brian Igoe

/s/ Lan-Ping Wu
Authorised Signatory
Name: Lan-Ping Wu

NWM/PG – Signature pages to the Facility Agreement (USD)

EXHIBIT 10.9

FACILITY AGENT

SIGNED for and on behalf of

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brian peterson
Name: Brian Peterson
Title: Vice President

NWM/PG – Signature pages to the Facility Agreement (USD)

EXHIBIT 10.9

COLLATERAL AGENT

SIGNED for and on behalf of

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

NWM/PG – Signature pages to the Facility Agreement (USD)

EXHIBIT 10.9

ARRANGER, ORIGINAL SENIOR LENDER AND LEAD BANK

Executed by and on behalf of

NATWEST MARKETS PLC

By:	/s/ Etienne Pecnard
Name: Etienne Pecnard
Title: Authorised Signatory

NWM/PG – Signature pages to the Facility Agreement (USD)

EXHIBIT 10.9

ACCOUNT BANK, CUSTODIAN AND COLLATERAL ADMINISTRATOR

SIGNED for and on behalf of

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Brian Peterson
Name: Brian Peterson
Title: Vice President

NWM/PG – Signature pages to the Facility Agreement (USD)